                       AMENDED AND RESTATED CREDIT AGREEMENT

                                       among

                              SOFTWARE SPECTRUM, INC.
                                    as Borrower,

                             THE CHASE MANHATTAN BANK,
                              as Administrative Agent

                     CHASE BANK OF TEXAS, NATIONAL ASSOCIATION,
                                as Collateral Agent,

                                        and
                              the lenders named herein


                                   11 March 1998

                                  TABLE OF CONTENTS

                                                                           Page

ARTICLE 1 - Definitions                                                      1
     Section 1.1    Definitions                                              1
     Section 1.2    Other Definitional Provisions                           17
     Section 1.3    Accounting Terms and Determinations                     17
     Section 1.4    Time of Day                                             18

ARTICLE 2 - Revolving Credit Facility                                       18
     Section 2.1    Revolving Commitments                                   18
     Section 2.2    Revolving Notes                                         18
     Section 2.3    Repayment of Revolving Loans                            19
     Section 2.4    Use of Proceeds                                         19
     Section 2.5    Revolving Commitment Fee                                19
     Section 2.6    Reduction or Termination of Revolving Commitments       19
     Section 2.7    Letters of Credit                                       19
            (a)     Commitment to Issue                                     19
            (b)     Letter of Credit Request Procedure                      20
            (c)     Letter of Credit Fees                                   20
            (d)     Funding of Drawings                                     20
            (e)     Reimbursements                                          21
            (f)     Reimbursement Obligations Absolute                      21
            (g)     Issuer Responsibility                                   22

ARTICLE 3 - Interest and Fees                                               23
     Section 3.1    Interest Rate                                           23
     Section 3.2    Determinations of Margins and Fees                      23
     Section 3.3    Payment Dates                                           24
     Section 3.4    Default Interest                                        24
     Section 3.5    Conversions and Continuations of Accounts               25
     Section 3.6    Computations                                            25

ARTICLE 4 - Administrative Matters                                          25
     Section 4.1    Borrowing Procedure                                     25
            (a)     Formal Borrowing Request                                25
            (b)     Automatic Borrowing                                     26
     Section 4.2    Minimum Amounts                                         26
     Section 4.3    Certain Notices                                         26
     Section 4.4    Prepayments                                             27
            (a)     Mandatory                                               27
            (b)     Control of Cash and Application to Obligations          27
            (c)     Optional                                                28
     Section 4.5    Method of Payment                                       28
     Section 4.6    Weekly Settlement Among Banks; Pro Rata Treatment       29
     Section 4.7    Sharing of Payments                                     30
     Section 4.8    Non-Receipt of Funds by the Administrative Agent        31

     Section 4.9    Withholding Taxes                                       31
     Section 4.10   Withholding Tax Exemption                               31
     Section 4.11   Participation and Settlement Obligations Absolute;
                    Failure to Fund   Participation or Settlement.          32
     Section 4.12   Collateral Account                                      32

ARTICLE 5 - Yield Protection and Illegality                                 33
     Section 5.1    Additional Costs                                        33
     Section 5.2    Limitation on Libor Accounts                            34
     Section 5.3    Illegality                                              35
     Section 5.4    Treatment of Affected Revolving Loans                   35
     Section 5.5    Compensation                                            35
     Section 5.6    Capital Adequacy                                        36

ARTICLE 6 - Conditions Precedent                                            36
     Section 6.1    Effectiveness of Agreement; Initial Loan                36
            (a)     Resolutions                                             37
            (b)     Incumbency Certificate                                  37
            (c)     Articles of Incorporation                               37
            (d)     Bylaws                                                  37
            (e)     Governmental Certificates                               37
            (f)     Revolving Notes                                         37
            (g)     Acknowledgment                                          37
            (h)     Collateral                                              37
            (i)     Opinion of Counsel                                      38
            (j)     Prior Agreement Interest                                38
            (k)     Fees                                                    38
            (l)     Borrowing Base Report                                   38

            (m)     Projections                                             38
            (n)     Financial Statement                                     38
            (o)     Attorneys' Fees and Expenses                            38
     Section 6.2    All Revolving Loans and Letters of Credit               38
            (a)     No Default                                              38
            (b)     Representations and Warranties                          38
            (c)     Additional Documentation                                39

ARTICLE 7 - Representations and Warranties                                  39
     Section 7.1    Corporate Existence                                     39
     Section 7.2    Financial Statements; Projections.                      39
            (a)     Financial Statements                                    39
            (b)     Projections                                             39
     Section 7.3    Corporate Action; No Breach                             40
     Section 7.4    Operation of Business                                   40
     Section 7.5    Litigation and Judgments                                40
     Section 7.6    Rights in Properties; Liens                             40
     Section 7.7    Enforceability                                          40
     Section 7.8    Approvals                                               40
     Section 7.9    Debt                                                    41
     Section 7.10   Taxes                                                   41
     Section 7.11   Margin Securities                                       41
     Section 7.12   ERISA                                                   41
     Section 7.13   Disclosure                                              41
     Section 7.14   Subsidiaries                                            42
     Section 7.15   Agreements                                              42
     Section 7.16   Compliance with Laws                                    42
     Section 7.17   Investment Company Act                                  42
     Section 7.18   Public Utility Holding Company Act                      42
     Section 7.19   Environmental Matters                                   42
     Section 7.20   Solvency                                                43
     Section 7.21   Benefit Received                                        43
     Section 7.22   Material Subsidiaries                                   44

ARTICLE 8 - Positive Covenants                                              44
     Section 8.1    Reporting Requirements                                  44
            (a)     Annual Financial Statements                             44
            (b)     Quarterly Financial Statements                          44
            (c)     Compliance Certificate                                  44
            (d)     Borrowing Base Report                                   44
            (e)     Receivable Reporting                                    45
            (f)     Annual Projections                                      45
            (g)     Management Letters                                      45
            (h)     Notice of Litigation                                    45
            (i)     Notice of Default                                       45
            (j)     ERISA Reports                                           45
            (k)     Reports to Other Creditors                              46
            (l)     Notice of Material Adverse Effect                       46

            (m)     Proxy Statements, Etc.                                  46
            (n)     General Information                                     46
     Section 8.2    Maintenance of Existence; Conduct of Business           46
     Section 8.3    Maintenance of Properties                               46
     Section 8.4    Taxes and Claims                                        46
     Section 8.5    Insurance                                               47
     Section 8.6    Inspection Rights; Receivable Verification              47
     Section 8.7    Keeping Books and Records                               47
     Section 8.8    Compliance with Laws                                    47
     Section 8.9    Compliance with Agreements                              47
     Section 8.10   Further Assurances; Collateral Matters; Exceptions
                    to Perfection.                                          47
            (a)     Further Assurance and Exceptions to Perfection          48
            (b)     Material Subsidiary Pledge                              48
            (c)     Borrower Pledge of Subsidiary Stock                     49
     Section 8.11   ERISA                                                   49

ARTICLE 9 - Negative Covenants                                              49
     Section 9.1    Debt                                                    49
     Section 9.2    Limitation on Liens and Restrictions on Subsidiaries    52
     Section 9.3    Mergers, Etc                                            53
     Section 9.4    Restrictions on Dividends and other Distributions       54
     Section 9.5    Investments                                             55
     Section 9.6    Limitation on Issuance of Capital Stock                 57
     Section 9.7    Transactions With Affiliates                            57
     Section 9.8    Disposition of Assets                                   57
     Section 9.9    Lines of Business                                       57
     Section 9.10   Prepayment of Debt                                      57
     Section 9.11   Sale Leaseback                                          57

ARTICLE 10 - Financial Covenants                                            58
     Section 10.1   Consolidated Net Worth                                  58
     Section 10.2   Interest Coverage                                       58
     Section 10.3   Capital Expenditure Limits                              59
     Section 10.4   Net Income                                              59

ARTICLE 11 - Default                                                        59
     Section 11.1   Events of Default                                       59
     Section 11.2   Remedies                                                61
            (a)     Acceleration                                            61
            (b)     Termination of Revolving Commitments                    62
            (c)     Judgment                                                62
            (d)     Foreclosure                                             62
            (e)     Rights                                                  62
     Section 11.3   Cash Collateral                                         62
     Section 11.4   Performance by the Agents                               62
     Section 11.5   Setoff                                                  63
     Section 11.6   Continuance of Default.                                 63

ARTICLE 12 - The Agents                                                     63
     Section 12.1   Appointment of Administrative Agent; Powers             63
     Section 12.2   Appointment of Collateral Agent; Powers                 63
     Section 12.3   Immunities                                              63
     Section 12.4   Rights of Each Agent as a Bank                          64
     Section 12.5   Defaults                                                64
     Section 12.6   Indemnification                                         64
     Section 12.7   Independent Credit Decisions                            65
     Section 12.8   Several Commitments                                     66
     Section 12.9   Successor Agents                                        66
     Section 12.10  Agent Fee.                                              66
     Section 12.11  Lockbox and other Deposit Accounts                      66

ARTICLE 13 - Miscellaneous                                                  67
     Section 13.1   Expenses                                                67
     Section 13.2   Indemnification                                         68
     Section 13.3   Limitation of Liability                                 69
     Section 13.4   No Duty                                                 69
     Section 13.5   No Fiduciary Relationship                               69
     Section 13.6   Equitable Relief                                        69
     Section 13.7   No Waiver; Cumulative Remedies                          69
     Section 13.8   Successors and Assigns                                  70
            (a)     Binding Effect                                          70
            (b)     Participations                                          70
            (c)     Assignments                                             70
            (d)     Information                                             71
            (e)     Pledge to Federal Reserve                               71
     Section 13.9   Survival                                                72
     Section 13.10  Entire Agreement Amendment and Restatement              72
     Section 13.11  Amendments                                              73
     Section 13.12  Maximum Interest Rate                                   74
     Section 13.13  Notices                                                 74
     Section 13.14  Governing Law                                           75
     Section 13.15  Counterparts                                            75
     Section 13.16  Severability                                            75
     Section 13.17  Headings                                                75
     Section 13.18  Non-Application of Chapter 346 of the Texas             75
                    Finance Code
     Section 13.19  Construction                                            75
     Section 13.20  Independence of Covenants                               75
     Section 13.21  Waiver of Jury Trial                                    75
     Section 13.22  Standard of Reasonableness.                             75

        EXHIBIT                  DESCRIPTION OF EXHIBIT

          "A"          Revolving Note
          "B"          Borrowing Base Report
          "C"          Assignment and Acceptance
          "D"          Compliance Certificate
          "E"          Borrower Pledge Agreement


                                 INDEX TO SCHEDULES


          SCHEDULE               DESCRIPTION OF SCHEDULE

          1.1 (a)      Revolving Commitments
          1.1 (b)      Existing Letters of Credit
          1.1 (c)      Closing Date Adjustments
          7.14         List of Subsidiaries
          9.1          Debt
          9.2          Existing Liens
          9.5          Existing Investments

                        AMENDED AND RESTATED CREDIT AGREEMENT

     THIS AMENDED AND RESTATED CREDIT AGREEMENT (the "AGREEMENT"), dated as of March 11, 1998, is among SOFTWARE SPECTRUM, INC., a corporation duly organized and validly existing under the laws of the State of Texas (the "BORROWER"), each of the banks or other lending institutions which is or which may from time to time become a signatory hereto or any successor or assignee thereof (individually, a "BANK" and, collectively, the "BANKS"), THE CHASE MANHATTAN BANK, individually as a Bank and as administrative agent for itself and the other Banks (in its capacity as administrative agent, together with its successors in such capacity "ADMINISTRATIVE AGENT") and CHASE BANK OF TEXAS, NATIONAL ASSOCIATION (formerly known as Texas Commerce Bank National Association), individually as a Bank and as collateral agent for itself and the other Banks (in its capacity as collateral agent, together with its successors in such capacity, the "COLLATERAL AGENT").

                                  R E C I T A L S:

     The Borrower and Texas Commerce Bank National Association (now known as Chase Bank of Texas, National Association), as agent and as the only lender, previously entered into that certain Credit Agreement dated as of May 3, 1996 (as the same has been amended, herein referred to as the "PRIOR AGREEMENT"). Through various assignments, the interest of Chase Bank of Texas, National Association as a Bank in the Prior Agreement has been assigned to the Banks. Borrower, the Banks, the Collateral Agent and the Administrative Agent now desire to enter into this Agreement to amend and restate the Prior Agreement in its entirety.

     NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:


                                      ARTICLE 1

                                     DEFINITIONS


Section 1.1 DEFINITIONS. As used in this Agreement, the following terms have the following meanings:

     "ACCOUNT" means either a Base Rate Account or a Libor Account.

     "ADDITIONAL COSTS" has the meaning specified in Section 5.1.

     "ADJUSTED LIBOR RATE" means, for any Libor Account for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) determined by the Administrative Agent to be equal to the Libor Rate for such Libor Account for such Interest Period divided by 1 minus the Reserve Requirement for such Libor Account for such Interest Period.

     "ADJUSTMENT DATE" has the meaning set forth in Section 3.2.

     "ADMINISTRATIVE AGENT" has the meaning set forth in the introductory paragraph of this Agreement.

     "AFFILIATE" means, as to any Person, any other Person (a) that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, such Person; (b) that directly or indirectly beneficially owns or holds five percent (5%) or more of any class of voting stock of such Person; or (c) five percent (5%) or more of the voting stock of which is directly or indirectly beneficially owned or held by the Person in question. The term "control" means the possession, directly or indirectly, of the power to direct or cause direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise; PROVIDED, HOWEVER, in no event shall either Agent or any Bank be deemed an Affiliate of the Borrower or any Subsidiary.

     "AGENTS" means the Administrative Agent and the Collateral Agent.

     "AGREEMENT" has the meaning set forth in the introductory paragraph of this Agreement.

     "ANNUAL PROJECTIONS" means Borrower's consolidated forecasted profit and loss statement, balance sheet, and statement of cash flow prepared on a basis consistent with Borrower's historical financial statements, together with appropriate supporting details and a statement of underlying assumptions.

     "APPLICABLE LENDING OFFICE" means for each Bank and each Type of Account, the lending office of such Bank (or of an Affiliate of such Bank) designated for such Account below its name on the signature pages hereof or such other office of such Bank (or of an Affiliate of such Bank) as such Bank may from time to time specify to the Borrower and the Administrative Agent as the office by which its Revolving Loans subject to Accounts of such Type are to be made and maintained.

     "APPLICABLE RATE" has the meaning set forth in Section 3.1.

     "APPROVED FOREIGN ACCOUNT DEBTOR" has the meaning set forth in the Eligible Account definition.

     "ASSIGNMENT AND ACCEPTANCE" means an assignment and acceptance entered into by a Bank and its assignee and accepted by the Administrative Agent pursuant to
Section 13.8, in substantially the form of Exhibit "C" hereto.

     "AVAILABLE CASH" has the meaning set forth in subsection 4.4(b).

     "BANK" has the meaning set forth in the introductory paragraph of this Agreement.

     "BASE MARGIN" has the meaning specified in Section 3.2.

     "BASE RATE" means, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect for such day plus one-half percent (1/2%), or (c) the Base CD Rate in effect for such day plus one percent (1%). For purposes of this Agreement, any change in the Base Rate due to a change in the Prime Rate, Federal Funds Effective Rate or the Base CD Rate shall be effective on the effective date of such change in the Prime
Rate, Federal Funds Effective Rate or the Base CD Rate, respectively. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive and binding, absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate or Base CD Rate, or both, for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms hereof, the Base Rate shall be determined without regard to clause (b) or (c), or both, as appropriate, until the circumstances giving rise to such inability no longer exist. As used in this definition, the following terms shall have the following meanings:

     "ASSESSMENT RATE" shall mean the annual assessment rate (net of refunds and rounded upwards, if necessary, to the next 1/16 of 1%) estimated by the Administrative Agent (in good faith, but in no event in excess of statutory or regulatory maximums) to be payable by the Administrative Agent to the Federal Deposit Insurance Corporation (or any successor) for insurance by such corporation (or such successor) of time deposits made in Dollars at the Administrative Agent's domestic offices during the current calendar year.

     "BASE CD RATE" shall mean the sum of (a) the product of (i) the Three-Month Secondary CD Rate and (ii) Statutory Reserves and (b) the Assessment Rate.

     "PRIME RATE" shall mean the rate of interest per annum publicly announced from time to time by The Chase Manhattan Bank, or its successor financial institution, at the Principal Office as its prime rate in effect at such time. Without notice to the Borrower or any other Person, the Prime Rate shall change automatically from time to time as and in the amount by which said prime rate shall fluctuate, with each such change to be effective as of the date of each change in such prime rate. THE PRIME RATE IS A REFERENCE RATE AND DOES NOT NECESSARILY REPRESENT THE LOWEST OR BEST RATE ACTUALLY CHARGED BY THE CHASE MANHATTAN BANK OR SUCH SUCCESSOR FINANCIAL INSTITUTION TO ANY OF ITS CUSTOMERS. THE CHASE MANHATTAN BANK OR ANY SUCH SUCCESSOR FINANCIAL INSTITUTION MAY MAKE COMMERCIAL LOANS OR OTHER LOANS AT RATES OF INTEREST AT, ABOVE AND BELOW THE PRIME RATE.

     "STATUTORY RESERVES" shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentage (including without limitation, any marginal, special, emergency or supplemental reserves) expressed as a decimal, established by the Board of Governors of the Federal Reserve System of the United States or any banking authority to which The Chase Manhattan Bank is subject with respect to the Base CD Rate for new negotiable non-personal time deposits in Dollars of over One Hundred Thousand Dollars ($100,000) with maturities approximately equal to three months. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any applicable reserve percentage.

     "THREE-MONTH SECONDARY CD RATE" shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business Day) by the Board of Governors of the Federal Reserve System of the United States through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of such Board of Governors, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m. on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Administrative Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by the Administrative Agent.

     "BASE RATE ACCOUNT" means a portion of a Revolving Loan that bears interest at a rate based upon the Base Rate.

     "BORROWER" has the meaning set forth in the introductory paragraph of this Agreement.

     "BORROWER PLEDGE AGREEMENT" means the Amended and Restated Pledge Agreement between the Borrower and Chase Bank of Texas, National Association for the benefit of itself and the Banks, and in the form attached as Exhibit "E", as the same may hereafter be amended or otherwise modified from time to time.

     "BORROWER SECURITY AGREEMENT" means the security agreement between the Borrower and Texas Commerce Bank National Association (now known as Chase Bank of Texas, National Association) for the benefit of itself and the Banks, dated as of May 3, 1996, in the form attached as Exhibit "E" to the Prior Agreement, as the same has been or may hereafter be amended or otherwise modified from time to time.

     "BORROWING AVAILABILITY" means, at any date of determination, the amount by which the lesser of the Revolving Commitments or the Borrowing Base exceed the Outstanding Revolving Credit.

     "BORROWING BASE" means, at any time and calculated without duplication based on the Borrowing Base Report most recently delivered at such time pursuant to Section 8.1(d), an amount equal to the sum of the following:

          (a) the product of the Advance Percent multiplied by the aggregate amount of Eligible Accounts of Borrower and the Domestic Granting Subsidiaries; PLUS

          (b) one hundred percent (100%) of the market value of the assets held in or pursuant to the Collateral Account; MINUS

          (c) as long as the Borrower has the ability to borrow the Short Term Bank Debt (Borrower agreeing to notify the Administrative Agent when it no longer has ability to borrow the Short Term Bank Debt) or as long as any Short Term Bank Debt is outstanding, Five Million Dollars ($5,000,000); MINUS

          (d) the aggregate amount of the reserves established by the Administrative Agent at any time and from time to time after the Closing Date, which it determines is necessary to protect the Bank's interests, such determination to be made in the Administrative Agent's judgment, in good faith and based on information which, in its judgment, supports such determination. Any establishment of reserves shall be effective on the date Borrower receives Administrative Agent's written notice of the amount thereof.

     As used in this definition, the term "ADVANCE PERCENT" means either (i) eighty percent (80%); or (ii), if no Default Exists, the Borrower requests in writing and the Borrower provides evidence to the Administrative Agent (which the Administrative Agent has determined in its judgement and in good faith to be satisfactory) that the average dilution percentage for the accounts of Borrower and the Granting Subsidiaries is equal to or less than five percent (5%) for the one hundred eighty (180) day period ending not less than thirty (30) days prior to the date of the Borrower's request under this clause (ii), eighty-five percent (85%); or (iii), if the Administrative Agent provides written notice to the Borrower that it has determined to change the Advance Percent at any time and from time to time after the Closing Date, such other percent specified in the most recent notice as the Administrative Agent may determine is necessary to protect its interests, such determination to be made in the Administrative Agent's judgment, in good faith and based on the fact that the average dilution percentage for the accounts of Borrower and the Granting Subsidiaries is greater than ten percent (10%) for a ninety (90) day period selected by the Administrative Agent ending not less than thirty (30) days prior to the date of the Administrative Agent's notice under this clause (iii). Any change in the Advance Percent shall be effective on the date five (5) days after Borrower receives the Administrative Agent's written notice of such change. As used in the foregoing definition, "average dilution percentage" shall be calculated for any period in a manner acceptable to the Administrative Agent by dividing the dilution of accounts occurring during such period by the gross sales (excluding rebills already credited to reduce dilution) for such period and multiplying the resulting quotient by 100. For purposes of the foregoing, "dilution" means any reduction in the value of accounts receivable caused by returns, write-offs, discounts, credits, allowances other than those resulting from reserves for potential losses, and/or any other non-cash offsets asserted or assertable by account debtors having the effect of reducing the value of accounts receivable; provided that in calculating any such reductions in any period, the amount of any rebill of the original account debtor which occurs within seven (7) days of the original invoice date and the amount of any rebill of the original account debtor which is rebilled in such period based on the original invoice date shall (without duplication) be credited against any such reduction.

     "BUSINESS DAY" means (a) any day excluding Saturday, Sunday, and any day which either is a legal holiday under the laws of the State of Texas or the State of New York or is a day on which banking institutions located in the State of Texas or the State of New York are closed, and (b), with respect to all borrowings, payments, Conversions, Continuations, Interest Periods, and notices in connection with Revolving Loans subject to Libor Accounts, any day which is a Business Day described in clause (a) above and which is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

     "CALCULATION PERIOD" has the meaning specified in Section 3.2.

     "CAPITAL EXPENDITURES" has the meaning set forth in Section 10.2.
     "CAPITAL LEASE OBLIGATIONS" means, as to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property, which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP. For purposes of this Agreement, the amount of such Capital Lease Obligations shall be the capitalized amount thereof, as determined in accordance with GAAP.

     "CLOSING DATE" means March 16, 1998.

     "CODE" means the Internal Revenue Code of 1986, as amended, and the regulations promulgated and rulings issued thereunder.

     "COLLATERAL" means the property in which Liens have been granted pursuant to the Borrower Security Agreement, the Borrower Pledge Agreement and the Subsidiary Security Agreements, whether such Liens are now existing or hereafter arise.

     "COLLATERAL ACCOUNT" means the deposit, brokerage or investment account or accounts established at the Collateral Agent in the name of the Collateral Agent pursuant to Section 4.12 over which the Borrower shall have no right of withdrawal except as provided in Section 4.12.

     "COLLATERAL AGENT" has the meaning set forth in the introductory paragraph of this Agreement.

     "COLLECTION ACCOUNT" shall mean a deposit account established at the Administrative Agent by the Borrower and controlled by the Administrative Agent for the benefit of the Banks in which all funds received through the Lockbox Accounts shall be deposited.

     "COMMERCIAL LETTER OF CREDIT" means a Letter of Credit issued to facilitate payment under a contract for the sale of goods.

     "COMMITMENT PERCENTAGE" means, as to any Bank, the percentage equivalent of a fraction the numerator of which is the amount of the Revolving Commitment of such Bank and the denominator of which is the aggregate amount of the Revolving Commitments of all of the Banks.

     "COMPLIANCE CERTIFICATE" means a certificate in substantially the form of Exhibit "D" properly completed and executed by the chief financial officer or other executive officer of the Borrower.

     "CONTINUE", "CONTINUATION", and "CONTINUED" shall refer to the continuation pursuant to Section 3.5 of a Libor Account as a Libor Account from one Interest Period to the next Interest Period.

     "CONVERT", "CONVERSION", and "CONVERTED" shall refer to a conversion pursuant to Section 3.5 or Article 5 of one Type of Account into the other Type of Account.

     "DAILY COLLECTION EVENT" means the occurrence of a Default or the occurrence of any event that would cause the amount of the Borrowing Availability to be less than Seven Million Five Hundred Thousand Dollars ($7,500,000) for any five (5) consecutive Business Days.
     "DAILY COLLECTION PROCEDURE" means the procedures in place under Sections
4.4 and 8.1 for the daily collection of receivables, the application thereof to the Obligations and the reporting thereof.

     "DEBT" means as to any Person at any time (without duplication): (a) all obligations of such Person for borrowed money; (b) all obligations of such Person evidenced by bonds, notes, debentures, or other similar instruments; (c) all obligations of such Person to pay the deferred purchase price of property or services, including without limitation, all obligations arising in connection with acquisitions permitted by Section 9.4 to make deferred payments, whether such deferred payments are in the form of consulting payments, noncompete payments or performance based payments but excluding any such payments to the extent they represent compensation for services actually rendered after the acquisition; (d) all Capital Lease Obligations of such Person; (e) all Debt or other obligations of others Guaranteed by such Person; (f) all obligations secured by a Lien existing on property owned by such Person, whether or not the obligations secured thereby have been assumed by such Person or are non-recourse to the credit of such Person; (g) all reimbursement obligations of such Person (whether contingent or otherwise) in respect of letters of credit, bankers' acceptances, surety or other bonds, and similar instruments; and (h) all liabilities of such Person in respect of unfunded vested benefits under any Plan.

     "DEFAULT" means an Event of Default or the occurrence of an event or condition which with notice or lapse of time or both would become an Event of Default.

     "DEFAULT RATE" means, in respect of any principal of any Revolving Loan, any Reimbursement Obligation, or any other amount payable by the Borrower under any Loan Document which is not paid when due (whether at stated maturity, by acceleration, or otherwise), a rate per annum during the period commencing on the due date until such amount is paid in full equal to the sum of two percent (2%) plus the Applicable Rate for Base Rate Accounts as in effect from time to time (provided, that if such amount in default is principal of a Revolving Loan subject to a Libor Account and the due date is a day other than the last day of an Interest Period therefor, the "Default Rate" for such principal shall be, for the period from and including the due date and to but excluding the last day of the Interest Period therefor, two percent (2%) plus the interest rate for such Revolving Loan for such Interest Period as provided in Section 3.1 hereof, and, thereafter, the rate provided for above in this definition).

     "DISBURSEMENT ACCOUNT" has the meaning set forth in subsection 4.1(a).

     "DOLLARS" and "$" mean lawful money of the United States of America.

     "DOMESTIC GRANTING SUBSIDIARY" means any Granting Subsidiary other than Software Spectrum Canada.

     "EBITDA" has the meaning set forth in Section 10.2.

     "ELIGIBLE ACCOUNT" means an account receivable of the Borrower or a Granting Subsidiary that satisfies the following conditions:

           (a)  is due and payable within one hundred twenty (120) days;
           (b) has been outstanding less than one hundred twenty (120) days past the original date of invoice;

          (c) has arisen in the ordinary course of business from (i) the sale by the Borrower or a Granting Subsidiary of goods in which the Borrower or a Granting Subsidiary had sole ownership where such goods have been shipped or delivered to the account debtor or (ii) the performance of services by the Borrower or a Granting Subsidiary;

          (d) represents a complete bona fide transaction which requires no further act under any circumstances on the part of the Borrower or a Granting Subsidiary to make such account receivable payable by the account debtor;

          (e) the goods of sale which gave rise to such account receivable were shipped or delivered to the account debtor on an absolute sale basis and not on consignment, a sale or return basis, a guaranteed sale basis, a bill and hold basis, or on the basis of any similar understanding;

          (f) the goods of sale which gave rise to such account receivable were not, at the time of sale thereof, subject to any Lien, except the security interest in favor of the Collateral Agent created by the Loan Documents;

          (g) is subject to a perfected, first priority security interest in favor of the Collateral Agent, is not subject to any other Lien and is directed to be remitted to a Lockbox Account;

          (h) is not subject to any asserted claim relating to a setoff, counterclaim, defense, allowance, dispute, or adjustment other than normal discounts for prompt payment, and the goods of sale which gave rise to such accounts receivable have not been returned, rejected, repossessed, lost, or damaged;

          (i) the account debtor is not insolvent or the subject of any bankruptcy or insolvency proceeding and has not made an assignment for the benefit of creditors, suspended normal business operations, dissolved, liquidated, terminated its existence, ceased to pay its debts as they become due, or suffered a receiver or trustee to be appointed for any of its assets or affairs;

          (j)  is not evidenced by chattel paper or an instrument of any kind;

          (k) is owed by a Person or Persons that are citizens of or organized under the laws of the United States or any State thereof and are not owed by any Person located outside of the United States of America unless (i) supported by a letter of credit issued by a bank acceptable to the Administrative Agent or by foreign credit issuance issued by a Person acceptable to the Administrative Agent or (ii) owed by an Approved Foreign Account Debtor (as defined below in this definition);

          (l) if the account receivable is owed by a United States Federal Governmental Authority or any Canadian Governmental Authority, all requirements arising under law or contract applicable to the assignment thereof (e.g., the requirements under the Federal Assignment of Claims Act) shall have been complied with;

           (m) is not owed by an Affiliate of the Borrower or a Granting Subsidiary; provided that for purposes of this clause (m) any mutual fund or manager of a mutual fund who holds five percent (5%) or more but less than ten percent (10%) of the capital stock of Borrower shall not be deemed an Affiliate of Borrower;

          (n) is payable in Dollars or, with respect to Approved Foreign Account Debtors located in Canada, Canadian dollars, but the amount of such Canadian dollar denominated accounts must be included in the Borrowing Base in Dollars based on the exchange rate for the exchange of Canadian dollars to Dollars as set forth in the Wall Street Journal (or other publication acceptable to Administrative Agent) as of the date of the calculation of the Borrowing Base;

          (o) the account receivable complies with all applicable laws, rules and regulations, including, without limitation, usury laws;

          (p) the Borrower's or the applicable Granting Subsidiary's performance of the contract to which the account receivable relates is not assured by a performance, completion or other bond unless the Administrative Agent shall have waived in writing the foregoing requirements of this clause (p) which it may do in its discretion at the Borrower's request if the Collateral Agent's ability to collect such account receivable is not impaired and no portion of the Borrower's or the applicable Granting Subsidiary's performance thereunder has been subcontracted to a third party;

          (q) the account receivable has not been and is not required to be charged or written off as uncollectible in accordance with GAAP;

          (r) if the account receivable is owing by an account debtor for which the Borrower or the applicable Granting Subsidiary must have filed a "Notice of Business Activities Report" or similar report in a state or states where failure to comply with such filing of notice precludes bringing suit against the applicable account debtor, the Borrower or the applicable Granting Subsidiary must have filed such requisite activities report or other similar report and otherwise be in full compliance with such legal requirement;

          (s) if the account receivable arose from the sale by Software Spectrum Canada of goods or the performance of services by Software Spectrum Canada, then Borrower must have purchased, and Software Spectrum Canada must have sold outright, all of Software Spectrum Canada's right, title and interest in and to such account receivable for fair consideration pursuant to documentation satisfactory in form and substance to the Administrative Agent (which documentation shall include without limitation, a purchase and sale agreement specifically identifying the account receivable, a legal opinion from Canadian counsel relating to the enforceability thereof, evidence of Software Spectrum Canada's power and authority to enter into such agreement and such other documentation as the Administrative Agent may request); and

          (t) the account receivable is not an Excluded Account. The term "EXCLUDED ACCOUNT" means an account receivable that has been identified by the Administrative Agent (by a notice to the Borrower) as being unacceptable for inclusion in the Borrowing Base because the Administrative Agent has determined that the account debtor obligated on such account is not creditworthy or that the Collateral Agent might not otherwise be able to receive the full amount of the account within a reasonable period of time and at a reasonable cost of collection if it sought to realize on its security interest therein, such determination to be made in the Administrative Agent's judgment, in good faith and based on information which, in its judgment, supports such determination.

     No account receivable owed by an account debtor to the Borrower or a Granting Subsidiary shall be included as an Eligible Account if more than fifty percent (50%) of the balances then outstanding on accounts receivable owed by such account debtor and its Affiliates to the Borrower or such Granting Subsidiary are ineligible as a result of the operation of clause (b) of this definition. The amount of any Eligible Accounts owed by an account debtor to the Borrower or a Granting Subsidiary shall be reduced by the amount of all credits, charge backs and all "contra accounts" owed by the Borrower or such Granting Subsidiary to such account debtor. The term "APPROVED FOREIGN ACCOUNT DEBTOR" means a Person organized and doing business in Canada or any other Person approved in writing by the Administrative Agent as an Approved Foreign Account Debtor at the request of Borrower made from time to time. The Administrative Agent may revoke (by notice to the Borrower) an account debtor's designation as an Approved Foreign Account Debtor if the Administrative Agent has determined in good faith and based on its judgement that the account debtor is no longer entitled to such designation as a result of a deterioration of such account debtor's creditworthiness.

     "ELIGIBLE ASSIGNEE" means one or more commercial bank, savings and loan association, savings bank, finance company, insurance company, pension fund, mutual fund, or other financial institution (whether a corporation, partnership, or other entity) which is qualified to make Revolving Loans hereunder and has a combined capital and surplus of at least One Hundred Million Dollars ($100,000,000).

     "ENVIRONMENTAL LAWS" means any and all federal, state, and local laws, regulations, and requirements pertaining to health, safety, or the environment, as such laws, regulations, and requirements may be amended or supplemented from time to time.

     "ENVIRONMENTAL LIABILITIES" means, as to any Person, all liabilities, obligations, responsibilities, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs, and expenses, (including, without limitation, all reasonable fees, disbursements and expenses of counsel, expert and consulting fees and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand, by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, including any Environmental Law, permit, order, or agreement with any Governmental Authority or other Person, arising from environmental, health, or safety conditions or the Release or threatened Release of a Hazardous Material into the environment.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations and published interpretations thereunder.
     "ERISA AFFILIATE" means any corporation or trade or business which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Borrower or is under common control (within the meaning of Section 414(c) of the Code) with the Borrower.

     "EVENT OF DEFAULT" has the meaning specified in Section 11.1.

     "EXISTING LETTERS OF CREDIT" has the meaning specified in Subsection 2.7
(a).

     "FEDERAL FUNDS EFFECTIVE RATE" shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as released on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so released for any day which is a Business Day, the arithmetic average (rounded upwards to the next 1/100th of 1%), as determined by the Administrative Agent, of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

     "FISCAL QUARTERS" means the four (4) periods falling in each Fiscal Year, each such period being three calendar months in duration with the first such period in any Fiscal Year beginning on the first day of May and the last such period in any Fiscal Year ending on the last day of April.

     "FISCAL YEAR" means the twelve (12) month period beginning on the first day of May and ending on the last day of April of the following year.

     "FOREIGN SUBSIDIARY" means any Subsidiary which is organized under the laws of a country or province other than the United States or a State thereof.

     "FOREIGN SUBSIDIARY LIMIT" has the meaning set forth in Section 9.1

     "FOREIGN SUBSIDIARY OBLIGATIONS" has the meaning set forth in Section 9.1.

     "FOREIGN VENTURE" means a joint venture or partnership organized outside the United States of America in which the Borrower or a Subsidiary has an ownership interest (but which is not a Subsidiary) that is engaged in the same or similar lines of business as the Borrower and the Subsidiaries.

     "GAAP" means generally accepted accounting principles, applied on a consistent basis, as set forth in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board and/or their respective successors and which are applicable in the circumstances as of the date in question.
Accounting principles are applied on a "consistent basis" when the accounting principles applied in a current period are comparable in all material respects to those accounting principles applied in a preceding period.

     "GOVERNMENTAL AUTHORITY" means any nation or government, any state or political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to government.

     "'GRANTING SUBSIDIARY" means any Material Subsidiary wholly and directly owned by Borrower which is organized under the laws of the United States or one of the States thereof and Software Spectrum Canada.

     "GUARANTEE" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise), (b) arising under letters of credit or similar documents issued for its account securing any Debt or other obligation of any other Person, or (c) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect the obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term
"Guarantee" used as a verb has a corresponding meaning.

     "GUARANTY" means the guarantee of a Domestic Granting Subsidiary in favor of the Collateral Agent and the Banks, in substantially the form of Exhibit "D" to the Prior Agreement, as the same may be amended or otherwise modified from time to time, and includes the guaranty executed by Spectrum Integrated Services, Inc. pursuant to the Prior Agreement dated May 3, 1996.

     "HAZARDOUS MATERIAL" means any substance, product, waste, pollutant, material, chemical, contaminant, constituent, or other material which is or becomes listed, regulated, or addressed under any Environmental Law.

     "INCURRENCE TEST" has the meaning specified in Section 9.1.

     "INTEREST COVERAGE RATIO" means, as of any Fiscal Quarter end, the ratio of: (a) the sum of (i) Borrower's EBITDA MINUS (ii) the sum of the following but only if positive: (A) all Capital Expenditures (both financed and unfinanced) MINUS (B) if calculated for any period which includes any portion of the first three (3) Fiscal Quarters of the Fiscal Year ending April 30, 1999, the lesser of all Capital Expenditures made in the period of calculation and required in order to permit Borrower to fulfill its obligations under the technical support contract entered into in March of 1998 with a major software publisher or One Million Five Hundred Thousand Dollars ($1,500,000) to (b) Interest Expense, all as calculated for the four (4) Fiscal Quarter period then ending.

     "INTEREST EXPENSE" has the meaning set forth in Section 10.2.

     "INTEREST PERIOD" means with respect to any Libor Account, each period commencing on the date such Account is established or Converted from a Base Rate Account or the last day of the next preceding Interest Period with respect to such Libor Account, and ending on the numerically corresponding day in the first, second, third or sixth calendar month thereafter, as the Borrower may select as provided in Section 3.5 or 4.1, except that each such Interest Period which commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month. Notwithstanding the foregoing: (a) each Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or if such succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day); (b) any Interest Period in existence under a Revolving Loan which would otherwise extend beyond the Revolving Termination Date shall end on the Revolving Termination Date; (c) no more than five (5) Interest Periods shall be in effect at the same time; and
(d) no Interest Period for any Libor Account shall have a duration of less than one (1) month and, if the Interest Period would otherwise be a shorter period, the related Libor Account shall not be available hereunder.

     "LC FEE RATE" has the meaning specified in Section 3.2.

     "LETTER OF CREDIT LIABILITIES" means, at any time, the aggregate face amounts of all outstanding Letters of Credit and all unreimbursed drawings under Letters of Credit.

     "LETTERS OF CREDIT" has the meaning specified in Section 2.7(a).

     "LIBOR ACCOUNT" means a portion of a Revolving Loan that bears interest at a rate based upon the Adjusted Libor Rate.

     "LIBOR RATE" means, for any Libor Account for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) offered to The Chase Manhattan Bank or one of its Affiliates at approximately 11:00 a.m. London time (or as soon thereafter as practicable) two Business Days prior to the first day of such Interest Period by leading banks in the London interbank market of Dollar deposits in immediately available funds having a term comparable to such Interest Period and in an amount comparable to the principal amount of the Libor Account applicable to The Chase Manhattan Bank to which such Interest Period relates. If The Chase Manhattan Bank is not participating in a Libor Account during any Interest Period therefor (pursuant to Section 5.4 or for any other reason), the Adjusted Libor Rate for such Account for such Interest Period shall be determined by reference to the amount of the Account which The Chase Manhattan Bank would have been allocated if it had been participating in such Account.

     "LIBOR RATE MARGIN" has the meaning specified in Section 3.2.

     "LIEN" means any lien, mortgage, security interest, tax lien, financing statement, pledge, charge, hypothecation, assignment, preference, priority, or other encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale or title retention agreement), whether arising by contract, operation of law, or otherwise.

     "LOAN DOCUMENTS" means this Agreement, the Revolving Notes, the Borrower Security Agreement, the Borrower Pledge Agreement, the Guaranties, the Subsidiary Security Agreements, the Letters of Credit, applications for Letters of Credit, that certain Share Pledge Agreement dated May 13, 1996 between Borrower and the Collateral Agent, all documentation evidencing or governing the sale by Software Spectrum Canada of its accounts receivable to Borrower and all other promissory notes, security agreements, deeds of trust, assignments, guaranties, letters of credit, and other instruments, agreements, and other documentation executed and delivered pursuant to or in connection with this Agreement, as such instruments, agreements, and other documentation may be amended or otherwise modified.

     "LOCKBOX ACCOUNTS" shall mean the lockbox accounts established from time to time pursuant to the Lockbox Agreements in which all funds received pursuant to the Lockbox Agreements shall be deposited.

     "LOCKBOX AGREEMENTS" shall mean any lockbox or other agreement entered into by the Borrower or a Granting Subsidiary with the Collateral Agent or other institution acceptable to the Administrative Agent pursuant to which a lockbox and deposit account shall be established for the Borrower or a Granting Subsidiary into which payments on the Borrower's or such Granting

Subsidiary's accounts or other Collateral shall be sent and deposited, each in form and substance satisfactory to the Administrative Agent, as the same may be amended or otherwise modified.

     "MATERIAL ADVERSE EFFECT" means (a) a material adverse effect on the business, condition (financial or otherwise), operations, prospects, or properties of the Borrower and the Subsidiaries taken as a whole or (b) a material adverse effect on the validity, perfection, priority, or ability of the Collateral Agent to enforce the Collateral Agent's Lien on the Collateral or of the ability of the Administrative Agent or any Bank to enforce a material provision of the Loan Documents. In determining whether any individual event could reasonably be expected to result in a Material Adverse Effect, notwithstanding that such event does not itself have such effect, a Material Adverse Effect shall be deemed to have occurred if the cumulative effect of such event and all other then existing events could reasonably be expected to result in a Material Adverse Effect.

     "MATERIAL SUBSIDIARY" has the meaning specified in subsection 8.10.

     "MAXIMUM RATE" means, at any time and with respect to any Bank, the maximum rate of nonusurious interest under applicable law that such Bank may charge the Borrower. The Maximum Rate shall be calculated in a manner that takes into account any and all fees, payments, and other charges contracted for, charged, or received in connection with the Loan Documents that constitute interest under applicable law. Each change in any interest rate provided for herein based upon the Maximum Rate resulting from a change in the Maximum Rate shall take effect without notice to the Borrower at the time of such change in the Maximum Rate. For purposes of determining the Maximum Rate under Texas law, the applicable rate ceiling shall be the weekly ceiling described in, and computed in accordance with, Article 5069, Vernon's Texas Civil Statutes.

     "MONTHLY PAYMENT DATE" means the first day of each month, the first of which shall be April 1, 1998.

     "MULTIEMPLOYER PLAN" means a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have been made by the Borrower or any ERISA Affiliate and which is covered by Title IV of ERISA.

     "NET INCOME" has the meaning set forth in Section 10.2.

     "OBLIGATED PARTY" means the Granting Subsidiaries or any other Person (exclusive of the Borrower) who is or becomes party to any agreement that guarantees or secures payment and performance of the Obligations or any part thereof.

     "OBLIGATION" means all obligations, indebtedness, and liabilities of the Borrower to the Agents and the Banks, or any of them, arising pursuant to any of the Loan Documents, pursuant to any interest rate swap, interest rate caps, interest rate collars, or other similar agreements entered into by either Agent or any Bank with the Borrower or any Subsidiary enabling Borrower or a Subsidiary to fix or limit its interest expense or pursuant to any foreign exchange, currency hedging, or other agreement entered into by either Agent or any Bank with the Borrower or any Subsidiary enabling Borrower or a Subsidiary to limit the market risk of holding currency in either the cash or futures markets, whether now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, including, without limitation, the obligation of the Borrower to repay the Revolving

Loans, the Reimbursement Obligations, interest on the Revolving Loans and Reimbursement Obligations, and all fees, costs, and expenses (including attorneys' fees and expenses) provided for in the Loan Documents or such agreements enabling the Borrower to fix or limit its interest expense or limit its market risk of holding currency.

     "OUTSTANDING REVOLVING CREDIT" means, at any time of determination, the sum of (a) the aggregate amount of Revolving Loans then outstanding; plus (b) the aggregate amount of Letter of Credit Liabilities (or when calculated with respect to a Bank, including either Agent as a Bank, such Bank's participation or other interest in such Letter of Credit Liabilities); plus (c) the aggregate amount of all accrued and unpaid interest and fees and all amounts due under Sections 13.1 and 13.2.

     "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to all or any of its functions under ERISA.

     "PERSON" means any individual, corporation, business trust, association, company, partnership, joint venture, Governmental Authority, or other entity.

     "PLAN" means any employee benefit plan established or maintained by the Borrower or any ERISA Affiliate and which is covered by Title IV of ERISA.

     "PRINCIPAL OFFICE" means the principal office of the Administrative Agent, located at 633 Third Avenue New York, New York 10017-6764.

     "PRO FORMA EBITDA" has the meaning specified in Section 9.1.

     "PROHIBITED TRANSACTION" means any transaction set forth in Section 406 or 407 of ERISA or Section 4975(c)(1) of the Code for which there does not exist a statutory or administrative exemption.

     "RECEIVABLE REPORTS" has the meaning set forth in subsection 8.1(e).

     "REGULATION D" means Regulation D of the Board of Governors of the Federal Reserve System as the same may be amended or supplemented from time to time.

     "REGULATORY CHANGE" means, with respect to any Bank, any change after the date of this Agreement in United States federal, state, or foreign laws or regulations (including Regulation D) or the adoption or making after such date of any interpretations, directives, or requests applying to a class of banks including such Bank of or under any United States federal or state, or any foreign, laws or regulations (whether or not having the force of law) by any Governmental Authority or monetary authority charged with the interpretation or administration thereof.

     "REIMBURSEMENT OBLIGATION" means the obligation of the Borrower to reimburse an Agent for any demand for payment or other drawing under a Letter of Credit.

     "RELEASE" means, as to any Person, any release, spill, emission, leaking, pumping, injection, deposit, disposal, disbursement, leaching, or migration of Hazardous Materials into the indoor or outdoor environment or into or out of property owned by such Person, including, without limitation, the movement of Hazardous Materials through or in the air, soil, surface water, ground water, or property in violation of Environmental Laws.

     "REMEDIAL ACTION" means all actions required to (a) cleanup, remove, treat, or otherwise address Hazardous Materials in the indoor or outdoor environment,
(b) prevent the Release or threat of Release or minimize the further Release of Hazardous Materials so that they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, or (c) perform pre-remedial studies and investigations and post-remedial monitoring and care.

     "REPORTABLE EVENT" means any of the events set forth in Section 4043 of ERISA.

     "REQUIRED BANKS" means Banks having sixty-six and two-thirds percent (662/3%) or more of the Revolving Commitments or if the Revolving Commitments have terminated, sixty-six and two-thirds percent (66 2/3%) or more of the outstanding principal amount of the Revolving Loans.

     "RESERVE REQUIREMENT" means, for any Libor Account for any Interest Period therefor, the average maximum rate at which reserves (including any marginal, supplemental, or emergency reserves) are required to be maintained during such Interest Period under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding one billion Dollars against "Eurocurrency Liabilities" as such term is used in Regulation D. Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks by reason of any Regulatory Change against any category of liabilities which includes deposits by reference to which the Adjusted Libor Rate is to be determined or any category of extensions of credit or other assets which include Libor Accounts.

     "REVOLVING COMMITMENT" means, as to each Bank, the obligation of such Bank to make advances of funds and purchase participation interests in Letters of Credit in an aggregate principal amount at any one time outstanding up to but not exceeding the amount set forth opposite the name of such Bank on Schedule 1.1(a) under the heading "Revolving Commitment" or, if applicable, in such Bank's most recent Assignment and Acceptance, as the same may be reduced or terminated pursuant to Sections 2.6 or 11.2 or subsection 13.8(c). The aggregate amount of the Revolving Commitments of all Banks equals One Hundred Million Dollars ($100,000,000).

     "REVOLVING LOANS" means, as to any Bank, the advances made by such Bank pursuant to Section 2.1 and all advance made under Sections 2.1 and 3.1 of the Prior Agreement which are outstanding on the Closing Date.

     "REVOLVING NOTES" means the promissory notes provided for by Section 2.2 and all amendments or other modifications thereof.

     "REVOLVING TERMINATION DATE" means March 11, 2001, such earlier date on which the Revolving Commitments terminate as provided in this Agreement or such later date on which the Revolving Commitments terminates as provided in Section 2.6.

     "SHORT TERM BANK DEBT" has the meaning specified in subsection 9.1 (m).

     "SOFTWARE SPECTRUM CANADA" means Software Spectrum Canada, Ltd., a Canadian corporation organized under the laws of Ontario, Canada.

     "STANDBY LETTER OF CREDIT" means a Letter of Credit that is not a Commercial Letter of Credit.

     "SUBSIDIARY" means any corporation (or other entity) of which at least a majority of the outstanding shares of stock (or other ownership interests) having by the terms thereof ordinary voting power to elect a majority of the board of directors (or similar governing body) of such corporation (or other entity) (irrespective of whether or not at the time stock (or other ownership interests) of any other class or classes of such corporation (or other entity) shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by the Borrower or one or more of the Subsidiaries or by the Borrower and one or more of the Subsidiaries.

     "SUBSIDIARY SECURITY AGREEMENT" means the security agreement between a Domestic Granting Subsidiary and the Collateral Agent for the benefit of itself and the Banks, in substantially the form of Exhibit "F" to the Prior Agreement, as the same may be amended or otherwise modified and shall include the Security Agreement executed by Spectrum Integrated Services, Inc. pursuant to the Prior Agreement.

     "TARGET" has the meaning specified in subsection 9.3 (iv).

     "TYPE" means either type of Account (i.e., either a Base Rate Account or Libor Account).

     "UCC" means the Uniform Commercial Code as in effect in the State of Texas.

     Section 1.2. OTHER DEFINITIONAL PROVISIONS. All definitions contained in this Agreement are equally applicable to the singular and plural forms of the terms defined. The words "hereof", "herein", and "hereunder" and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all article and section references pertain to this Agreement. Terms used herein that are defined in the UCC, unless otherwise defined herein, shall have the meanings specified in the UCC.

     Section 1.3. ACCOUNTING TERMS AND DETERMINATIONS. Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to either Agent and the Banks hereunder shall be prepared, in accordance with GAAP, on a basis consistent with those used in the preparation of the financial statements referred to in
Section 7.2 hereof. All calculations made for the purposes of determining compliance with the provisions of this Agreement shall be made by application of GAAP, on a basis consistent with those used in the preparation of the financial statements referred to in Section 7.2 hereof. To enable the ready and consistent determination of compliance by the Borrower with its obligations under this Agreement, the Borrower will not change the manner in which either the last day of its Fiscal Year or the last days of the first three Fiscal Quarters of its Fiscal Year is calculated. In the event any changes in accounting principles required by GAAP or recommended by the Borrower's certified public accountants and implemented by the Borrower occur and such changes result in a change in the method of the calculation of financial covenants, standards, or terms under this Agreement, then the Borrower, the Administrative Agent, and the Banks agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such changes with the desired result that the criteria for evaluating such covenants, standards, or terms shall be the same after such changes as if such changes had not been made. Until such time as such an amendment shall have been executed and delivered by the Administrative Agent, the Collateral Agent, the Borrower, and the Banks, all financial covenants, standards, and terms in this Agreement shall continue to be calculated or construed as if such changes had not occurred.

     Section 1.4. TIME OF DAY. Unless otherwise indicated, all references in this Agreement to times of day shall be references to New York, New York time.

                                  ARTICLE 2.

                           REVOLVING CREDIT FACILITY

     Section 2.1. REVOLVING COMMITMENTS. Subject to the terms and conditions of this Agreement, each Bank severally agrees to make one or more advances to the Borrower from time to time from and including the Closing Date to but excluding the Revolving Termination Date in an aggregate principal amount at any time outstanding up to but not exceeding the amount of such Bank's Revolving Commitment as then in effect; PROVIDED, HOWEVER, (a) the Outstanding Revolving Credit applicable to a Bank (except, with respect to the Administrative Agent as a Bank, as may otherwise result from the operation of Section 4.6) shall not at any time exceed such Bank's Revolving Commitment and (b) the Outstanding Revolving Credit shall not at any time exceed the lesser of (i) the aggregate Revolving Commitments or (ii) the Borrowing Base. Subject to the foregoing limitations, and the other terms and provisions of this Agreement, the Borrower may borrow, prepay, and reborrow hereunder the amount of the Revolving Commitments and may establish Base Rate Accounts and Libor Accounts thereunder and, until the Revolving Termination Date, the Borrower may continue libor accounts established under the Revolving Loans or Convert Accounts established under the Revolving Loans of one Type into Accounts of the other Type. Accounts of each Type under the Revolving Loan made by each Bank shall be established and maintained at such Bank's Applicable Lending Office for Revolving Loans of such Type.

     Section 2.2. REVOLVING NOTES. The Revolving Loans made by a Bank shall be evidenced by a single promissory note of the Borrower in substantially the form of Exhibit "A" hereto, dated the date hereof, payable to the order of such Bank in a principal amount equal to its Revolving Commitment as originally in effect and otherwise duly completed.

     Section 2.3. REPAYMENT OF REVOLVING LOANS. The Borrower shall pay to the Administrative Agent for the account of the Banks the outstanding principal amount of all of the Revolving Loans on the Revolving Termination Date.

     Section 2.4. USE OF PROCEEDS. The proceeds of the Revolving Loans shall be used by the Borrower to pay transaction costs associated with the negotiation and consummation of the Loan Documents, for working capital in the ordinary course of business (including, without limitation, the satisfaction of Reimbursement Obligations in accordance with subsection 2.7(b)) and other general corporate purposes.

     Section 2.5 REVOLVING COMMITMENT FEE. The Borrower agrees to pay to the Administrative Agent for the account of each Bank a commitment fee on the daily average unused amount of such Bank's Revolving Commitment for the period from and including the Closing Date to and including the Revolving Termination Date, at a rate equal to the Commitment Fee Rate as determined in accordance with subsection 4.2(b). For the purpose of calculating the commitment fee hereunder, the Revolving Commitments shall be deemed utilized by the Outstanding Revolving Credit. Accrued commitment fees under this
Section 2.5 shall be payable in arrears on the first day of April, July, October and January of each year, beginning April 1, 1998 and on the Revolving Termination Date.

      Section 2.6. REDUCTION OR TERMINATION OF REVOLVING COMMITMENTS. The Borrower shall have the right to terminate or reduce in part the unused portion of the Revolving Commitments at any time and from time to time, provided that: (a) the Borrower shall give notice of each such termination or reduction as provided in Section 4.3; and (b) each partial reduction shall be in an aggregate amount at least equal to Five Million Dollars ($5,000,000). The Revolving Commitments may not be reinstated after they have been terminated or reduced.

      Section 2.7. LETTERS OF CREDIT

           (a) COMMITMENT TO ISSUE. The Borrower may utilize the Revolving Commitments by requesting that the Administrative Agent issue, and the Administrative Agent, subject to the terms and conditions of this Agreement, shall issue, letters of credit for the Borrower's or one of its Subsidiaries' account (such letters of credit, collectively with all letters of credit issued by the Collateral Agent under Section 2.7 of the Prior Agreement which are outstanding on the Closing Date and described on Schedule 1.1 (b), being hereinafter referred to as the "LETTERS OF CREDIT" and those Letters of Credit described on Schedule 1.1 (b) herein the "EXISTING LETTERS OF CREDIT"); PROVIDED, HOWEVER, (i) the aggregate amount of outstanding Letter of Credit Liabilities shall not at any time exceed Twenty-Five Million Dollars ($25,000,000); (ii) the Outstanding Revolving Credit shall not at any time exceed the lesser of (A) the aggregate Revolving Commitments or (B) the Borrowing Base; and (iii) the Outstanding Revolving Credit applicable to a Bank shall not at any time exceed such Bank's Revolving Commitment (except, with respect to the Administrative Agent as a Bank, as may otherwise result from the operation of Section 4.6). Upon the date of issue of a Letter of Credit (or with respect to all Existing Letters of Credit, on the Closing Date), the Administrative Agent (or if applicable, the Collateral Agent) shall be deemed, without further action by any party hereto, to have sold to each other Bank, and each other Bank shall be deemed, without further action by any party hereto, to have purchased a participation to the extent of such Bank's Commitment Percentage in such Letter of Credit and the related Letter of Credit Liabilities. The Collateral Agent shall have no authority to issue any Letters of Credit under the terms of this Section
      2.7 and, without the consent of the Administrative Agent, the Collateral Agent shall not amend or otherwise modify any Existing Letter of Credit. The Borrower will take all action as the Administrative Agent may reasonably request to cause all Existing Letters of Credit to be amended to make them payable at the Principal Office or replaced by Letters of Credit issued by the Administrative Agent.

           (b) LETTER OF CREDIT REQUEST PROCEDURE. The Borrower shall give the Administrative Agent at least five (5) Business Days irrevocable prior notice (effective upon receipt) specifying the date of each Letter of Credit and the nature of the transactions to be supported thereby. Upon receipt of such notice the Administrative Agent shall promptly notify each other Bank of the contents thereof and of such Bank's Commitment Percentage of the amount of the proposed
      Letter of Credit in accordance with Section 4.6. Each Letter of Credit shall have an expiration date that does not extend beyond the date thirty
      (30) days prior to the Revolving Termination Date. Each Letter of Credit shall be payable in Dollars, must support a transaction entered into in the ordinary course of the Borrower's business, must be satisfactory in form and substance to the Administrative Agent, and shall be issued pursuant to such documentation as the Administrative Agent may require, including, without limitation, the Administrative Agent's standard form letter of credit request and reimbursement agreement; PROVIDED, that, in the event of any conflict between the terms of such agreement and the other Loan Documents, the terms of the other Loan Documents shall control.

          (c) LETTER OF CREDIT FEES. The Borrower will pay to the Administrative Agent for the account of each Bank a letter of credit fee on such Bank's Commitment Percentage of the amount available for drawings under each Letter of Credit, such letter of credit fee to be paid in arrears on each Monthly Payment Date after the date of the issuance thereof (or with respect to Existing Letters of Credit, after the Closing Date) until the date of expiration or termination thereof at a rate equal to the LC Fee Rate in effect on the date of payment (as determined in accordance with Section 3.2). After receiving any payment of any letter of credit fees under this clause (c), the Administrative Agent will promptly pay to each Bank the letter of credit fees then due such Bank. With respect to each Letter of Credit (excluding any Existing Letter of Credit), the Borrower will also pay to the Administrative Agent for its account only and on the date of the issuance of the Letter of Credit an issuance fee equal to one eighth of one percent (0.125%) of the maximum amount available to be drawn under the Letter of Credit, plus the Administrative Agent's reasonable expenses incurred in issuing the Letter of Credit.

          (d) FUNDING OF DRAWINGS. Upon receipt from the beneficiary of any Standby Letter of Credit of any demand for payment or other drawing under such Letter of Credit, the Administrative Agent or, if applicable, the Collateral Agent shall (subject to Section 4.6) promptly notify the Borrower and each Bank as to the amount to be paid as a result of such demand or drawing and the respective payment date. Not later than 11:00 a.m. on the applicable payment date, each Bank will make available to the Administrative Agent, at the Principal Office, in immediately available funds, an amount equal to such Bank's Commitment Percentage of the amount to be paid as a result of such demand or drawing even if the conditions to a Revolving Loan under Article 6 have not been satisfied. Upon receipt from the beneficiary of any Commercial Letter of Credit of any demand for payment or other drawing under such Commercial Letter of Credit, the Administrative Agent of if applicable, the Collateral Agent shall promptly notify the Borrower as to the amount to be paid as a result of such demand or drawing and the respective payment date. Prior to each Monthly Payment Date the Administrative Agent or, if applicable, the Collateral Agent shall (subject to Section 4.6) notify each Bank as to the amount which has been paid by it as a result of demands for payments or other drawings under Commercial Letters of Credit since the prior Monthly Payment Date (or since the Closing Date with respect to the first Monthly Payment Date thereafter) for which it has not received reimbursement under Section 2.7(e) (the "UNREIMBURSED COMMERCIAL DRAWS"). Not later than 11:00 a.m. on the applicable Monthly Payment Date, each Bank will make available to the Administrative Agent, at the Principal Office, in immediately available funds, an amount equal to such Bank's Commitment Percentage of the Unreimbursed Commercial Draws even if the conditions to a Revolving Loan under Article 6 have not been satisfied.

          (e) REIMBURSEMENTS. The Borrower shall be irrevocably and unconditionally obligated to immediately reimburse an Agent for any amounts paid by it upon any demand for payment or drawing under any Letter of Credit, without presentment, demand, protest, or other formalities of any kind. All payments on the Reimbursement Obligations shall be made to the Administrative Agent at the Principal Office for the account of the applicable Agent in Dollars and in immediately available funds, without setoff, deduction, or counterclaim not later than 3:00 p.m. on the date of the corresponding payment under the Letter of Credit. Subject to the other terms and conditions of this Agreement, such reimbursement may be made by the Borrower requesting a Revolving Loan in accordance with Section 4.1 the proceeds of which shall be credited against the Borrower's Reimbursement Obligations. The Administrative Agent will pay to each Bank such Bank's Commitment Percentage of all amounts received from the Borrower for application in payment, in whole or in part, to the Reimbursement Obligation in respect of any Letter of Credit, but only to the extent such Bank has made payment to the Administrative Agent in respect of such Letter of Credit pursuant to clause (d) of this Section 2.7.

          (f) REIMBURSEMENT OBLIGATIONS ABSOLUTE. The Reimbursement Obligations of the Borrower under this Agreement shall be absolute, unconditional, and irrevocable, and shall be performed strictly in accordance with the terms of the Loan Documents under all circumstances whatsoever and the Borrower hereby waives any defense to the payment of the Reimbursement Obligations based on any circumstance whatsoever, including without limitation, in either case, the following circumstances: (i) any lack of validity or enforceability of any Letter of Credit or any other Loan Document; (ii) any amendment or waiver of or any consent to departure from any Loan Document; (iii) the existence of any claim, set-off, counterclaim, defense, or other rights which the Borrower, any Obligated Party, or any other Person may have at any time against any beneficiary of any Letter of Credit, the Administrative Agent, the Collateral Agent, any Bank, or any other Person, whether in connection with any Loan Document or any unrelated transaction; (iv) any statement, draft, or other documentation presented under any Letter of Credit proving to be forged, fraudulent, invalid, or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever; or (v) payment by an Agent under any Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit; PROVIDED, that Reimbursement Obligations with respect to a Letter of Credit may be subject to avoidance by the Borrower if the Borrower proves in a final nonappealable judgment that it was damaged and that such damage arose directly from the applicable Agent's willful misconduct or gross negligence in determining whether the documentation presented under the Letter of Credit in question complied with the terms thereof or in performing any other express obligation the applicable Agent may have under this Agreement or any other Loan Document in making any payment pursuant to any Letter of Credit.

          (g) ISSUER RESPONSIBILITY. In determining whether to pay under any Letter of Credit issued by an Agent, such Agent shall be responsible only to determine that the documents and certificates (if any) required to be delivered under the Letter of Credit have been delivered and that they comply on their face with the requirements of such Letter of Credit. The Borrower assumes all risks of the acts or omissions of any beneficiary of any Letter of Credit with respect to its use of such Letter of Credit. Except as expressly set forth in this Agreement, neither the Administrative Agent, the Collateral Agent, any Bank, nor any of their respective officers or directors shall have any responsibility or liability to the Borrower or any other Person for:
     (a) the failure of any draft to bear any reference or adequate reference to any Letter of Credit, or the failure of any documents to accompany any draft at negotiation, or the failure of any Person to surrender or to take up any Letter of Credit or to send documents apart from drafts as required by the terms of any Letter of Credit, or the failure of any Person to note the amount of any instrument on any Letter of Credit, (b) errors, omissions, interruptions, or delays in transmission or delivery of any messages; (c) the validity, sufficiency, or genuineness of any draft or other document, or any endorsement(s) thereon, even if any such draft, document, or endorsement should in fact prove to be in any and all respects invalid, insufficient, fraudulent, or forged or any statement therein is untrue or inaccurate in any respect; or (d) payment by an Agent to the beneficiary of any Letter of Credit against presentation of any draft or other document that does not comply with the terms of the Letter of Credit. The Borrower shall have a claim against the applicable Agent, and such Agent shall be liable to the Borrower, to the extent of any direct, but not indirect, consequential or punitive, damages suffered by the Borrower which the Borrower proves in a final nonappealable judgment were caused by (i) the such Agent's willful misconduct or gross negligence in determining whether documents presented under any Letter of Credit complied with the terms thereof or
     (ii) such Agent's willful failure to pay under any Letter of Credit after presentation to it of documentation strictly complying with the terms and conditions of such Letter of Credit. An Agent may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

     Section 2.8. CLOSING DATE ADVANCES AND ADJUSTMENTS. Upon fulfillment of all of the conditions set forth in SectionS 6.1 and 6.2 and on the Closing Date, the Banks identified as Advancing Banks in Schedule 1.1
(c) shall make available to the Administrative Agent the Dollar amount reflected on Schedule 1.1 (c) opposite such Bank's name and the Administrative Agent shall, upon behalf of the Borrower, transfer to The Chase Manhattan Bank in its individual capacity the aggregate amount thereof. Each such payment made by an Advancing Bank shall be a Revolving Loan and a Base Rate Account. Immediately upon such payments
(i) all Revolving Loans shall be outstanding in the proportion that each Bank's Revolving Commitment bears to the aggregate amount of all Revolving Commitments and (ii) the Advancing Banks shall be deemed to have purchased from the Chase Manhattan Bank and the Chase Manhattan
Bank shall be deemed to have sold a percentage of the Chase Manhattan Bank's right, title and interest in and to the Prior Agreement sufficient in each case so that after giving effect to such sales, each Bank's interest in and to the rights under the Prior Agreement shall equal its pro rata share thereof (calculated based on the Revolving Commitments hereunder).

                                     ARTICLE 3.

                                INTEREST AND FEES

     Section 3.1. INTEREST RATE. Subject to Section 13.12, the Borrower shall pay to the Administrative Agent for the account of each Bank interest on the unpaid principal amount of each Revolving Loan made by such Bank for the period commencing on the date of such Revolving Loan to but excluding the date such Revolving Loan is due, at a fluctuating rate per annum equal to the applicable rate. The term "Applicable Rate" means (i) during the period that such Revolving Loans or portions thereof are subject to a base rate account, the Base Rate plus the Base Margin and (ii) during the period that such Revolving Loans or portions thereof are subject to a Libor Account, the Adjusted Libor Rate plus the Libor Rate Margin.

     Section 3.2 DETERMINATIONS OF MARGINS AND FEES. The margins identified in Section 3.1 and the fees payable under subsection 2.7(c) shall be defined and determined as follows:

          (a) "BASE MARGIN" shall mean (i) during the period commencing on the Closing Date and ending on but not including the first Adjustment Date (as defined below), one-quarter percent (.25%) per annum and (ii) during each period from and including one Adjustment Date to but excluding the next Adjustment Date (herein a "CALCULATION PERIOD"), the percent per annum set forth in the table below in this Section 3.2 under the heading "Base Margin" opposite the Interest Coverage Ratio which corresponds to the Interest Coverage Ratio set forth in, and as calculated in accordance with, the applicable Compliance Certificate.

          (b) "COMMITMENT FEE RATE" shall mean (i) during the period commencing on the Closing Date and ending on but not including the first Adjustment Date, one-quarter percent (.25%) per annum and (ii) during each Calculation Period, the percent per annum set forth in the table below under the heading "Commitment Fee" opposite the Interest Coverage Ratio which corresponds to the Interest Coverage Ratio set forth in, and as calculated in accordance with, the applicable Compliance Certificate.

          (c) "LC FEE RATE" shall mean (i) during the period commencing on the Closing Date and ending on but not including the first Adjustment Date, two percent (2.00%) per annum and (ii) during each Calculation Period, the percent per annum set forth in the table below under the heading "LC Fee" opposite the Interest Coverage Ratio which corresponds to the Interest Coverage Ratio set forth in, and as calculated in accordance with, the applicable Compliance Certificate.

          (d) "LIBOR RATE MARGIN" shall mean (i) during the period commencing on the Closing Date and ending on but not including the first Adjustment Date, two percent (2.00%) per annum and (ii) during each Calculation Period, the percent per annum set forth in the table below under the heading Libor Margin opposite the Interest Coverage Ratio which corresponds to the Interest Coverage Ratio set forth in, and as calculated in accordance with, the applicable Compliance Certificate.


       INTEREST COVERAGE RATIO        BASE MARGIN    LIBOR MARGIN   COMMITMENT
                                                      AND LC FEE        FEE
 Greater than or equal to 4.00              0.00%          1.25%        0.125%


 Greater than or equal to 3.50 but          0.00%          1.50%        0.125%
 less than 4.00
 Greater than or equal to 2.50 but          0.00%          1.75%        0.1875%
 less than 3.50

 Greater than or equal to 1.50 but          0.25%          2.00%        0.25%
 less than 2.50
 Less than 1.50                             0.50%          2.25%        0.25%

     Upon delivery of the Compliance Certificate pursuant to subsection 8.1(c) in connection with the financial statements of the Borrower and the Subsidiaries required to be delivered pursuant to Section 8.1(b) at the end of each Fiscal Quarter commencing with such Compliance Certificate delivered at the end of the Fiscal Quarter ending on January 31, 1998 and provided no Default exists, the Base Margin, the Libor Rate Margin, the Commitment Fee Rate and the LC Fee Rate shall automatically be adjusted in accordance with the Interest Coverage Ratio set forth therein and the table set forth above, such automatic adjustment to take effect as of the first Business Day after the receipt by the Administrative Agent of the related Compliance Certificate pursuant to
     Section 8.1(c) (each such Business Day when such margins or fees change pursuant to this sentence or the next following sentence, herein an "ADJUSTMENT DATE"). If the Borrower fails to deliver such Compliance Certificate which so sets forth the Interest Coverage Ratio within the period of time required by subsection 8.1(c) or if a Default otherwise exists: (i) the Base Margin shall automatically be adjusted to one-half of one percent (0.50%) per annum; (ii) the Libor Rate Margin shall automatically be adjusted to two and one-quarter of one percent (2.25%) per annum; (iii) the Commitment Fee Rate shall automatically be adjusted to one-quarter of one percent (0.25%); and (iv) the LC Fee Rate shall automatically be adjusted to two and one-quarter percent (2.25%) per annum, such automatic adjustments to take effect as of the first Business Day after the last day on which the Borrower was required to deliver the applicable Compliance Certificate in accordance with Section 8.1(c) or, with respect to the occurrence of any other Default, on the date the Administrative Agent gives notice thereof to the Borrower and to remain in effect until subsequently adjusted in accordance with the terms hereof with the delivery of a Compliance Certificate when no Default exists.

     Section 3.3. PAYMENT DATES. Accrued interest on the Revolving Loans shall be due and payable on each Monthly Payment Date, on the Revolving Termination Date and in addition, with respect to Revolving Loans subject to Libor Accounts and with respect to each such Account, on the last day of the Interest Period with respect thereto.

     Section 3.4. DEFAULT INTEREST. Notwithstanding the foregoing, the Borrower will pay to the Administrative Agent for the account of each Bank interest at the applicable Default Rate on any principal of any Revolving Loan made by such Bank, any Reimbursement Obligation, and (to the fullest extent permitted by law) any other amount payable by the Borrower under any Loan Document to or for the account of the Administrative Agent or such Bank, that is not paid in full when due (whether at stated maturity, by acceleration, or otherwise), for the period from and including the due date thereof to but excluding the date the same is paid in full. Interest payable at the Default Rate shall be payable from time to time on demand.

      Section 3.5.  Conversions and continuations of accounts. Subject to
Section 4.2, the borrower shall have the right from time to time to convert all or part of any Base Rate Account into a Libor Account or to continue Libor Accounts as Libor Accounts, provided that: (a) the Borrower shall give the Administrative Agent notice of each such Conversion or Continuation as provided in Section 4.3; (b) a Libor Account may only be Converted on the last day of the Interest Period therefore; and (c) except for Conversions into Base Rate Accounts, no Conversions or Continuations shall be made while a Default has occurred and is continuing.

     Section 3.6. COMPUTATIONS. Interest and fees payable by the Borrower hereunder and under the other Loan Documents shall be computed as follows:
(i) with respect to Libor Accounts, commitment fees and letter of credit fees on the basis of a year of 360 days and the actual number of days elapsed (including the first day but excluding the last day) occurring in the period for which payable unless such calculation would result in a usurious rate, in which case interest and fees shall be calculated on the basis of a year of 365 or 366 days, as the case may be; and (ii) with respect to Base Rate Accounts (A) if based on the Prime Rate, on the basis of a year of 365 or 366 days and the actual number of days elapsed (including the first day but excluding the last day) occurring in the period for which payable or (B) if based on the Federal Funds Effective Rate or the Base CD Rate on the basis of a year of 360 days and the actual number of days elapsed (including the first day but excluding the last day) occurring in the period for which payable unless such calculation would result in a usurious rate, in which case interest shall be calculated on the basis of a year of 365 or 366 days, as the case may be.

                                    ARTICLE 4.

                              ADMINISTRATIVE MATTERS

     Section 4.1.  BORROWING PROCEDURE.

          (a) FORMAL BORROWING REQUEST. The Borrower shall give the Administrative Agent, and the Administrative Agent will give the Banks, notice of each borrowing under the Revolving Commitments in accordance with Section 4.3, but subject to Section 4.6 and subsections 2.7 (e) and 4.1(b). Subject to the operation of Section 4.6, not later than 2:00 p.m. on the date specified for each borrowing under the Revolving Commitment, each Bank will make available the amount of the Revolving Loan to be made by it on such date to the Administrative Agent, at the Principal Office, in immediately available funds, for the account of the Borrower. The amounts received by the Administrative Agent shall, subject to the terms and conditions of this Agreement, be made available to the Borrower at Borrower's direction by transferring the same, in immediately available funds by wire transfer, automated clearinghouse debit or interbank transfer, to (a) an account of the Borrower (designated by the Borrower) maintained with the Administrative Agent or the Collateral Agent (each a "DISBURSEMENT ACCOUNT") or (b) any of the other bank accounts described in or hereafter established in accordance with the restrictions set forth in the Borrower Security Agreement or the Subsidiary Security Agreements or (c) a Person or Persons designated by the Borrower in writing.

          (b) AUTOMATIC BORROWING. No notice of a request for a Revolving Loan in accordance with subsection 4.1(a) or Section 4.3 hereof shall be required to be presented by the Borrower to the Administrative Agent (i) if no Default exists, the Daily Collection Procedure is in effect and a check, checks or other debit shall be presented for payment against a Disbursement Account on a Business Day when funds are not otherwise available therein to honor such debits or (ii) if Borrower fails to pay when due any Obligation. in either such event, the Administrative Agent shall (in the case of clause (i)) or may without the Borrower's or any Bank's consent (in the case of clause (ii)), but in each case subject to
     Section 4.6, promptly advise the Banks of the amount of the Revolving Loans necessary (i) to be credited to such Disbursement Account on such day to permit such debits to be honored provided no Default exists or
     (ii) to pay the amount of the Obligation due and unpaid. Except as otherwise provided in Section 4.6 hereof, not later than 3:00 p.m. on the day the Banks are advised of a Revolving Loan under this subsection
     4.1 (b), each Bank will make available the amount of the Revolving Loan to be made by it on such date to the Administrative Agent, at the Principal Office, in immediately available funds, for the account of the Borrower. The amounts so received by the Administrative Agent, shall, subject to the terms and conditions of this Agreement, be made available to the Borrower by crediting the same to the applicable Disbursement Account or by utilizing the same to pay the past due Obligation, as applicable. Revolving Loans made under this subsection 4.1(b) shall be made as Base Rate Accounts.

     Section 4.2.  MINIMUM AMOUNTS. Except for prepayments pursuant to
Article 5 and Revolving Loans made pursuant to subsections 2.7 (e) and 4.1
(b) , each Base Rate Account and each prepayment of principal of a Revolving Loan shall be in an amount at least equal to One Dollar ($1.00). Except for Conversions pursuant to Article 5, each Libor Account shall be in a minimum principal amount of Two Million Dollars ($2,000,000) or any larger amount in increments of One Hundred Thousand Dollars ($100,000).

     Section 4.3. CERTAIN NOTICES. Notices by the Borrower to the Administrative Agent of terminations or reductions of Revolving Commitments, of borrowings and prepayments of Revolving Loans, and of Conversions and Continuations of Accounts shall be irrevocable and shall be effective only if received by the Administrative Agent not later than 12:30 p.m. (a) on the Business Day of the borrowing, prepayment or repayment of Revolving Loans subject to Base Rate Accounts or of the Conversion into Base Rate Accounts and (b) with respect to any other repayments, terminations, reductions, borrowings, Conversions, Continuations, or prepayments, on the Business Day which is the number of Business Days prior to the day of the relevant action specified below:


                         Action                        Number of Business Days
                                                           Prior to Action

 Termination or reduction of Revolving Commitments                5

 Borrowing of Revolving Loans, prepayment of Revolving            3
 Loans, or repayment of Revolving Loans which are, in
 each case, subject to Libor Accounts, Conversions
 into or Continuations as Libor Accounts

Any notices of the type described in this Section 4.3 which are received by the Administrative Agent after 12:30 p.m. on a Business Day shall be deemed to be received and shall be effective on the next Business Day. Each such notice of termination or reduction shall specify the amount of the Revolving Commitments to be terminated or reduced. Each such notice of borrowing, Conversion, Continuation, or prepayment shall: (a) specify the Revolving Loans to be borrowed or prepaid or the Accounts to be Converted or Continued;
(b) the amount (subject to Section 4.2 hereof) to be borrowed, Converted, Continued, or prepaid; (c) in the case of a Conversion, the Type of Account to result from such Conversion; (d) in the case of a borrowing the Type of Account or Accounts to be applicable to such borrowing and the amounts thereof; (e) in the event a Libor Account is selected, the duration of the Interest Period therefor; and (f) the date of borrowing, Conversion, Continuation, or prepayment (which shall be a Business Day). Except as may otherwise be provided by Section 4.6, the Administrative Agent shall notify the Banks of the contents of each such notice on the date of its receipt of the same or, if received on or after 12:30 p.m. on a Business Day, on the next Business Day. In the event the Borrower fails to select the Type of Account applicable to a Revolving Loan, or the duration of any Interest Period for any Libor Account, within the time period and otherwise as provided in this Section 4.3, such Account (if outstanding as a Libor Account) will be automatically Converted into a Base Rate Account on the last day of the preceding Interest Period for such Account or (if outstanding as a Base Rate Account) will remain as, or (if not then outstanding) will be made as, a Base Rate Account. The Borrower may not borrow any Revolving Loans subject to a Libor Account, Convert any Base Rate Accounts into Libor Accounts, or Continue any Libor Account as a Libor Account if the Applicable Rate for such Libor Accounts would exceed the Maximum Rate or if a Default exists.

     Section 4.4  PREPAYMENTS.

          (a) MANDATORY. If at any time the Outstanding Revolving Credit exceeds the Borrowing Base, the Borrower shall, within one (1) Business Day after the occurrence thereof, prepay the outstanding Revolving Loans by the amount of the excess together with any amount due under Section
     5.5 or if no Revolving Loans are outstanding and the Outstanding Revolving Credit exceeds the Borrowing Base, immediately pledge to the Collateral Agent cash or cash equivalents in an amount equal to the excess as security for the Obligations.

          (b) CONTROL OF CASH AND APPLICATION TO OBLIGATIONS. Notwithstanding anything in the Borrower Security Agreement or any Subsidiary Security Agreement to the contrary, Borrower and the Obligated Parties have instructed all customers and other Persons making payment on accounts receivable and other collateral to make all payments thereon to a post office box or boxes established in accordance with the Lockbox Agreements. The funds on deposit in the Borrower's and each Domestic Subsidiaries Lockbox Accounts are paid to the Administrative Agent on a daily basis by automated clearinghouse debit for credit to the Collection Account or by wire transfer.

     Prior to the occurrence of a Daily Collection Event, Borrower shall have access to and may direct the Administrative Agent on the disposition of the funds held in the Collection Account and funds held in the Lockbox Account owned by Software Spectrum Canada. If a Daily Collection Event occurs and as long as the Daily Collection Procedure is in place, notwithstanding anything in the Borrower Security Agreement or any Subsidiary Security Agreement to the contrary, Borrower shall cause the funds held in the Lockbox Account owned by Software Spectrum Canada which constitute proceeds of accounts receivable purchased from Software Spectrum Canada to be paid to the Administrative Agent on a daily basis by automated clearinghouse debit for credit to the Collection Account or by wire transfer, the funds deposited in the Collection Account (over which Borrower shall have no control after the occurrence of a Daily Collection Event) or wire transferred to Administrative Agent from the Lockbox Accounts (the "AVAILABLE CASH") shall be applied by the Administrative Agent for the benefit of the Banks as follows:

               (1) if no Default exists, first, as a payment of the outstanding principal amount of the Revolving Loans, second, as a payment of accrued and unpaid interest on the Revolving Loans, and third, to the repayment of any other Obligations which are due and outstanding, and if after the foregoing applications, Available Cash remains available to be disbursed, the Administrative Agent shall deposit such remaining amount to one of Borrower's Disbursement Accounts or transfer such funds as the Borrower shall otherwise direct; or

               (2) if a Default exists, the Available Cash shall be applied by the Administrative Agent for the benefit of the Banks to the Obligations in accordance with Section 4.6 hereof.

          (c) OPTIONAL. Subject to Section 4.2 and the provisions of this clause (c), the Borrower may, at any time and from time to time without premium or penalty upon prior notice to the Administrative Agent as specified in Section 4.3, prepay or repay any Revolving Loan in full or in part; provided that Revolving Loans subject to a Libor Account may be prepaid or repaid only on the last day of the Interest Period applicable thereto unless (i) the Borrower pays to the Administrative Agent for the account of the applicable Banks any amounts due under
     Section 5.5 as a result of such prepayment or repayment or (ii) after giving effect to such prepayment or repayment the aggregate principal amount of the Revolving Loans being prepaid or repaid having Interest Periods that end after such payment date shall be equal to or less than the principal amount of such Revolving Loans after such prepayment or repayment.

     Section 4.5. METHOD OF PAYMENT. Except as otherwise expressly provided herein, all payments of principal, interest, and other amounts to be made by the Borrower or any Obligated Party under the Loan Documents shall be made to the Administrative Agent at the Principal Office for the account of each Bank's Applicable Lending Office in Dollars and in immediately available funds, without setoff, deduction, or counterclaim, not later than 2:00 p.m. on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). The Borrower and each Obligated Party shall, at the time of making each such payment, specify to the Administrative Agent the sums payable under the Loan Documents to which such payment is to be applied (and in the event that the Borrower fails to so specify, or if an Event of Default has occurred and is continuing, the administrative agent may apply such payment and any proceeds of any Collateral to the Obligations in such order and manner as it may elect in its sole discretion, subject to Section 4.6). Except as otherwise provided in
Section 3.6, each payment received by the Administrative Agent under any Loan Document for the account of a Bank shall be paid to such Bank by 3:00 p.m. on the date the payment is deemed made to the Administrative Agent in immediately available funds, for the account of such Bank's Applicable Lending Office. Whenever any payment under any Loan Document shall be stated to be due on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of the payment of interest and commitment fee, as the case may be.

     Section 4.6. WEEKLY SETTLEMENT AMONG BANKS; PRO RATA TREATMENT. notwithstanding anything herein to the contrary, the arrangements between the administrative agent and the banks with respect to making and advancing the revolving loans and making payments under letters of credit may, in the administrative agent's discretion, be handled on the following basis: no less than once a week, the administrative agent will provide each bank on or before 11:00 a.m. on a business day with a statement showing, for the period of time since the date of the most recent of such statements previously provided, the aggregate principal amount of new revolving loans made to the borrower by the administrative agent as a bank, the aggregate amount of drawings on letters of credit which have not been reimbursed, the aggregate face amount of new letters of credit issued for the account of the borrower, the amount of remittances and payments actually collected and applied by the administrative agent to reduce the outstanding principal balance of the revolving loans and to reimburse letter of credit liabilities during such period and the outstanding principal balances of the revolving loans and the aggregate letter of credit liabilities outstanding at the end of such period. if as of the date of the delivery of such statement, the administrative agent in its capacity as a bank holds an interest in the revolving loans and the unreimbursed reimbursement obligations outstanding as of such statement date in excess of its pro rata share based on its commitment percentage, each bank shall be obligated to advance to the administrative agent its pro-rata (based on such bank's commitment percentage) or other share of such excess so that after giving effect to all such advances, the banks shall hold the revolving loans and the unreimbursed reimbursement obligations outstanding as of such statement date pro rata in accordance with their respective commitment percentages. if as of the date of the delivery of such statement, the administrative agent in its capacity as a bank holds an interest in the revolving loans and the unreimbursed reimbursement obligations outstanding as of such statement date in an amount less than its pro rata share based on its commitment percentage, then the administrative agent in its capacity as a bank shall be obligated to advance to the other banks such amounts as will be necessary so that after giving effect thereto the banks shall hold the revolving loans and the unreimbursed reimbursement obligations outstanding as of such statement date pro rata in accordance with their respective commitment percentages. advances made pursuant to this weekly settlement procedure by the administrative agent or any bank must be made on or before 3:00 p.m. on the date of the bank's receipt of such statement to the administrative agent at the principal office, in immediately available funds. until funded by the banks in accordance with the foregoing, the administrative agent as a bank shall be entitled to any interest on amounts it advanced to or on behalf of the borrower as a result of the foregoing weekly settlement procedures and interest and commitment fees shall be calculated and paid to give effect to the actual amounts outstanding to each Bank. Between dates when the statement by the Administrative Agent is delivered under this Section 4.6, repayments received shall be applied to the Revolving Loans made by the Administrative Agent as a Bank. If as a result of the foregoing such Revolving Loans are repaid in full, then to the extent any further amounts are available for repayment on such day hereunder, Administrative Agent shall, on such day, settle with the banks in accordance with this Section 4.6. Except as a result of the foregoing or to the extent otherwise provided herein: (a) each Revolving Loan shall be made by the banks, each payment of commitment fees under Section 2.5 and letter of credit fees under subsection 2.7(c) hereof shall be made for the account of the Banks, and each termination or reduction of the Revolving Commitments shall be applied to the Revolving Commitments of the Banks, pro rata according to their respective commitment percentages; (b) the making, conversion, and continuation of accounts of a particular type (other than conversions provided for by Section 5.4 hereof) shall be made pro rata among the Banks holding Accounts of such Type according to their respective Commitment Percentages; (c) each payment and prepayment of principal of or interest on Revolving Loans or Reimbursement Obligations by the Borrower shall be made to the Administrative Agent for the account of the Administrative Agent or the Banks holding such Revolving Loans or Reimbursement Obligations (or participation interests therein) pro rata in accordance with the respective unpaid principal amounts of such Revolving Loans or participation interests held by the Administrative Agent or such Banks; PROVIDED that as long as no default in the payment of interest exists, payments of interest made when the banks are holding different types of accounts applicable to the same
Revolving Loan and result of the application of Section 5.4, shall be made to the Banks in accordance with the amount of interest actually owed to each;
(d) proceeds of Collateral shall be shared by the agents and the Banks pro rata in accordance with the respective unpaid principal amounts of and interest on the Obligations then due the Agents and the Banks; and (e) the Banks (other than the Administrative Agent) shall purchase from the applicable Agent participations in the Letters of Credit to the extent of their respective Commitment Percentages. If at any time payment, in whole or in part, of any amount distributed by the Administrative Agent hereunder is rescinded or must otherwise be restored or returned by Administrative Agent as a preference, fraudulent conveyance or otherwise under any bankruptcy, insolvency or similar law, then each person receiving any portion of such amount agrees, upon demand, to return the portion of such amount it has received to the Administrative Agent.

     Section 4.7. SHARING OF PAYMENTS. If a Bank shall obtain payment of any principal of or interest on any of the Obligations due to such Bank hereunder directly (and not through the Administrative Agent) through the exercise of any right of set-off, banker's lien, counterclaim, or similar right, or otherwise, it shall promptly purchase from the other Banks participations in the Obligations held by the other Banks in such amounts, and make such other adjustments from time to time as shall be equitable to the end that all the Banks shall share the benefit of such payment pro rata in accordance with the unpaid principal of and interest on the Obligations then due to each of them.
To such end, all of the Banks shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if all or any portion of such excess payment is thereafter rescinded or must otherwise be restored. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any bank so purchasing a participation in the Obligations held by the other Banks may exercise all rights of set-off, banker's lien, counterclaim, or similar rights with respect to such participation as fully as if such bank were a direct holder of Obligations in the amount of such participation. Nothing contained herein shall require any Bank to exercise any such right or shall affect the right of any Bank to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Borrower.

     Section 4.8. NON-RECEIPT OF FUNDS BY THE ADMINISTRATIVE AGENT. Unless the Administrative Agent shall have been notified by a Bank or the borrower (the "PAYOR") prior to the date on which such Bank is to make payment to the Administrative Agent hereunder or the Borrower is to make a payment to the Administrative Agent for the account of one or more of the Banks, as the case may be (such payment being herein called the "REQUIRED PAYMENT"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to the Administrative Agent, the Administrative Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient on such date and, if the Payor has not in fact made the Required Payment to the Administrative Agent, (a) the recipient of such payment shall, on demand, pay to the Administrative Agent the amount made available to it together with interest thereon in respect of the period commencing on the date such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to the Federal Funds Effective Rate for such period and (b) the Administrative Agent shall be entitled to offset against any and all sums to be paid to such recipient, the amount calculated in accordance with the foregoing clause (a).

     Section 4.9. WITHHOLDING TAXES. All payments by the Borrower of amounts payable under any Loan Document shall be payable without deduction for or on account of any present or future taxes, duties, or other charges levied or imposed by the United States of America or by the government of any jurisdiction outside the United States of America or by any political subdivision or taxing authority of or in any of the foregoing through withholding or deduction with respect to any such payments (but excluding any tax imposed on or measured by the net income or profit of a Bank pursuant to the laws of the jurisdiction in which it is organized or in which the principal office or Applicable Lending Office of such Bank is located or any subdivision thereof or therein). If any such taxes, duties, or other charges are so levied or imposed, the Borrower will make additional payments in such amounts so that every net payment of amounts payable by it under any Loan Document, after withholding or deduction for or on account of any such present or future taxes, duties, or other charges, will not be less than the amount provided for herein or therein, provided that the Borrower may withhold to the extent required by law and shall have no obligation to pay such additional amounts to any Bank to the extent that such taxes, duties, or other charges are levied or imposed by reason of the failure or inability of such Bank to comply with the provisions of Section 4.10. The Borrower shall furnish promptly to the administrative agent for distribution to each affected Bank, as the case may be, official receipts evidencing any such withholding or reduction.

     Section 4.10. WITHHOLDING TAX EXEMPTION. Each Bank that is not incorporated under the laws of the United States of America or a state thereof agrees that it will deliver to the Borrower and the Administrative Agent two duly completed copies of United States Internal Revenue Service Form 1001 or 4224 (or a successor form), certifying in either case that such

Bank is entitled to receive payments from the Borrower under any Loan Document without deduction or withholding of any United States federal income taxes. Each Bank which so delivers a Form 1001 or 4224 further undertakes to deliver to the Borrower and the Administrative Agent two (2) additional copies of such form (or a successor form) on or before the date such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrower or the Administrative Agent, in each case certifying that such Bank is entitled to receive payments from the Borrower under any Loan Document without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law, or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Bank from duly completing and delivering any such form with respect to it and such Bank advises the Borrower and the Administrative Agent that it is not capable of receiving such payments without any deduction or withholding of United States federal income tax.

     Section 4.11. PARTICIPATION AND SETTLEMENT OBLIGATIONS ABSOLUTE; FAILURE TO FUND PARTICIPATION OR SETTLEMENT. The obligations of a Bank to fund its participation in the Letters of Credit in accordance with the terms hereof and to settle with the Administrative Agent in accordance with Section 4.6 shall be absolute, unconditional, and irrevocable and shall be performed strictly in accordance with the terms of the Loan Documents under all circumstances whatsoever, including without limitation, the following circumstances: (a) any lack of validity of any Loan Document; (b) the occurrence of any Default; (c) the existence of any claim, set-off, counterclaim, defenses, or other rights which such Bank, the Borrower, any Obligated Party, or any other Person may have; (d) the occurrence of any event that has or could reasonably be expected to have a Material Adverse Effect; (e) the failure of any condition to a Revolving Loan or the issuance of a Letter of Credit Loan under Article 6 to be satisfied; (f) the fact that after giving effect to the funding of the participation the Outstanding Revolving Credit may exceed the Borrowing Base; or (g) any other circumstance whatsoever, whether or not similar to any of the foregoing; provided that, the obligations of a Bank to fund its participation in a letter of credit or to fund a settlement under Section 4.6 may be subject to avoidance by a Bank if such Bank proves in a final nonappealable judgment that it was damaged and that such damage arose directly from the Administrative Agent's willful misconduct or gross negligence in determining whether (i) the conditions set forth in article 6 to the issuance of the letter of credit or the making of a revolving loan in question were satisfied at the time of such issuance or revolving loan or (ii) with respect to a letter of credit the documentation presented under the letter of credit in question complied with the terms thereof. If a Bank fails to fund its participation in a letter of credit or fund a settlement under Section 4.6 as required hereby, such Bank shall, subject to the foregoing proviso, remain obligated to pay to the Administrative Agent the amount it failed to fund on demand together with interest thereon in respect of the period commencing on the date such amount should have been funded until the date the amount was actually funded to the Administrative Agent at a rate per annum equal to the Federal Funds Effective Rate for such period and the Administrative Agent shall be entitled to offset against any and all sums to be paid to such Bank hereunder the amount due the Administrative Agent under this sentence.

     Section 4.12. COLLATERAL ACCOUNT. No assets are required to be held in or subject to the Collateral Account on the Closing Date. However, in order to create additional availability under the Borrowing Base or to otherwise comply with its obligations under Section 4.4(a)(i), the Borrower has the option of creating (or shall create if required under Section 4.4(a)(i)) the Collateral Account and deposit cash or other assets therein. The cash deposited in the Collateral Account may be invested by the Administrative Agent as directed by Borrower in accordance with the Administrative Agent's standard investment agreements and Section 9.5 hereof. All interest and other income earned on the assets held in or subject to the Collateral Account shall be redeposited therein. As long as the Outstanding Revolving Credit is supported through the Borrowing Base by the value of the assets held in the Collateral Account or as long as a Default exists, the Administrative Agent shall have no obligation to release its Lien in the Collateral Account or the assets held therein or pursuant thereto except as provided in the next sentence. If at any time the Borrowing Base exceeds the Outstanding Revolving Credit and No default exists, within five (5) days of Administrative Agent's receipt of Borrower's written request, the Administrative Agent shall release from the Collateral Account and the Liens relating thereto, so much of the assets held in the Collateral Account that have a market value equal to the amount of the excess and it shall not be necessary for the Administrative Agent to obtain any further consent or agreement from any Bank for such release.

                                      ARTICLE 5.

                         YIELD PROTECTION AND ILLEGALITY

     Section 5.1.  ADDITIONAL COSTS.

         (a) The Borrower shall pay directly to each Bank from time to time such amounts as such Bank may determine to be necessary to compensate it for any reasonable costs incurred by such Bank which such Bank determines in good faith are attributable to its making or maintaining of any Revolving Loans subject to Libor Accounts or Letters of Credit hereunder or its obligation to make any of such Revolving Loans hereunder or issue or participate in any Letter of Credit, or any reduction in any amount receivable by such Bank hereunder in respect of any such Revolving Loans or Letters of Credit or such obligation (such increases in costs and reductions in amounts receivable being herein called "ADDITIONAL COSTS"), resulting from any Regulatory Change which:


               (i) changes the basis of taxation of any amounts payable to such Bank under this Agreement or its Revolving Notes in respect of any of such Revolving Loans (other than franchise taxes and taxes imposed on the overall net income of such Bank or its Applicable Lending Office for any of such Revolving Loans by the United States of America or the jurisdiction in which such Bank has its principal office or such Applicable Lending Office);

              (ii) imposes or modifies any reserve, special deposit, minimum capital, capital ratio, or similar requirement relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, such

          Bank (including any of such Revolving Loans or any deposits referred to in the definition of "Libor Rate" in Section 1.1 hereof but excluding any Reserve Requirement already taken into account in calculating the Adjusted Libor Rate); or

              (iii) imposes any other condition affecting this Agreement or the Revolving Notes or any of such extensions of credit or liabilities or commitments.

     Each Bank will notify the Borrower (with a copy to the Administrative Agent) of any event occurring after the date of this Agreement which will entitle such Bank to compensation pursuant to this subsection 5.1(a) as promptly as practicable after it obtains knowledge thereof and determines to request such compensation, and will designate a different Applicable Lending Office for the Revolving Loans affected by such event if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Bank, violate any law, rule, or regulation or be in any way disadvantageous to such Bank. Each Bank will furnish the Borrower with a certificate setting forth the basis and the amount of each request of such Bank for compensation under this subsection 5.1(a). If any Bank requests compensation from the Borrower under this subsection 5.1(a), the Borrower may, by notice to such Bank (with a copy to the Administrative Agent) suspend the obligation of such Bank to issue or participate in Letters of Credit or to make Revolving Loans subject to Libor Accounts or Continue Libor Accounts as Libor Accounts or Convert Base Rate Accounts into Libor Accounts until the Regulatory Change giving rise to such request ceases to be in effect (in which case the provisions of Section 5.4 hereof shall be applicable with respect to such Libor Accounts).

          (b) Without limiting the effect of the foregoing provisions of this Section 5.1, in the event that, by reason of any Regulatory Change, any Bank either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Bank which includes deposits by reference to which the interest rate on the Revolving Loans subject to Libor Accounts is determined as provided in this Agreement or a category of extensions of credit or other assets of such Bank which includes Revolving Loans subject to Libor Accounts or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold, then, if such Bank so elects by notice to the Borrower (with a copy to the Administrative Agent), the obligation of such Bank to make Revolving Loans subject to Libor Accounts or Continue Libor Accounts as Libor Accounts or Convert Base Rate Accounts into Libor Accounts hereunder shall be suspended until the Regulatory Change giving rise to such request ceases to be in effect (in which case the provisions of Section 5.4 hereof shall be applicable).

          (c) Determinations and allocations by any Bank for purposes of this Section 5.1 of the effect of any Regulatory Change on its costs of maintaining its obligation to make Revolving Loans or issue or participate in Letters of Credit or of making or maintaining Revolving Loans or issuing or participating in Letters of Credit or on amounts receivable by it in respect of Revolving Loans or Letters of Credit, and of the additional amounts required to compensate such Bank in respect of any Additional Costs, shall, absent manifest error, be conclusive, provided that such determinations and allocations are made on a reasonable basis.

     Section 5.2. LIMITATION ON LIBOR ACCOUNTS. anything herein to the contrary notwithstanding, if with respect to any Libor Accounts under a Revolving Loan for any Interest Period therefor:

          (a) The Administrative Agent determines (which determination shall be conclusive) that quotations of interest rates for the relevant deposits referred to in the definition of "Libor Rate" in Section 1.1 hereof are not being provided in the relative amounts or for the relative maturities for purposes of determining the rate of interest for the Revolving Loans subject to such Libor Accounts as provided in this Agreement; or

          (b) Required Banks determine (which determination shall be conclusive) and notify the Administrative Agent that the relevant rates of interest referred to in the definition of "Adjusted Libor Rate" in
     Section 1.1 hereof on the basis of which the rate of interest for such Revolving Loans for such Interest Period is to be determined do not accurately reflect the cost to the Banks of making or maintaining such Revolving Loans for such Interest Period;

then the Administrative Agent shall give the Borrower prompt notice thereof specifying the relevant Libor Account and the relevant amounts or periods, and so long as such condition remains in effect, the Banks shall be under no obligation to make additional Revolving Loans subject to a Libor Account or to Convert Base Rate Accounts into Libor Accounts and the Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding Libor Accounts, either prepay the Revolving Loans subject to such Libor Accounts or Convert such Libor Accounts into Base Rate Accounts in accordance with the terms of this Agreement. Determinations made under this Section 5.2 shall be made on a reasonable basis.

     Section 5.3. ILLEGALITY. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Bank or its Applicable Lending Office to (a) honor its obligation to make Revolving Loans subject to a Libor Account hereunder or (b) maintain Revolving Loans subject to a Libor Account hereunder, then such Bank shall promptly notify the Borrower (with a copy to the Administrative Agent) thereof and such Bank's obligation to make or maintain Revolving Loans subject to a Libor Account and to Convert Base Rate Accounts into Libor Accounts hereunder shall be suspended until such time as such Bank may again make and maintain Revolving Loans subject to a Libor Account (in which case the provisions of Section 5.4 hereof shall be applicable).

     Section 5.4. TREATMENT OF AFFECTED REVOLVING LOANS. if the accounts applicable to a revolving loan of any bank (hereinafter called "affected accounts") are to be converted pursuant to section 5.1 or 5.3 hereof, the bank's affected accounts shall be automatically converted into base rate accounts on the last day(s) of the then current interest period(s)

(or, in the case of a Conversion required by subsection 5.1(b) or Section 5.3 hereof, on such earlier date as such Bank may specify to the Borrower with a copy to the Administrative Agent) and, unless and until such Bank gives notice as provided below that the circumstances specified in Section 5.1 or
5.3 hereof which gave rise to such Conversion no longer exist: (a) to the extent that such Bank's Affected Accounts have been so Converted, all payments and prepayments of principal which would otherwise be applied to such Bank's Affected Accounts shall be applied instead to its Base Rate Accounts; and (b) all Accounts which would otherwise be established or Continued by such Bank as Libor Accounts shall be made as or Converted into Base Rate Accounts and all Accounts of such Bank which would otherwise be Converted into Libor Accounts shall be Converted instead into (or shall remain as) Base Rate Accounts. If such Bank gives notice to the Borrower (with a copy to the Administrative Agent) that the circumstances specified in
Section 5.1 or 5.3 hereof which gave rise to the Conversion of such Bank's Affected Accounts pursuant to this Section 5.4 no longer exist (which such Bank agrees to do promptly upon such circumstances ceasing to exist) at a time when Libor Accounts are outstanding, such Bank's Base Rate Accounts shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Libor Accounts to the extent necessary so that, after giving effect thereto, all Accounts held by the Banks holding Libor Accounts and by such Bank are held pro rata (as to principal amounts, Types, and Interest Periods) in accordance with their respective Commitment Percentages.

     Section 5.5. COMPENSATION. The borrower shall pay to the Administrative Agent for the account of each Bank, upon the request of such Bank, such amount or amounts as shall be sufficient (in the reasonable opinion of such Bank) to compensate it for any actual loss, cost, or expense incurred by it as a result of:

          (a) Any payment or prepayment of a Revolving Loan subject to a Libor Account or Conversion of a Libor Account for any reason (including, without limitation, the repayment of such a Revolving Loan held by the Administrative Agent as a Bank resulting from the operation of Section 4.6 or the repayment of such a Revolving Loan resulting from the acceleration of the outstanding Revolving Loans pursuant to subsection 11.2(a)) on a date other than the last day of an Interest Period for the applicable Libor Account; or

          (b) Any failure by the Borrower for any reason (including, without limitation, the failure of any conditions precedent specified in
     Article 6 to be satisfied) to borrow or prepay a Revolving Loan subject to a Libor Account, or Convert a Base Rate Account to a Libor Account on the date for such borrowing, Conversion, or prepayment specified in the relevant notice of borrowing, prepayment, or Conversion under this Agreement.

Without limiting the effect of the preceding sentence, such compensation shall include an amount equal to the excess, if any, of (i) the amount of interest which otherwise would have accrued on the principal amount so paid or Converted or not borrowed for the period from the date of such payment, Conversion, or failure to borrow to the last day of the Interest Period for such Libor Account (or, in the case of a failure to borrow, the Interest Period for such Libor Account which would have commenced on the date specified for such borrowing) at the applicable rate of interest for such Libor Account provided for herein over
(ii) the interest component of the
amount such Bank would have bid in the London interbank market for Dollar deposits of leading banks and amounts comparable to such principal amount and with maturities comparable to such period.

     Section 5.6. CAPITAL ADEQUACY. If after the date hereof, any Bank shall have determined that any Regulatory Change has or would have the effect of reducing the rate of return on such Bank's (or its parent's) capital as a consequence of its obligations hereunder or the transactions contemplated hereby to a level below that which such Bank (or its parent) could have achieved but for such adoption, implementation, change, or compliance (taking into consideration such Bank's policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within ten (10) Business Days after demand by such Bank (with a copy to the Administrative Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank (or its parent) for such reduction. A certificate of such Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive, provided that the determination thereof is made on a reasonable basis. In determining such amount or amounts, such Bank may use any reasonable averaging and attribution methods.

                                      ARTICLE 6.

                                CONDITIONS PRECEDENT

     Section 6.1. EFFECTIVENESS OF AGREEMENT; INITIAL LOAN. The effectiveness of this Agreement and the obligation of each Bank to make its initial Revolving Loan and the obligations of the Administrative Agent to issue the initial Letter of Credit in each case, hereunder, are subject to the condition precedent that the Administrative Agent shall have received on or before March 16, 1998 all of the following, each dated (unless otherwise indicated) the date hereof, in form and substance satisfactory to the Administrative Agent:

          (a) RESOLUTIONS. Resolutions of the Board of Directors (or other similar authorizing documents) of the Borrower and each Domestic Granting Subsidiary certified by its Secretary or an Assistant Secretary (or other similar officer) which authorize its execution, delivery, and performance of the Loan Documents to which it is or is to be a party.

          (b) INCUMBENCY CERTIFICATE. A certificate of incumbency certified by the Secretary or an Assistant Secretary (or similar officer) of the Borrower and each Domestic Granting Subsidiary certifying the name of each of its officers (i) who are authorized to sign the Loan Documents to which it is or is to be a party (including the certificates contemplated herein) together with specimen signatures of each such officers and (ii) who will, until replaced by other officers duly authorized for that purpose, act as its representative for the purposes of signing documentation and giving notices and other communications in connection with the Loan Documents.

          (c) ARTICLES OF INCORPORATION.  The articles of incorporation
     (or similar governing document) of the Borrower and each Domestic Granting Subsidiary certified by the Secretary of State of the state of its incorporation (or the other appropriate governmental officials of its jurisdiction of organization) and dated a current date.

          (d) BYLAWS. The bylaws (or similar governing document) of the Borrower and each Domestic Granting Subsidiary certified by its Secretary or an Assistant Secretary.

          (e) GOVERNMENTAL CERTIFICATES. Certificates of the appropriate government officials of the state of incorporation (or the other appropriate governmental officials of its jurisdiction of organization) of the Borrower and each Domestic Granting Subsidiary as to its existence and good standing and certificates of the appropriate government officials of each jurisdiction in which the Borrower and each such Subsidiary is required to qualify to do business and where failure to so qualify could reasonably be expected to have a Material Adverse Effect, as to the Borrower's and each such Subsidiary's qualification to do business and good standing in such jurisdiction, all dated a current date.

          (f) REVOLVING NOTES.  The Revolving Notes executed by the
     Borrower.

          (g) ACKNOWLEDGMENT. The acknowledgment to this Agreement executed by Spectrum Integrated Services, Inc.

          (h) COLLATERAL. Copies of the Lockbox Agreements and except as set forth in Section 8.10(d), such executed documentation as the Collateral Agent may deem necessary to perfect or protect its Liens, including, without limitation, financing statements under the UCC and other applicable documentation under the laws of any jurisdiction with respect to the perfection of Liens.

          (i) OPINION OF COUNSEL. Favorable opinions of legal counsel to the Borrower and the Domestic Granting Subsidiaries, as to such matters as the Administrative Agent may reasonably request.

          (j) PRIOR AGREEMENT INTEREST. All unpaid interest and fees accrued under the Prior Agreement through the Closing Date and all other fees, expenses and other charges outstanding thereunder (including all amounts due under Section 6.5 thereof arising as a result of the termination of all interest periods thereunder on the Closing Date).

          (k) FEES. The fees due on the Closing Date as described in the letter dated February 10, 1998 from The Chase Manhattan Bank and Chase Bank of Texas, National Association to the Borrower.

          (l) BORROWING BASE REPORT. An initial Borrowing Base Report in the form of Exhibit "B" hereto, together with the accounts receivable aging required thereby, verifying that the Borrowing Availability Calculated as of January 31, 1998 is greater than or equal to Ten Million Dollars ($10,000,000).

          (m) PROJECTIONS. The Borrower's forecasted consolidated balance sheet and profit and loss statement, prepared as of the last day of and for (i) each Fiscal Quarter during the Fiscal Years ending during the years 1998 and 1999 and (ii) each of the Fiscal Years ending during the years 2000 and 2001, each prepared on a basis consistent with Borrower's historical financial statements (together with appropriate supporting details and a narrative statement of underlying assumptions).

          (n) FINANCIAL STATEMENT. The unaudited consolidated financial statements of the Borrower and the Subsidiaries for the nine (9) month period ended January 31, 1998, which shall reflect an EBITDA for Borrower of not less than Fourteen Million Dollars ($14,000,000) for such period.

          (o) ATTORNEYS' FEES AND EXPENSES. Evidence that the costs and expenses (including attorneys' fees) referred to in Section 13.1, to the extent incurred, shall have been paid in full by the Borrower.

     Section 6.2. ALL REVOLVING LOANS AND LETTERS OF CREDIT. The obligation of each Bank to make any Revolving Loan (including the initial Revolving
Loan) and the obligation of the Administrative Agent to issue any Letter of Credit is subject to the following additional conditions precedent:

          (a) NO DEFAULT. No default shall have occurred and be continuing, or would result from such revolving Loan or Letter of Credit;


          (b) REPRESENTATIONS AND WARRANTIES. All of the representations and warranties contained in Article 7 hereof and in the other Loan Documents shall be true and correct on and as of the date of such Revolving Loan or Letter of Credit with the same force and effect as if such representations and warranties had been made on and as of such date except to the extent that such representations and warranties relate specifically to another date; and

          (c) ADDITIONAL DOCUMENTATION. The Administrative Agent shall have received such additional approvals, opinions, or documents as the Administrative Agent may reasonably request.


Each notice of borrowing by the Borrower hereunder, and each request for the issuance of a Letter of Credit, shall constitute a representation and warranty by the Borrower that the conditions precedent set forth in subsections 6.2(a) and (b) have been satisfied (both as of the date of such notice and, unless the Borrower otherwise notifies the Administrative Agent prior to the date of such borrowing or Letter of Credit, as of the date of such borrowing or Letter of Credit).

                                      ARTICLE 7

                           REPRESENTATIONS AND WARRANTIES

     To induce the Agents and the Banks to enter into this Agreement, the Borrower represents and warrants to the Agents and the Banks:

     Section 7.1.   CORPORATE EXISTENCE.  The Borrower and each Subsidiary
(a) is a corporation or other entity (as reflected on Schedule 8.14) duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority to own its assets and carry on its business as now being or as proposed to be conducted, and (c) is qualified to do business in all jurisdictions in which the nature of its business makes such qualification necessary and where failure to so qualify would have a Material Adverse Effect. The Borrower and each Subsidiary has the corporate power and authority to execute, deliver, and perform their respective obligations under the Loan Documents to which it is or may become a party.

     Section 7.2 FINANCIAL STATEMENTS; PROJECTIONS.

          (a) FINANCIAL STATEMENTS. The borrower has delivered to the Administrative Agent and the Banks audited consolidated financial statements of the Borrower and the Subsidiaries as at and for the Fiscal Year ended April 30, 1997 and unaudited consolidated financial statements of the borrower and the Subsidiaries for the nine (9) month period ended

January 31, 1998. Such financial statements, have been prepared in accordance with GAAP, and present fairly, on a consolidated basis, the financial condition of the Borrower and the Subsidiaries as of the respective dates indicated therein and the results of operations for the respective periods indicated therein. Neither the Borrower nor any of the Subsidiaries has any material contingent liabilities, liabilities for taxes, unusual forward or long-term commitments, or unrealized or anticipated losses from any unfavorable commitments except as referred to or reflected in such financial statements. There has been no material adverse change in the business, condition (financial or otherwise), operations, prospects, or properties of the Borrower and the Subsidiaries taken as a whole since the effective date of the most recent financial statements referred to in this section.

          (b) PROJECTIONS. The projections described in Section 6.1(m) were prepared by Borrower based on the most recent financial statements of Borrower in light of the past operations of Borrower and were prepared on a basis consistent with GAAP, with only such adjustments thereto as would be required in accordance with GAAP. The projections described in Section 6.1(m) represent, as of the date thereof, the good faith estimate of Borrower and its senior management concerning the projected performance of Borrower's business based on the supporting details and assumptions set forth in such projections after giving effect to the transactions contemplated hereby.

     Section 7.3. CORPORATE ACTION; NO BREACH. The execution, delivery, and performance by the Borrower and each Subsidiary of the Loan Documents to which each is or may become a party and compliance with the terms and provisions hereof and thereof have been duly authorized by all requisite action on the part of the Borrower and each Subsidiary and do not and will not (a) violate or conflict with, or result in a breach of, or require any consent under (i) the articles of incorporation, bylaws or other governing documents of the Borrower or any of the Subsidiaries, (ii) any applicable law, rule, or regulation or any order, writ, injunction, or decree of any Governmental Authority or arbitrator or (iii) any material agreement or instrument to which the Borrower or any Subsidiary is a party or by which any of them or any of their property is bound or subject, or (b) constitute a default under any such agreement or instrument, or result in the creation or imposition of any Lien (except as provided herein) upon any of the revenues or assets of the Borrower or any Subsidiary.

     Section 7.4. OPERATION OF BUSINESS. The Borrower and each of the Subsidiaries possess all licenses, permits, franchises, patents, copyrights, trademarks, and trade names, or rights thereto, necessary to conduct their respective businesses substantially as now conducted and as presently proposed to be conducted except those that the failure to so possess could not reasonably be expected to have a Material Adverse Effect, and the Borrower and each of its Subsidiaries are not in violation of any valid rights of others with respect to any of the foregoing except violations that could not reasonably be expected to have a Material Adverse Effect.

     Section 7.5. LITIGATION AND JUDGMENTS. Except as disclosed in the Borrower's most recent Annual Report on Form 10K filed prior to the Closing Date under the Securities Exchange Act of 1934, as amended, there is no action, suit, investigation, or proceeding before or by any Governmental Authority or arbitrator pending, or to the knowledge of the Borrower, threatened against or affecting the Borrower or any Subsidiary, that would, if adversely determined, have a Material Adverse
Effect. There are no outstanding judgments against the Borrower or any Subsidiary. Neither borrower nor any Subsidiary has any fee ownership interest in any real property.

     Section 7.6. RIGHTS IN PROPERTIES; LIENS. The Borrower and each Subsidiary have good title to or valid leasehold interests in their respective properties and assets, real and personal, including the properties, assets, and leasehold interests reflected in the financial statements described in Section 7.2, and none of the properties, assets, or leasehold interests of the Borrower or any Subsidiary is subject to any Lien, except as permitted by Section 9.2.

     Section 7.7.   ENFORCEABILITY.   The Loan Documents to which the
Borrower or any Subsidiary is a party, when delivered, shall constitute the legal, valid, and binding obligations of the Borrower or the Subsidiary, as applicable, enforceable against the Borrower or the applicable Subsidiary in accordance with their respective terms, except as limited by bankruptcy, insolvency, or other laws of general application relating to the enforcement of creditors' rights and general principles of equity.

     Section 7.8. APPROVALS. All authorizations, approvals, and consents of, and all filings or registrations with, any Governmental Authority or third party necessary for the execution, delivery, or performance by the Borrower or any Subsidiary of the Loan Documents to which each is or may become a party or for the validity or enforceability thereof have been obtained or made.

     Section 7.9. DEBT. The Borrower and the subsidiaries have no Debt, except as permitted by Section 9.1.

     Section 7.10. TAXES. The Borrower and each Subsidiary have filed all material tax returns (federal, state, and local) required to be filed, including all income, franchise, employment, property, and sales tax returns, and have paid all of their respective liabilities for taxes, assessments, Governmental charges, and other levies that are due and payable other than those permitted to remain unpaid under the terms of Section 8.4. Except for routine sales and income tax audits for open tax years, none of which are expected to have a Material Adverse Effect or which are otherwise expected to result in a material liability, the Borrower knows of no pending investigation of the Borrower or any Subsidiary by any taxing Authority. Borrower knows of no pending but unassessed tax liability of the Borrower or any Subsidiary.

     Section 7.11. MARGIN SECURITIES. Neither the Borrower nor any Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations G, T, U, or X of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Revolving Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock.

     Section 7.12. ERISA. The Borrower and each Subsidiary are in compliance with all applicable provisions of ERISA except for such events of noncompliance that will not have a Material Adverse Effect. Neither a Reportable Event nor a Prohibited Transaction has occurred and is continuing with respect to any Plan. No notice of intent to terminate a Plan has been filed, nor has any Plan been terminated. No circumstances exist which constitute grounds entitling the PBGC to institute proceedings to terminate, or appoint a trustee to administer, a Plan, nor has the PBGC instituted any such proceedings. Neither the Borrower nor any ERISA Affiliate has completely or partially withdrawn from a Multiemployer Plan. The Borrower and each ERISA Affiliate have met their minimum funding requirements under ERISA with respect to all of their Plans except for those instances of noncompliance with such requirements that will not have a Material Adverse Effect. The present value of all vested benefits under each Plan do not exceed the fair market value of all Plan assets allocable to such benefits, as determined on the most recent valuation date of the Plan and in accordance with ERISA, by an amount that will have a Material Adverse Effect. Neither the Borrower nor any ERISA affiliate has incurred any liability to the PBGC under ERISA.

     Section 7.13. DISCLOSURE. All factual information furnished by or on behalf of the Borrower in writing to the Agents or any Bank (including, without limitation, all information contained in the Loan Documents) for purposes of or in connection with this Agreement, the other Loan Documents or any transaction contemplated herein or therein is, and all other such factual information hereafter furnished by or on behalf of the Borrower to the Agents or any Bank, will be true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information not misleading in any material respect at such time in light of the circumstances under which such information was provided.

     Section 7.14. SUBSIDIARIES. As of the Closing Date, the Borrower has no Subsidiaries other than those listed on Schedule 7.14 hereto. Schedule
7.14 sets forth the type of each Subsidiary listed thereon, the jurisdiction of incorporation or organization of each such Subsidiary, the percentage of the Borrower's ownership of the outstanding voting stock (or other ownership interests) of each such Subsidiary and with respect to each such Subsidiary that is a corporation, the authorized, issued, and outstanding capital stock of each such Subsidiary. All of the outstanding capital stock of each Subsidiary listed on Schedule 7.14 has been validly issued, is fully paid, and is nonassessable. There are no outstanding subscriptions, options, warrants, calls, or rights (including preemptive rights) to acquire, and no outstanding securities or instruments convertible into, capital stock of any Subsidiary listed on Schedule 7.14. No certificates have been issued to evidence the capital stock Borrower owns of Software Spectrum B.V.

     Section 7.15. AGREEMENTS. Neither the Borrower nor any Subsidiary is a party to any indenture, loan, or credit agreement, or to any lease or other agreement or instrument, or subject to any charter or corporate restriction that could reasonably be expected to have a material adverse effect. neither the Borrower nor any Subsidiary is in default in any respect in the performance, observance, or fulfillment of any of the obligations, covenants, or conditions contained in any Agreement or instrument to which it is a party other than defaults which will not have a material adverse effect.

     Section 7.16. COMPLIANCE WITH LAWS. Neither the Borrower nor any Subsidiary is in violation of any law, rule, regulation, order, or decree of any Governmental Authority or arbitrator other than violations which will not have a Material Adverse Effect.

     Section 7.17. INVESTMENT COMPANY ACT. Neither the Borrower nor any Subsidiary is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     Section 7.18. PUBLIC UTILITY HOLDING COMPANY ACT. Neither the Borrower nor any Subsidiary is a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     Section 7.19. ENVIRONMENTAL MATTERS. Except for those matters which will not have a Material Adverse Effect:

          (a) The Borrower, each Subsidiary, and all of their respective properties, assets, and operations are in full compliance with all Environmental Laws. The Borrower is not aware of, nor has the Borrower received written notice of, any past, present, or future conditions, events, activities, practices, or incidents which may interfere with or prevent the compliance or continued compliance of the Borrower and the Subsidiaries with all Environmental Laws;


          (b) The Borrower and each Subsidiary have obtained all permits, licenses, and authorizations that are required under applicable Environmental Laws, and all such permits are in good standing and the Borrower and its Subsidiaries are in compliance with all of the terms and conditions of such permits;

          (c) No Hazardous Materials have been used, generated, stored, transported, disposed of on, or Released from any of the properties or assets of the Borrower or any Subsidiary, and to the knowledge of Borrower, no Hazardous Materials are present at such properties, except in compliance with Environmental Laws. The use which the Borrower and the Subsidiaries make and intend to make of their respective properties and assets will not result in the use, generation, storage, transportation, accumulation, disposal, or Release of any Hazardous Material on, in, or from any of their properties or assets except in compliance with Environmental Laws;


          (d) Neither the Borrower nor any of the Subsidiaries nor any of their respective currently or previously owned or leased properties or operations is subject to any outstanding or, to the best of its knowledge, threatened order from or agreement with any Governmental Authority or other Person or subject to any judicial or administrative proceeding with respect to (i) failure to comply with Environmental Laws, (ii) Remedial Action, or
     (iii) any Environmental Liabilities arising from a Release or threatened Release;


          (e) Neither the Borrower nor any of the Subsidiaries is a treatment, storage, or disposal facility requiring a permit under the Resource Conservation and Recovery Act, 42 U.S.C. section 6901 ET SEQ., regulations thereunder or any comparable provision of state law. The Borrower and the Subsidiaries are in compliance with all applicable financial responsibility requirements of all Environmental Laws;


          (f) Neither the Borrower nor any of the Subsidiaries has filed or failed to file any notice required under applicable Environmental Law reporting a Release; and


          (g) No Lien arising under any Environmental Law has attached to any property or revenues of the Borrower or the Subsidiaries.


     Section 7.20. SOLVENCY. Each of Borrower and each Granting Subsidiary, both individually and on a consolidated basis: (A) owns and will own assets the fair saleable value of which are (I) greater than the total amount of its liabilities (including contingent liabilities) and (II) greater than the amount that will be required to pay probable liabilities of then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to it; (B) has capital that is not unreasonably small in relation to its business as presently conducted; and (C) does not intend to incur and does not believe that it will incur debts beyond its ability to pay such debts as they become due.

     Section 7.21. BENEFIT RECEIVED. Borrower and the Subsidiaries will receive reasonably equivalent value in exchange for the obligations incurred under the Loan Documents to which each is a party. Borrower and Subsidiaries will derive substantial benefit from the credit extended pursuant hereto in an amount at least equal to its obligations under the Loan Documents to which it is a party.


     Section 7.22. MATERIAL SUBSIDIARIES. As of the Closing Date, Software Spectrum B.V. and Spectrum Integrated Services, Inc. are the only Material Subsidiaries.


                                     ARTICLE 8


                                 POSITIVE COVENANTS

     The Borrower covenants and agrees that, as long as the Obligations or any part thereof are outstanding or any Bank has any Revolving Commitment hereunder, the Borrower will perform and observe the following positive covenants:

     Section 8.1. REPORTING REQUIREMENTS. The Borrower will furnish to the Administrative Agent and each Bank:


          (a) ANNUAL FINANCIAL STATEMENTS. As soon as available, and in any event within ninety-one (91) days after the end of each Fiscal Year of the Borrower, beginning with the Fiscal Year ending on April 30, 1998, (i) a copy of the annual audit report of the Borrower and the Subsidiaries for such Fiscal Year containing, on a consolidated basis, balance sheets and statements of income, retained earnings, and cash flow as at the end of such Fiscal Year and for the Fiscal Year then ended, in each case setting forth in comparative form the figures for the preceding Fiscal Year, all in reasonable detail and audited and certified on an unqualified basis by independent certified public accountants of recognized standing acceptable to the Administrative Agent, to the effect that such report has been prepared in accordance with GAAP;

          (b) QUARTERLY FINANCIAL STATEMENTS. As soon as available, and in any event within forty-six (46) days after the end of each Fiscal Quarter beginning with the Fiscal Quarter ending January 31, 1998, a copy of an unaudited financial report of the Borrower and the Subsidiaries as of the end of such Fiscal Quarter and for the portion of the Fiscal Year then ended containing, on a consolidated and (except with respect to the statement of cash flow) consolidating basis, a balance sheet and statements of income, retained earnings, and cash flow, in each case (except in the case of the consolidating statements) setting forth in comparative form the figures for the corresponding periods of the preceding Fiscal Year, All in reasonable detail certified by the chief financial officer or chief operating officer of the Borrower to have been prepared in accordance with GAAP and to fairly present (subject to year-end audit adjustments) the financial condition and results of operations of the Borrower and the Subsidiaries, on a consolidated and consolidating basis, at the date and for the periods indicated therein;


          (c) COMPLIANCE CERTIFICATE. Accompanying the financial statements required to be delivered under Subsections 8.1 (a) and 8.1 (b), a Compliance Certificate;


          (d) BORROWING BASE REPORT. As soon as available, and in any event within twenty (20) days after the end of each month (the last day of each month a "REPORT DATE"), a Borrowing Base Report in substantially the form of Exhibit "B" hereto together with an accounts receivable aging report (reflecting all journal entries and adjustments including all customer credits and debits), a report showing all contra calculations, specifying, among other items, the accounts payable balances owed to its top ten vendors, an inventory designations report, a collections report and lockbox statements (all the foregoing herein the "RECEIVABLES REPORTS") collectively for the Borrower and each Granting Subsidiary any portion of whose accounts are included as Eligible Accounts as of the applicable Report Date;


          (e) RECEIVABLE REPORTING. If a Daily Collection Event occurs and the Administrative Agent requests, the Borrower shall furnish to the Administrative Agent the Receivables Reports (i) once each week if the Borrowing Availability is in excess of Five Million Dollars ($5,000,000) as of any date of determination or (ii) on each Business Day if the Borrowing Availability at any time drops below Five Million Dollars ($5,000,000) for any three (3) consecutive Business Days as determined by the Administrative Agent. Once Daily Collection Procedures have been established, they shall remain in effect until the Administrative Agent determines in its discretion that they are no longer necessary. The Receivables Reports delivered under this clause (e) shall be prepared as of the preceding Business Day prior to the date of the delivery of such reports, or in the case of weekly reporting, for the period since the last weekly report;

          (f) ANNUAL PROJECTIONS. As soon as available and in any event prior to the beginning of each Fiscal Year through the Fiscal Year beginning May 1, 2000, the Borrower will deliver Annual Projections on a Fiscal Quarter by Fiscal Quarter basis for the forthcoming Fiscal Year and a proforma projection of the borrower's compliance with the financial covenants in this Agreement for the same period;


          (g) MANAGEMENT LETTERS. Promptly upon receipt thereof, a copy of any management letter or written report submitted to (i) the Borrower or any Granting Subsidiary by independent certified public accountants with respect to any matter relating to the business, condition (financial or otherwise), operations, prospects, or properties of the Borrower or any Subsidiary and (ii) any other Subsidiary by independent certified public accountants with respect to any matter that could reasonably be expected to have a Material Adverse Effect;


          (h) NOTICE OF LITIGATION. Promptly after the commencement thereof, notice of all actions, suits, and proceedings before any Governmental Authority or arbitrator affecting the Borrower or any Subsidiary which, if determined adversely to the Borrower or such Subsidiary, could reasonably be expected to have a Material Adverse Effect;


          (i) NOTICE OF DEFAULT. As soon as possible and in any event within five (5) Business Days after an officer of the Borrower has knowledge of the occurrence of each Default, a written notice setting forth the details of such Default and the action that the borrower has taken and proposes to take with respect thereto;


          (j) ERISA REPORTS. If requested by the Administrative Agent, promptly after the filing or receipt thereof, copies of all reports, including annual reports, and notices which the Borrower or any Subsidiary files with or receives from the PBGC or the U.S. Department of Labor under ERISA; and as soon as possible and in any event within five (5) Business Days after the Borrower or any Subsidiary knows or has reason to know that any Reportable Event or Prohibited Transaction has occurred with respect to any Plan or that the PBGC or the Borrower or any Subsidiary has instituted or will institute proceedings under Title IV of ERISA to terminate any Plan which in each case could reasonably be expected to have a Material Adverse Effect, a certificate of the chief financial officer of the Borrower setting forth the details as to such Reportable Event or Prohibited Transaction or Plan termination and the action that the Borrower proposes to take with respect thereto;


          (k) REPORTS TO OTHER CREDITORS. Promptly after the furnishing thereof, copies of any statement or report furnished to any other party pursuant to the terms of any indenture, loan, or credit or similar agreement and not otherwise required to be furnished to the Administrative Agent and the Banks pursuant to any other clause of this Section;

          (l) NOTICE OF MATERIAL ADVERSE EFFECT. As soon as possible and in any event within five (5) Business Days after an officer of the Borrower has knowledge of the occurrence thereof, written notice of any matter that could reasonably be expected to have a Material Adverse Effect;


          (m) PROXY STATEMENTS, ETC. As soon as available, one copy of each financial statement, report, notice or proxy statement sent by the Borrower or any Subsidiary to its stockholders generally and one copy of each regular, periodic, or special report, registration statement, or prospectus filed by the Borrower or any Subsidiary with any securities exchange or the Securities and Exchange Commission or any successor agency; and


          (n) GENERAL INFORMATION. Promptly, such other information concerning the Borrower or any Subsidiary as the Administrative Agent or any Bank may from time to time reasonably request.


     Section 8.2. MAINTENANCE OF EXISTENCE; CONDUCT OF BUSINESS. The Borrower will, and will cause each Subsidiary to, preserve and maintain (I) its corporate existence (except as permitted by Section 9.3) and (II) all of its leases, privileges, licenses, permits, franchises, qualifications, and rights that are necessary or desirable in the ordinary conduct of its business. The Borrower will, and will cause each Subsidiary to, conduct its business in an orderly and efficient manner in accordance with good business practices.


     Section 8.3. MAINTENANCE OF PROPERTIES. The Borrower will, and will cause each Subsidiary to, maintain, keep, and preserve all of its material properties necessary in the conduct of its business in good working order and condition (exclusive of ordinary wear and tear).


     Section 8.4. TAXES AND CLAIMS. The Borrower will, and will cause each Subsidiary to, pay or discharge at or before maturity or before becoming delinquent (A) all taxes, levies, assessments, and governmental charges imposed on it or its income or profits or any of its property, and (B) all valid and lawful claims for labor, material, and supplies, which, if unpaid, might become a Lien upon any of its property; PROVIDED, however, that neither the Borrower nor any Subsidiary shall be required to pay or discharge any tax, levy, assessment, or governmental charge which (I) is being contested in good faith by appropriate proceedings diligently pursued and for which adequate reserves have been established or (II) does not exceed One Million Dollars ($1,000,000) in the aggregate or in any individual case and will not, if left unpaid, result in a Lien on the property of Borrower or any Subsidiary.


     Section 8.5. INSURANCE. The Borrower will, and will cause each Subsidiary to, maintain insurance with financially sound and reputable insurance companies in such amounts and covering such risks as are usually carried by corporations engaged in similar businesses and owning similar properties in the same general areas in which the Borrower and the Subsidiaries operate, provided that in any event the Borrower will maintain and cause each Subsidiary to maintain workmen's compensation insurance (or alternate comparable coverage as required by law), property insurance, comprehensive general liability insurance and products liability insurance reasonably satisfactory to the Collateral Agent. Each general liability insurance policy shall name the administrative agent as additional insured, each insurance policy covering Collateral shall name the Collateral Agent as loss payee and shall provide that such policy will not be canceled or materially changed without thirty (30) days prior written notice to the Collateral Agent.


     Section 8.6 INSPECTION RIGHTS; RECEIVABLE VERIFICATION. Upon reasonable notice (which may be telephonic notice), at any other reasonable time and as often as the Administrative Agent may request, Borrower will, and will cause each Subsidiary to permit any authorized representative designated by the Administrative Agent, together with any authorized representative of any Bank desiring to accompany the Administrative Agent to (a) visit and inspect the properties and financial records of the Borrower and the Subsidiaries (including those records relating to the existence and condition of the accounts receivable), (B) make extracts from such financial records, and (C) discuss the affairs, finances and condition of the Borrower and the Subsidiaries with its officers and employees and the borrower's independent public accountants. The Administrative Agent shall also have the right to verify with any and all customers of the Borrower and any Obligated Party the existence and condition of the accounts receivable, as often as the Administrative Agent may require. When no Default exists, the Administrative Agent shall provide the Borrower prior notice of its intent to conduct such verifications with customers and shall identify the customers to be contacted. When a Default exists, the Administrative Agent may conduct verifications with customers without any notice to the Borrower or any Obligated Party.


     Section 8.7. KEEPING BOOKS AND RECORDS. The Borrower will, and will cause each Subsidiary to, maintain proper books of record and account in which full, true, and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to its business and activities.


     Section 8.8. COMPLIANCE WITH LAWS. The Borrower will, and will cause each Subsidiary to, comply in all material respects with all applicable laws (including, without limitation, all Environmental Laws), rules, regulations, orders, and decrees of any Governmental Authority or Arbitrator.


     Section 8.9. COMPLIANCE WITH AGREEMENTS. The Borrower will, and will cause each Subsidiary to, comply in all material respects with all agreements, contracts, and instruments binding on it or affecting its properties or business.


     Section 8.10. FURTHER ASSURANCES; COLLATERAL MATTERS; EXCEPTIONS TO PERFECTION.


          (a) Further Assurance and Exceptions to Perfection. The Borrower will, and will cause each Subsidiary to, execute and deliver such further documentation and take such further action as may be requested by the Administrative Agent to carry out the provisions and purposes of the Loan Documents and to create, preserve, and perfect the Liens of the Administrative Agent for the benefit of itself and the Banks in the Collateral; provided that prior to the occurrence of a Default neither Borrower nor any Granting Subsidiary shall be required to:

               (i) obtain any landlord or mortgage waivers or subordinations agreements except (A) from the landlord of Borrower's inventory distribution center in Louisville, Kentucky and (B) Borrower must obtain by May 15,1998 an access agreement in a form satisfactory to the Administrative Agent from the landlord of the Borrower's corporate headquarters; or

               (ii) obtain any documentation from any third party in possession of any inventory or otherwise perfect or protect the Collateral Agent's Lien therein as long as the aggregate book value of such inventory of Borrower and the Granting Subsidiaries does not exceed Two Million Five Hundred Thousand Dollars ($2,500,000) in the aggregate; or

               (iii) obtain the consent or authorization from any third party who has entered into a reseller, volume licensing, maintenance or similar agreement with Borrower or a Granting Subsidiary or who may otherwise have intellectual property rights in any inventory of Borrower or a Granting Subsidiary.

          If a Default occurs, the Borrower shall notify the Administrative Agent and shall take such action as the Administrative Agent may request to perfect and protect the Liens of the Collateral Agent in the applicable Collateral. If a Default has not occurred but the book value of inventory of Borrower and the Granting Subsidiaries held by third parties exceeds Two Million Five Hundred Thousand Dollars ($2,500,000) in the aggregate, then the Borrower shall notify the Administrative Agent and shall take such action as the Administrative Agent may request to perfect and protect the Liens of the Collateral Agent in the inventory at each location where the book value of the inventory at such location equals or exceeds Five Hundred Thousand Dollars ($500,000).

          (b) MATERIAL SUBSIDIARY PLEDGE. Upon the creation or acquisition of any Material Subsidiary who is organized under the laws of the United States or a State thereof or if any existing Subsidiary who is organized under the laws of the United States or a State thereof becomes a Material Subsidiary, the Borrower shall cause such Material Subsidiary to execute and deliver a Guaranty, a Subsidiary Security Agreement and such other documentation as the Administrative Agent may request to cause such Material Subsidiary to evidence, perfect, or otherwise implement the guaranty and security for repayment of the Obligations contemplated by a Guaranty and Subsidiary Security Agreement. As used herein, "MATERIAL SUBSIDIARY" means, at any date of determination, any Subsidiary (i) whose consolidated net worth equals or exceeds five percent (5%) of the consolidated net worth of the Borrower, or (ii) the book value of whose total assets equals or exceeds five percent (5%) of the book value of the total assets of Borrower and the Subsidiaries determined on a consolidated basis, or (iii) whose revenue for the most recently completed Fiscal Year equals or exceeds five percent (5%) of the revenue of Borrower and the Subsidiaries determined on a consolidated basis for such Fiscal Year. In calculating revenue under the foregoing clause (iii) for a Fiscal Year, if a Subsidiary acquires the assets of a Target either directly or through a merger, the revenue of the Target for the period during such Fiscal Year prior to the acquisition shall be added to the revenue of the Borrower and such Subsidiary for purposes of determining compliance with subsection 9.3 (iv)
     (e). Borrower shall promptly advise the Administrative Agent when a Material Subsidiary is created or acquired or if any existing Subsidiary becomes a Material Subsidiary.

          (c) BORROWER PLEDGE OF SUBSIDIARY STOCK. If any Material Subsidiary owned directly by Borrower is created or acquired after the Closing Date, the Borrower shall execute and deliver to the Administrative Agent an amendment to the Borrower Pledge Agreement describing as collateral thereunder the stock of or other ownership interests in the new Material Subsidiary and the Borrower shall deliver the certificates representing such stock or other interests to the Collateral Agent together with undated stock or other powers duly executed in blank; provided, however, that with respect to any Foreign Subsidiary, such Collateral shall include no more than sixty-six and two-thirds percent (66 2/3%) of the outstanding stock or other ownership interests of such Foreign Subsidiary. If Borrower has pledged the stock of or other ownership interests in a Foreign Subsidiary pursuant to the Prior Agreement but such Subsidiary is not a Material Subsidiary, then Borrower shall have no obligation to cause any further shares of or other ownership interests in such Foreign Subsidiary to be pledged unless such Foreign Subsidiary becomes a Material Subsidiary.

     Section 8.11. ERISA. The Borrower will, and will cause each Subsidiary to, comply with all minimum funding requirements and all other requirements of ERISA, if applicable, so as not to give rise to any liability which will have a Material Adverse Effect.


                                     ARTICLE 9


                                 NEGATIVE COVENANTS

     The Borrower covenants and agrees that, as long as the Obligations or any part thereof are outstanding or any Bank has any Revolving Commitment hereunder, the Borrower will perform and observe the following negative covenants:

     Section 9.1. DEBT. The Borrower will not, and will not permit any Subsidiary to, incur, create, assume, or permit to exist any Debt, except:


          (a) Debt to the Agents and Banks pursuant to the Loan Documents, existing Debt described on Schedule 9.1 and any extensions, renewals or refinancings of such existing Debt so long as (i) the principal amount of such Debt after such renewal, extension or refinancing shall not exceed the principal amount of such Debt which was outstanding immediately prior to such renewal, extension or refinancing, (ii) such Debt shall not be secured by any assets other than assets securing such Debt, if any, prior to such renewal, extension or refinancing; and (iii) to the extent any such Debt is subordinated to the Obligations, such Debt must be subordinated to the Obligations on substantially the same terms;

          (b) Intercompany Debt owed by a Subsidiary to Borrower or owed by a Subsidiary to its parent incurred in accordance with the restrictions set forth in Section 9.5; PROVIDED that (i) the obligations of each obligor of such Debt must be subordinated in right of payment to any liability such obligor may have for the Obligations from and after such time as any portion of the Obligations shall become due and payable (whether at stated maturity, by acceleration or otherwise) and (ii) such Debt must be incurred in the ordinary course of business and on terms customary for intercompany borrowings among Borrower and the Subsidiaries or must be made on such other terms and provisions as the Administrative Agent may reasonably require;


          (c) Debt (including Capital Lease Obligations) not to exceed Five Million Dollars ($5,000,000.00) in the aggregate at any time outstanding secured by purchase money liens permitted by Section 9.2;


          (d) Guaranties incurred in the ordinary course of business with respect to surety and appeal bonds, performance and return-of-money bonds, and other similar obligations not exceeding at any time outstanding Four Million Dollars ($4,000,000) in aggregate liability;


          (e) Guarantees of (i) trade accounts payable owed by the Subsidiaries and arising in the ordinary course of business and (ii) Debt of Subsidiaries and Foreign Ventures; PROVIDED THAT: (A) the Debt Guaranteed is otherwise permitted hereunder; (B) no Default exists or would result from such Guarantee; (C) the sum of the aggregate outstanding principal amount of the Debt of Foreign Subsidiaries and Foreign Ventures Guaranteed (including without limitation, such Debt supported by letters of credit issued for the account of Borrower or a Subsidiary) plus the aggregate outstanding principal amount of the loans, advances, other extensions of credit made to and investments and contributions in Foreign Subsidiaries and Foreign Ventures by Borrower and the Subsidiaries (including in all cases those outstanding on the Closing Date) minus the aggregate amount of all loans, advances and other extensions of credit to, and contributions and investments in, Software Spectrum Canada in an aggregate amount at any time not to exceed the gross Dollar amount (such Dollar amount being calculated based on the exchange rate for the exchange of Canadian Dollars to Dollars as set forth in the Wall Street Journal, or other publication acceptable to Administrative Agent, as of the date of determination) of the accounts receivables of Software Spectrum Canada (such sum, the "FOREIGN SUBSIDIARY OBLIGATIONS") shall not at any time exceed the Foreign Subsidiary Limit after giving effect to such Guarantee; and (D) Borrower shall have provided the Administrative Agent evidence of its compliance with the foregoing clause (c). The term "FOREIGN SUBSIDIARY LIMIT" means at any time a Dollar amount equal to the sum of (i) Thirty Million Dollars ($30,000,000) plus (ii) Ten Million Dollars ($10,000,000), but the Foreign Subsidiary Limit shall be increased by this clause (ii) only if at the time of determination and after giving effect to the Guarantee, loan, advance, other extension of credit, investment or contribution in question, the average daily balance of the sum of Borrower's cash, cash equivalents and the Borrowing Availability for the preceding thirty (30) days and calculated as if the guarantee, loan, advance, other extension of credit, investment or contribution in question occurred on the first day of said period, equals or exceeds Fifteen Million Dollars ($15,000,000);


          (f) Debt arising in connection with foreign exchange or currency hedging transactions entered into in the ordinary course of business to enable Borrower or a Subsidiary to limit the market risk of holding currency in either the cash or futures market;


          (g) Debt arising in connection with interest rate swap, cap, collar or similar agreements entered into in the ordinary course of business to fix or limit Borrower's or any Subsidiaries' interest expense;


          (h) Debt of Subsidiaries the principal amount of which is secured in full by Letters of Credit;


          (i) Debt of Borrower which is subordinated to the Obligations on terms and conditions that the Required Banks have determined on a reasonable basis to be satisfactory to them and with the approval of such terms and conditions not to be unreasonably withheld; provided no Default exists or would result therefrom as of the date of the incurrence thereof;


          (j) Debt, in addition to that permitted by Subsection 9.1(c), incurred to finance the purchase of substantially all the assets or stock of another Person in, or assumed in connection with, a transaction otherwise permitted hereby; provided, that (i) the aggregate amount of such Debt incurred or assumed in any Fiscal Year shall not exceed Ten Million Dollars ($10,000,000), (ii) no Default exists or would result therefrom as of the date of the incurrence thereof, and (iii) the Incurrence Test is satisfied as of the date of the incurrence thereof;


          (k) Trade accounts payable arising in the ordinary course of business that are not past due by more than one hundred twenty (120) days or that are past due by more than one hundred twenty (120) days but are being contested in good faith by appropriate proceedings diligently pursued;


          (l)   Unsecured Debt, in addition to the Debt permitted by clauses
     (a) through (k) of this section 9.1, incurred to finance working capital requirements and owed to key vendors; provided that (A) the aggregate amount of the Debt incurred under the permissions of this clause (l) shall not exceed Twenty Million Dollars ($20,000,000) at any time outstanding;
     (B) as of the date of the incurrence of any Debt under this clause (l), no Default exists or would result therefrom; and (C) as of the date of the incurrence of any Debt under this clause (l), the Incurrence Test is satisfied and the Borrower shall have provided the Administrative Agent evidence thereof; and


          (m) Unsecured Debt with overnight or other short term maturities, in addition to the debt permitted by clauses (a) through (l) of this Section 9.1, incurred to finance working capital requirements and owed to commercial banks (the "SHORT TERM BANK DEBT"); provided that (A) the aggregate amount of the Short Term Bank Debt incurred under the permissions of this clause (m) shall not exceed Five Million Dollars ($5,000,000) at any time outstanding and (B) as of the date of the incurrence of any Debt under this clause (m), no Default exists or would result therefrom.


     The term "INCURRENCE TEST" means, as of any date and with respect to the incurrence of any Debt, that as of such date the ratio of the Borrower's total Debt (excluding trade accounts payable) to its Pro Forma EBITDA for the most recently completed twelve months ending prior to the calculation of the Incurrence Test is equal to or less than 4.75 to 1.0, calculated as of the proposed date of the incurrence of the Debt in question and including in "total Debt" the Debt to be incurred. The term "PRO FORMA EBITDA" means, for any period, the total of the following calculated without duplication for such period: (a) Borrower's EBITDA plus (b) if calculated with respect to Debt to be incurred under clause (j) of this Section 9.1 or after any such Debt is incurred, the EBITDA of the Person to be or who has been acquired or whose assets are to be or have been acquired or, as applicable, the EBITDA of such Person attributable to the assets to be or which have been acquired, but, in each case only to the extent such EBITDA can be established in a manner satisfactory to the Administrative Agent based on financial statements prepared on a basis consistent with GAAP.

     Section 9.2 LIMITATION ON LIENS AND RESTRICTIONS ON SUBSIDIARIES. The Borrower will not, and will not permit any Subsidiary to, incur, create, assume, or permit to exist any Lien upon any of its property, assets, or revenues, whether now owned or hereafter acquired, except the following, none of which shall encumber the Collateral other than those Liens described in clauses (b),
(d), (e) AND (h):


          (a) Existing Liens disclosed on Schedule 9.2 hereto and any extensions of the period of existence thereof;


          (b) Liens in favor of the Collateral Agent for the benefit of itself and the Banks pursuant to the Loan Documents;


          (c) Encumbrances consisting of minor easements, zoning restrictions, or other restrictions on the use of real property that do not (individually or in the aggregate) materially affect the value of the assets encumbered thereby or materially impair the ability of the borrower or the Subsidiaries to use such assets in their respective businesses, and none of which is violated in any material respect by existing or proposed structures or land use;

          (d)    Liens (other than Liens relating to Environmental
     Liabilities or ERISA) for taxes, assessments, or other governmental charges
     (i) that are not delinquent, (ii) which secure obligations in an amount, when added to the amounts secured by the liens described in the first phrase of clause (e) (ii) below, is less than One Million Dollars ($1,000,000), in the aggregate or in any individual case, as long as the holder of such Lien has not taken any action which is not stayed or enjoined to enforce such Lien or (iii) which are being contested in good faith and for which adequate reserves have been established;


          (e) Liens of mechanics, materialmen, warehousemen, carriers, landlords, or other similar statutory Liens securing obligations that are incurred in the ordinary course of business and which (i) secure obligations that are not yet due, (ii) are being contested in good faith and for which adequate reserves have been established or (iii) which secure obligations in an amount, when added to the amounts secured by the Liens described in the first phrase of clause (d) (ii) above, is less than One Million Dollars ($1,000,000), in the aggregate or in any individual case, as long as the holder of such Lien has not taken any action which is not stayed or enjoined to enforce such Lien;

          (f) Liens resulting from good faith deposits to secure payments of workmen's compensation or other social security programs or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, and contracts (other than for payment of Debt);


          (g) LIens for purchase money obligations and Capital Lease Obligations which do not encumber the Collateral; PROVIDED that: (i) the Debt secured by any such Lien is permitted under Section 9.1; (ii) any such Lien encumbers only the asset so purchased; (iii) no Default exists or would result as of the date the Lien is created; and (iv) the Debt secured thereby does not exceed an amount equal to the purchase price of the asset purchased;


          (h) Liens related to any attachment or judgment not constituting an Event of default; and


          (i) Liens arising from filing UCC financing statements regarding leases permitted by this Agreement.


Neither the Borrower nor any Subsidiary shall enter into or assume any agreement (other than the Loan Documents) prohibiting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired; PROVIDED that, in connection with the creation of purchase money Liens, the Borrower or the Subsidiary may agree that it will not permit any other Liens to encumber the asset subject to such purchase money Lien. Except as provided herein, the Borrower will not and will not permit any Subsidiaries directly or indirectly to create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary to: (1) pay dividends or make any other distribution on any of such Subsidiary's capital stock owned by the Borrower or any Subsidiary;

(2) subject to subordination provisions, pay any Debt owed to the Borrower or any other Subsidiary; (3) make loans or advances to the Borrower or any other Subsidiary; or (4) transfer any of its property or assets to the Borrower or any other Subsidiary.

     Section 9.3. MERGERS, ETC. The Borrower will not, and will not permit any Subsidiary to, become a party to a merger or consolidation, or purchase or otherwise acquire all or a substantial part of the business or assets of any Person or any shares or other evidence of beneficial ownership of any Person, or wind-up, dissolve, or liquidate itself; PROVIDED THAT, (i) the Borrower and the Subsidiaries may acquire assets or shares or other evidence of beneficial ownership of a Person in accordance with the restrictions set forth in Section 9.5; (ii) any Subsidiary may merge into or consolidate with Borrower or any other Subsidiary if the surviving Person assumes the obligations of the applicable Subsidiary under the Loan Documents and is solvent as contemplated under Section 7.20 hereunder after giving effect to such merger or consolidation, except that any domestic granting Subsidiary may not be merged into or consolidated with a foreign Subsidiary; (iii) the Borrower or any Subsidiary (the "ACQUIRING COMPANY") may acquire all or substantially all of the assets of any Subsidiary (a "TRANSFERRING SUBSIDIARY") if the acquiring company assumes all the Transferring Subsidiary's liabilities, including without limitation, all liabilities of the Transferring Subsidiary under the loan documents to which it is a party and if all of the capital stock of the Transferring Subsidiary is owned directly or indirectly by the Acquiring Company (and, following such assignment and assumption, such Transferring Subsidiary may wind up, dissolve and liquidate); and (iv) Borrower or a Subsidiary may acquire (directly or through a merger in which the borrower or Subsidiary is the surviving Person) one hundred percent (100%) of the equity interests issued by a Person or all or a substantial part of a Person's assets (a Person who is, or whose assets are, to be acquired under this subsection 9.3 (iv), herein a "TARGET") if such transaction is approved by the required banks (with the determination by a bank whether to approve such a transaction not to be unreasonably withheld) or if all of the following conditions are satisfied:


          (a)  No Default exists or would result therefrom;

          (b) The Target is involved in the type of business activities described in Section 9.9;

          (c) If the proposed acquisition is an acquisition of the stock of a Target, the acquisition will be structured so that the Target will become a wholly-owned Subsidiary directly owned by Borrower. If the proposed acquisition is an acquisition of assets, the acquisition will be structured so that Borrower or a wholly-owned Subsidiary directly owned by Borrower will acquire all or substantially all of the assets of the Target;

          (d) The Purchase Price for the proposed acquisition does not exceed Five Million Dollars ($5,000,000) and the sum of the Purchase Price for the proposed acquisition plus the aggregate amount of the Purchases Prices paid in the same Fiscal Year for all other acquisitions under the permissions of this Section 9.3 does not exceed Ten Million Dollars ($10,000,000) (the term "PURCHASE PRICE" means, as of any date of determination and with respect to a proposed acquisition, the purchase price to be paid for the Target or its assets, including all cash consideration paid (whether classified as purchase price, noncompete or consulting payments or otherwise), the Dollar amount of all Debt to be paid or assumed by the purchaser and the Dollar value of all other assets to be transferred by the purchaser in connection with such acquisition to the seller (including any stock issued to the seller) all valued in accordance with the applicable purchase agreement).

          (e) The obligations arising under subsection 8.10(b) shall be fulfilled simultaneously with the closing of the acquisition in question.

     Section 9.4. RESTRICTIONS ON DIVIDENDS AND OTHER DISTRIBUTIONS. The Borrower will not and will not permit any Subsidiary to directly or indirectly declare, order, pay, make or set apart any sum for (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of the Borrower or any Subsidiary now or hereafter outstanding, except a dividend payable solely in shares of stock; (b) any redemption, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of the Borrower or any Subsidiary now or hereafter outstanding; or (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options, or other rights to acquire shares of any class of stock of the Borrower or any of its Subsidiaries now or hereafter outstanding; EXCEPT THAT:


          (i) Subsidiaries of the Borrower may make, declare, and pay dividends and make other distributions to Borrower or to other Subsidiaries with respect to their common or ordinary stock in the ordinary course of business and to allow Borrower to pay dividends permitted hereunder;

          (ii) prior to January 31, 1999, Borrower may repurchase its capital stock in one or more transactions pursuant to its stock repurchase program in existence on the Closing Date if as the time of each such purchase and after giving effect thereto no Default exists or would result therefrom and the aggregate purchase price paid for all such repurchases since the Closing Date (including the repurchase in question) shall not exceed One Million Seven Hundred Fifty Thousand Dollars ($1,750,000); and

          (iii) Borrower may pay cash dividends or repurchase its capital stock in excess of the amount set forth in clauses (ii) above; provided (1) after giving effect to the dividends paid or the stock repurchased, no Default exists or would result therefrom, (2) after giving effect to the dividends paid or the stock repurchased, the average daily balance of the sum of Borrower's cash, cash equivalents and the Borrowing Availability for the thirty (30) days preceding the date of payment and calculated as if the dividend had been paid or the stock repurchased on the first (1st) day of such period equals or exceeds Fifteen Million Dollars ($15,000,000), and (3) after giving effect to the dividends paid or the stock repurchased, the aggregate amount dividended plus the aggregate purchase price of the stock repurchased under this clause (iii) in any twelve (12) month period shall not exceed an amount equal to fifty percent (50%) of the Excess
     Cash Flow for the most recently completed twelve (12) month period ended prior to the date the dividend is paid or the stock repurchased.
     For purposes of the foregoing, "EXCESS CASH FLOW" means, for any twelve (12) month period, the total of the following for the Borrower and its Subsidiaries on a consolidated basis, each calculated for such period (without duplication): (a) EBITDA; LESS (b) any income or franchise taxes included in the determination of Net Income but excluding any deferred tax so included; LESS (c) the unfinanced portion of Capital Expenditures (including those funded with advances under the Revolving Loan); LESS (d) scheduled amortization of Debt actually paid; LESS (e) Interest Expense; LESS (f) dividends and other distributions paid on the capital stock of the Borrower; LESS (g) all repurchases by Borrower of its capital stock.

     Section 9.5. INVESTMENTS. The Borrower will not, and will not permit any Subsidiary to, make or permit to remain outstanding any advance, loan, other extension of credit, or capital contribution to or investment in any Person, or purchase or own any stock, bonds, notes, debentures, or other securities of any Person, or be or become a joint venturer with or partner of any Person, except:


          (a) readily marketable direct obligations of the United States of America or any agency thereof with maturities of one year or less from the date of acquisition and any other securities issued or guaranteed as to timely payment by any governmental agency of the United States of America;


          (b) fully insured certificates of deposit with maturities of one year or less from the date of acquisition issued by either Agent or any commercial bank operating in the United States of America having capital and surplus in excess of Five Billion Dollars ($5,000,000,000);

          (c) commercial paper or bonds of a domestic issuer if at the time of purchase such paper or bonds are rated in one of the two highest rating categories of Standard and Poor's Corporation or Moody's Investors Service, Inc.;


          (d) loans and advances to employees for business expenses incurred in the ordinary course of business;


          (e)    existing investments described on Schedule 9.5 hereto;


          (f) loans, advances and other extensions of credit to Domestic Granting Subsidiaries made in accordance with the restrictions set forth in
     Section 9.1 (b); PROVIDED THAT, at the time any such loan, advance or other extension of credit is made, no Default exists or would result therefrom;


          (g) loans, advances and other extensions of credit to Foreign Subsidiaries and Foreign Ventures made in accordance with the restrictions set forth in Section 9.1(b); PROVIDED THAT, (i) at the time of any such advance, loan or other extension of credit, no Default exists or would result therefrom, (ii) after giving effect to the loan, advance or extension of credit, the Foreign Subsidiary Obligations shall at no time exceed the

     Foreign Subsidiary Limit and (iii) Borrower shall have provided the Administrative Agent evidence of its compliance with clause (ii) preceding on the date of the proposed loan, advance or other extension of credit;

          (h) capital contributions and investments in Domestic Granting Subsidiaries as long as at the time a capital contribution or investment is made, no Default exists or would result therefrom and Borrower complies with its obligations under Section 8.10 hereof and under Section 2.4 of the Borrower Pledge Agreement;

          (i) capital contributions and investments in Foreign Subsidiaries and Foreign Ventures; PROVIDED THAT, (i) at the time any such capital contribution or investment is made, no Default exists or would result therefrom; (ii) after giving effect to such capital contribution or investment, the Foreign Subsidiary Obligations shall not exceed the Foreign Subsidiary Limit; (iii) Borrower complies with its obligations under
     Section 8.10 hereof and under Section 2.4 of the Borrower Pledge Agreement; and (iv) Borrower shall have provided the Administrative Agent evidence of its compliance with clause (ii) preceding on the date of the proposed equity investment;

          (j) investments by Foreign Subsidiaries which are held or made outside the United States of America of the same or similar quality as the investments described in clauses (a), (b) and (c) of this Section 9.5;

          (k) Guarantees permitted by Section 9.1;

          (l) purchases by Borrower of its capital stock permitted by Section 9.4; and

          (m) the acquisition of all the shares or other beneficial ownership of a Person in accordance with subsection 9.3(iv).

     Section 9.6. LIMITATION ON ISSUANCE OF CAPITAL STOCK. Except as permitted by Section 9.4 and except for issuances, sales, assignments or other disposition to Borrower, or to a Subsidiary which is the parent of the issuer, the borrower will not permit any Subsidiary to, at any time issue, sell, assign, or otherwise dispose of (a) any of its capital stock, (b) any securities exchangeable for or convertible into or carrying any rights to acquire any of its capital stock, or
(c) any option, warrant, or other right to acquire any of its capital stock.

     Section 9.7. TRANSACTIONS WITH AFFILIATES. The Borrower will not, and will not permit any Subsidiary to, enter into any transaction, including, without limitation, the purchase, sale, or exchange of property or the rendering of any service, with any Affiliate of the Borrower or such Subsidiary, except in the ordinary course of and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than would be obtained in a comparable arms-length transaction with a Person not an Affiliate of the Borrower or such Subsidiary.

     Section 9.8 DISPOSITION OF ASSETS. The Borrower will not, and will not permit any Subsidiary to, sell, lease, assign, transfer, or otherwise dispose of any of its assets, except (a) dispositions of inventory in the ordinary course of business; (b) dispositions of unnecessary, obsolete or worn out equipment;
(c) the disposition of assets which are simultaneously with such disposition leased back if no Default exists or would result therefrom and the aggregate book value of the assets disposed of under the permissions of this clauses (c) does not exceed Five Hundred Thousand Dollars ($500,000) in the aggregate during any twelve (12) month period; (d) the sale by Software Spectrum Canada to Borrower for fair consideration of Software Spectrum Canada's accounts receivable; and (e) other dispositions of assets (other than accounts receivable) for fair consideration if no default exists or would result therefrom and the aggregate book value of the assets disposed of does not exceed Five Hundred Thousand Dollars ($500,000) in the aggregate during any twelve (12) month period.

     Section 9.9. LINES OF BUSINESS. The Borrower will not, and will not permit any Subsidiary to, engage in any line or lines of business activity other than the businesses in which they are engaged on the date hereof and any businesses which are similar or related to the businesses in which they are engaged on the date hereof.

     Section 9.10. PREPAYMENT OF DEBT. The Borrower will not, and will not permit any Subsidiary to prepay any Debt other than (a) the Obligations; (b) Debt of Foreign Subsidiaries Guaranteed by Borrower; and (c) Debt, other than Debt of the types described in clauses (a) and (b) of this Section 9.10; provided that the aggregate amount of such other Debt prepaid in any Fiscal Year shall not exceed Five Hundred Thousand Dollars ($500,000).

     Section 9.11. SALE LEASEBACK. The Borrower will not, and will not permit any Subsidiary to, enter into any arrangement with any Person pursuant to which it leases from such Person real or personal property that has been or is to be sold or transferred, directly or indirectly, by it to such Person, excluding however, property sold pursuant to the permissions of subsection 9.8 (c).

                                      ARTICLE 10.

                                  FINANCIAL COVENANTS

     The Borrower covenants and agrees that, as long as the Obligations or any part thereof are outstanding or any Bank has any Revolving Commitment hereunder, the Borrower will perform and observe the following financial covenants:

     Section 10.1. CONSOLIDATED NET WORTH. The Borrower will at all times maintain the sum of (a) all amounts which, in conformity with GAAP, would be included as stockholders' equity on a consolidated balance sheet of the Borrower and the Subsidiaries; MINUS (b) the amount at which shares of capital stock of the Borrower is contained among the assets on the balance sheet of the Borrower and the Subsidiaries in an amount not less than Seventy-Two Million Dollars ($72,000,000).

     Section 10.2.  INTEREST COVERAGE.  Borrower shall not permit the ratio of
(a) the sum of the Borrower's EBITDA minus the unfinanced portion of all Capital Expenditures (including all Capital Expenditures financed with proceeds of Revolving Loans) to (b) Interest Expense, all calculated for the four (4) Fiscal Quarter period ending on the last day of each Fiscal Quarter to be less than (i)
1.50 to 1.00 as of April 30, 1998 and July 31, 1998; (ii) 1.40 to 1.00 as of
October 31, 1998 and January 31, 1999; and (iii) 1.50 to 1.00 as of each Fiscal Quarter end ending after January 31, 1999. As used herein the following terms have the following meanings:

          "CAPITAL EXPENDITURES" means, for any period, all expenditures of the Borrower and the Subsidiaries which are classified as capital expenditures in accordance with GAAP including all such expenditures associated with Capital Lease Obligations.

          "EBITDA" means, for any period and any Person, the total of the following each calculated without duplication on a consolidated basis for such period: (a) Net Income; PLUS (b) any provision for (or less any benefit from) income or franchise taxes included in determining Net Income; PLUS (c) Interest Expense deducted in determining Net Income; PLUS (d) amortization and depreciation expense deducted in determining Net Income.

          "INTEREST EXPENSE" means, for any period, the aggregate of all interest paid or accrued by Borrower and the Subsidiaries, including all interest, fees and costs payable with respect to the Obligations or other Debt and the interest portion of Capital Leases Obligations, all as determined in accordance with GAAP on a consolidated basis.

          "NET INCOME" means, for any period and any Person, such Person's consolidated net income (or loss) determined in conformity with GAAP, but excluding: (a) the income of any other Person (other than its subsidiaries) in which such Person or any of its subsidiaries has an ownership interest, unless received by such Person or its subsidiary in a cash distribution;
     (b) any after-tax gains attributable to fixed asset dispositions; provided that, in connection with any fixed asset disposition in the ordinary course of business, if the gain realized therefrom is in an amount equal to or less than Fifty Thousand Dollars ($50,000), then such gain shall not be excluded from the calculation of net income during such period but if the gain from any such fixed asset disposition exceeds Fifty Thousand Dollars ($50,000), the total amount of the related after-tax gain shall be excluded from the calculation of net income; and (c) to the extent not included in clauses (a) and (b) above, any after-tax extraordinary or non-cash gains.

     Section 10.3. CAPITAL EXPENDITURE LIMITS. The Borrower shall not permit the aggregate amount of all Capital Expenditures (a) for the Fiscal Year ended April 30, 1998 to exceed Ten Million Dollars ($10,000,000.00); and (b) for each Fiscal Year thereafter to exceed Twelve Million Dollars ($12,000,000.00) per Fiscal Year.

     Section 10.4.  NET INCOME.  The Borrower shall not permit its Net Income
(a) to be less than a negative Three Million Dollars ($-3,000,000) in the aggregate for any two consecutive Fiscal Quarters and (b) to be less than a negative Two Million Five Hundred Thousand Dollars ($-2,500,000) for any Fiscal Quarter.

                                      ARTICLE 11.

                                        DEFAULT

     Section 11.1. EVENTS OF DEFAULT. Each of the following shall be deemed an "Event of Default":


          (a) The Borrower shall fail to pay (i) when due any principal, interest, fees or Reimbursement Obligations under any Loan Document or any part thereof; and (ii) within five (5) Business Days of the date due any other Obligation or any part thereof.

          (b) Any representation, warranty, or certification made or deemed made by the Borrower or any Obligated Party (or any of their respective officers) in any Loan Document or in any certificate, report, notice, or financial statement furnished at any time in connection with any Loan Document shall be false, misleading, or erroneous in any material respect when made or deemed to have been made.

          (c) The Borrower shall fail to perform, observe, or comply with any covenant, agreement, or term contained in clauses (a) through (f) and (i) of Section 8.1, clause (i) of the first sentence of Section 8.2, Sections 8.5 or 8.6, Article 9 or Article 10 of this Agreement or Sections
     2.4 or 2.5 of the Borrower Pledge Agreement or Article IV of the Borrower Security Agreement or of any section of any Lockbox Agreement. Any Domestic Granting Subsidiary shall fail to perform, observe, or comply with any covenant, agreement, or term contained in Section IV of the Subsidiary Security Agreement or of any section of any Lockbox Agreement to which it is a party or paragraph 11 of the Guaranty to which it is a party.

          (d) The Borrower or any Obligated Party shall fail to perform, observe, or comply with any covenant, agreement, or term contained in any Loan Document (other than covenants to pay the Obligations and the covenants described in subsection 11.1(c)) and such failure shall continue for a period of fifteen (15) Business Days after the earlier of (i) the date the Administrative Agent or any Bank provides the Borrower with notice thereof or (ii) the date the Borrower should have notified the Administrative Agent thereof in accordance with subsection 8.1(h).

          (e)  The Borrower, any Subsidiary, or any Obligated Party shall
     (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner, liquidator, or the like of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the United States Bankruptcy Code (as now or hereafter in effect, the "Bankruptcy Code"), (iv) institute any proceeding or file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code, (vi) admit in writing its inability to, or be generally unable to pay its debts as such debts become due, or (vii) take any corporate action for the purpose of effecting any of the foregoing.

          (f) A proceeding or case shall be commenced, without the application, approval, or consent of the Borrower, any Subsidiary, or any Obligated Party, in any court of competent jurisdiction, seeking (i) its reorganization, liquidation, dissolution, arrangement, or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a receiver, custodian, trustee, examiner, liquidator, or the like of the Borrower or such Subsidiary or Obligated Party or of all or any substantial part of its property, or (iii) similar relief in respect of the Borrower or such Subsidiary or Obligated Party under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of sixty (60) or more days, or an order for relief against the Borrower, any Subsidiary, or any Obligated Party shall be entered in an involuntary case under the Bankruptcy Code.

          (g) The Borrower, any Subsidiary, or any Obligated Party shall fail to discharge within a period of thirty (30) days after the commencement thereof any attachment, sequestration, forfeiture, or similar proceeding or proceedings involving an aggregate amount in excess of One Million Dollars ($1,000,000), against any of its assets or properties.

          (h) A final judgment or judgments for the payment of money in an amount in the aggregate in excess of One Million Dollars ($1,000,000) shall be rendered by a court or courts against the Borrower, any Subsidiaries, or any Obligated Party and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within thirty (30) days from the date of entry thereof, and the Borrower or the relevant Subsidiary or Obligated Party shall not, within said period of thirty (30) days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal.

          (i) The Borrower, any Subsidiary, or any Obligated Party shall fail to pay when due any principal of or interest on any Debt (excluding accounts payable permitted by clause (k) of Section 9.1) if the aggregate principal amount of the affected Debt equals or exceeds One Million Dollars ($1,000,000) (other than the Obligations), or the maturity of any such Debt shall have been accelerated, or any such Debt shall have been required to be prepaid prior to the stated maturity thereof or any event shall have occurred with respect to any such Debt that permits (or, with the giving of notice or lapse of time or both, would permit) any holder or holders of such Debt or any Person acting on behalf of such holder or holders to accelerate the maturity thereof or require any such prepayment.

          (j) Any Loan Document shall cease to be in full force and effect or shall be declared null and void or the validity or enforceability thereof shall be contested or challenged by the Borrower, any Subsidiary, or any Obligated party or the Borrower or any Obligated Party shall deny that it has any further liability or obligation under any of the Loan Documents, or any lien or security interest created by the Loan Documents shall for any reason (other than the negligence of the Agents or the release thereof in accordance with the Loan Documents) cease to be a valid, first priority perfected security interest in and lien upon any of the Collateral purported to be covered thereby.

          (k) Any of the following events shall occur or exist with respect to the Borrower or any ERISA Affiliate: (i) any Prohibited Transaction involving any Plan; (ii) any Reportable Event with respect to any Plan; (iii) the filing under Section 4041 of ERISA of a notice of intent to terminate any Plan or the termination of any Plan; (iv) any event or circumstance that might constitute grounds entitling the PBGC to institute proceedings under Section 4042 of ERISA for the termination of, or for the appointment of a trustee to administer, any Plan, or the institution by the PBGC of any such proceedings; or (v) complete or partial withdrawal under Section 4201 or 4204 of ERISA from a Multiemployer Plan or the reorganization, insolvency, or termination of any Multiemployer Plan; and in each case above, such event or condition, together with all other events or conditions, if any, have subjected or could in the reasonable opinion of Required Banks subject the Borrower to any tax, penalty, or other liability to a Plan, a Multiemployer Plan, the PBGC, or otherwise (or any combination thereof) which in the aggregate exceed or could reasonably be expected to exceed One Million Dollars ($1,000,000).

          (l) A change shall occur in the financial condition of Borrower, any of the Subsidiaries or in the value of the Collateral, which does, or would reasonably be expected to, have a Material Adverse Effect.

     Section 11.2. REMEDIES. If any Event of Default shall occur and be continuing, the administrative agent may (and if directed by Required Banks, shall) do any one or more of the following:

          (a) ACCELERATION. By notice to the Borrower, declare all outstanding principal of and accrued and unpaid interest on the Revolving Notes and all other amounts payable by the Borrower under the Loan Documents immediately due and payable, and the same shall thereupon become immediately due and payable, without further notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, protest, or other formalities of any kind, all of which are hereby expressly waived by the Borrower.

          (b)  TERMINATION OF REVOLVING COMMITMENTS.  Terminate the
     Revolving Commitments, including, without limitation, the obligation of the administrative agent to issue Letters of Credit, without notice to the Borrower.

          (c)  JUDGMENT. Reduce any claim to judgment.

          (d) FORECLOSURE. Direct the Collateral Agent to foreclose or otherwise enforce any Lien granted to the Collateral Agent for the benefit of itself and the banks to secure payment and performance of the obligations in accordance with the terms of the Loan Documents.

          (e) RIGHTS. Exercise (or direct the Collateral Agent to exercise) any and all rights and remedies afforded by the laws of the State of Texas or any other jurisdiction, by any of the Loan Documents, by equity, or otherwise.

Provided, however, that upon the occurrence of an Event of Default under subsection 11.1(a), (e) or (f), the Revolving Commitment of all of the Banks shall automatically terminate (including, without limitation, the obligation of the Administrative Agent to issue Letters of Credit), and the outstanding principal of and accrued and unpaid interest on the Revolving Notes and all other amounts payable by the Borrower under the Loan Documents shall thereupon become immediately due and payable without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, protest, or other formalities of any kind, all of which are hereby expressly waived by the Borrower.

     Section 11.3. CASH COLLATERAL. If an Event of Default shall have occurred and be continuing the Borrower shall, if requested by the Administrative Agent or Required Banks, pledge to the collateral agent as security for the obligations an amount in immediately available funds equal to the then outstanding letter of credit liabilities, such funds to be held in the collateral account at the collateral agent without any right of withdrawal by the borrower.

     Section 11.4. PERFORMANCE BY THE AGENTS. If the borrower shall fail to perform any covenant or agreement in accordance with the terms of the loan documents, either or both of the agents may, at the direction of required banks, perform or attempt to perform such covenant or agreement on behalf of the borrower. in such event, the borrower shall, at the request of either agent, promptly pay any amount expended by either of the agents or the banks in connection with such performance or attempted performance to such agent at the principal office, together with interest thereon at the applicable default rate from and including the date of such expenditure to but excluding the date such expenditure is paid in full. notwithstanding the foregoing, it is expressly agreed that neither agent nor any bank shall have any liability or responsibility for the performance of any obligation of the borrower under any loan document. the collateral agent may be obligated to pay certain amounts to the financial institutions party to the lockbox agreements from time to time, including without limitations, fees owed to such financial institutions arising from their lock box and other deposit account services and amounts sufficient to reimburse such financial institutions for the amount of any item deposited in the related account which is returned unpaid. in the event the collateral agent is required to pay any such amounts, the collateral agent shall notify the borrower and the borrower shall promptly pay any amount so expended by the collateral agent to the collateral agent together with interest at the default rate from and including the date of such expenditure to but excluding the date that such expenditure is paid in full and if the borrower fails to make such payment, administrative agent shall have the option of automatically making a revolving loan in the amount so expended as a base rate account.

     Section 11.5. SETOFF. If an event of default shall have occurred and be continuing, each bank is hereby authorized at any time and from time to time, without notice to the borrower (any such notice being hereby expressly waived by the borrower), to set off and apply any and all deposits (general, time, demand, provisional, or final) at any time held and other indebtedness at any time owing by such bank to or for the credit or the account of the borrower against any and all of the obligations, irrespective of whether or not the administrative agent or such bank shall have made any demand under such loan documents and although such obligations may be unmatured. each bank agrees promptly to notify the borrower (with a copy to the administrative agent) after any such setoff and application; provided, that the failure to give such notice shall not affect the validity of such setoff and application. the rights and remedies of each bank hereunder are in addition to other rights and remedies (including, without limitation, other rights of setoff) which such bank may have.

     Section 11.6. CONTINUANCE OF DEFAULT. For purposes of all Loan Documents, a default shall be deemed to have continued and exist until the Administrative Agent shall have actually received evidence which it in good faith deems satisfactory that such Default shall have been remedied.

                                      ARTICLE 12.

                                      THE AGENTS


     Section 12.1. APPOINTMENT OF ADMINISTRATIVE AGENT; POWERS. Each Bank hereby appoints and authorizes The Chase Manhattan Bank to act as its Administrative Agent hereunder and under the other Loan Documents with such powers as are specifically delegated to the Administrative Agent by the terms of the Loan Documents, together with such other powers as are reasonably incidental thereto.

     Section 12.2. APPOINTMENT OF COLLATERAL AGENT; POWERS. Each Bank hereby appoints and authorizes Chase Bank of Texas, National Association (formerly known as Texas Commerce Bank National Association) to act as its Collateral Agent hereunder and under the other Loan Documents (and hereby continues the agency created under the Prior Agreement) with such powers as are specifically delegated to the Collateral Agent by the terms of the loan documents, together with such other powers as are reasonably incidental thereto.

     Section 12.3. IMMUNITIES. Neither of the Agents nor any of their Affiliates, officers, directors, employees, attorneys, or Agents shall be liable for any action taken or omitted to be taken by any of them hereunder or otherwise in connection with any Loan Document or any of the other loan documents except for its or their own gross negligence or willful misconduct. Without limiting the generality of the preceding sentence, the Agents (i) shall have no duties or responsibilities except those expressly set forth in the Loan Documents, and shall not by reason of any Loan Document be a trustee or fiduciary for any Bank; (ii) shall not be required to initiate any litigation or collection proceedings under any Loan Document except to the extent requested by Required Banks; (iii) shall not be responsible to the Banks for any recitals, statements, representations, or warranties contained in any Loan Document, or any certificate or other documentation referred to or provided for in, or received by any of them under, any Loan Document, or for the value, validity, effectiveness, enforceability, or sufficiency of any Loan Document or any other documentation referred to or provided for therein or for any failure by any Person to perform any of its obligations thereunder; (iv) may consult with legal counsel (including counsel for the Borrower), independent public accountants, and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants, or experts; and (v) shall incur no liability under or in respect of any loan document by acting upon any notice, consent, certificate, or other instrument or writing believed by it to be genuine and signed or sent by the proper party or parties. As to any matters not expressly provided for by any loan document, the Agents shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions signed by Required Banks, and such instructions of Required Banks and any action taken or failure to act pursuant thereto shall be binding on all of the Banks; provided, however, that the Agents shall not be required to take any action which exposes it to personal liability or which is contrary to any Loan Document or applicable law.

     Section 12.4. RIGHTS OF EACH AGENT AS A BANK. With respect to Revolving Commitment, the Revolving Loans made by them and the Revolving Notes issued to them, Chase Bank of Texas, National Association and the Chase Manhattan Bank (and any successor acting as either the Administrative Agent or the Collateral Agent) in their capacity as the Banks hereunder shall each have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not acting as an Agent, and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include the Agents in the individual capacity of each. The Agents and their affiliates may (without having to account therefor to any Bank) accept deposits from, lend money to, act as trustee under indentures of, provide Merchant Banking Services to, and generally engage in any kind of banking, trust, or other business with the Borrower, any of its Subsidiaries, any Obligated Party, and any other Person who may do business with or own securities of the Borrower, any Subsidiary, or any Obligated Party, all as if they were not acting as the Agents and without any duty to account therefor to the Banks.

     Section 12.5. DEFAULTS. The Agents shall not be deemed to have knowledge or notice of the occurrence of a default (other than, with respect to the Administrative Agent only, the non-payment of principal of or interest on the Revolving Loans or of commitment fees) unless the Agents have received notice from a Bank or the Borrower specifying such Default and stating that such notice is a "Notice of Default." In the event that either Agent receives such a notice of the occurrence of a Default, such Agent shall give prompt notice thereof to the Banks (and shall give each Bank prompt notice of each non-payment). Each Agent shall (subject to Section 12.3) take such action with respect to such default as shall be directed by Required Banks, provided that unless and until an Agent shall have received such directions, such Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such default as it shall deem advisable and in the best interest of the Banks.

     Section 12.6. INDEMNIFICATION. THE BANKS HEREBY AGREE TO INDEMNIFY EACH AGENT FROM AND HOLD EACH AGENT HARMLESS AGAINST (TO THE EXTENT NOT REIMBURSED UNDER SECTIONS 13.1 AND 13.2, BUT WITHOUT LIMITING THE OBLIGATIONS OF THE BORROWER UNDER SECTIONS 13.1 AND 13.2), RATABLY IN ACCORDANCE WITH THEIR RESPECTIVE COMMITMENT PERCENTAGES, ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, DEFICIENCIES, SUITS, COSTS, EXPENSES (INCLUDING ATTORNEYS' FEES AND EXPENSES), AND DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER WHICH MAY BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST EITHER AGENT IN ANY WAY RELATING TO OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY ACTION TAKEN OR OMITTED TO BE TAKEN BY EITHER AGENT UNDER OR IN RESPECT OF ANY OF THE LOAN DOCUMENTS; PROVIDED, THAT NO BANK SHALL BE LIABLE TO AN AGENT FOR ANY PORTION OF THE FOREGOING TO THE EXTENT CAUSED BY SUCH AGENT'S

GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. WITHOUT LIMITATION OF THE FOREGOING, IT IS THE EXPRESS INTENTION OF THE BANKS THAT EACH AGENT SHALL BE INDEMNIFIED HEREUNDER FROM AND HELD HARMLESS AGAINST ALL OF SUCH LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, DEFICIENCIES, SUITS, COSTS, EXPENSES (INCLUDING ATTORNEYS' FEES AND EXPENSES), AND DISBURSEMENTS OF ANY KIND OR NATURE DIRECTLY OR INDIRECTLY ARISING OUT OF OR RESULTING FROM THE SOLE OR CONTRIBUTORY NEGLIGENCE OF EITHER AGENT. WITHOUT LIMITING ANY OTHER PROVISION OF THIS SECTION, EACH BANK AGREES TO REIMBURSE EACH AGENT PROMPTLY UPON DEMAND FOR ITS PRO RATA SHARE (CALCULATED ON THE BASIS OF THE COMMITMENT PERCENTAGES) OF ANY AND ALL OUT-OF-POCKET EXPENSES (INCLUDING ATTORNEYS' FEES AND EXPENSES) INCURRED BY EITHER AGENT IN CONNECTION WITH THE PREPARATION, EXECUTION, DELIVERY, ADMINISTRATION, MODIFICATION, AMENDMENT, OR ENFORCEMENT (WHETHER THROUGH NEGOTIATIONS, LEGAL PROCEEDINGS, OR OTHERWISE) OF, OR LEGAL ADVICE IN RESPECT OF RIGHTS OR RESPONSIBILITIES UNDER, THE LOAN DOCUMENTS, TO THE EXTENT THAT AN AGENT IS NOT REIMBURSED FOR SUCH EXPENSES BY THE BORROWER.

     Section 12.7. INDEPENDENT CREDIT DECISIONS. Each Bank agrees that it has independently and without reliance on either Agent or any other Bank, and based on such documentation and information as it has deemed appropriate, made its own credit analysis of the Borrower and decision to enter into any Loan Document and that it will, independently and without reliance upon either Agent or any other Bank, and based upon such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under any Loan Document. Except as otherwise specifically set forth herein, the Agents shall not be required to keep themselves informed as to the performance or observance by the Borrower or any obligated party of any Loan Document or to inspect the properties or books of the Borrower or any obligated party. Except for notices, reports, and other documents and information expressly required to be furnished to the Banks by either Agent hereunder or under the other loan documents, the Agents shall not have any duty or responsibility to provide any Bank with any credit or other financial information concerning the affairs, financial condition, or business of the Borrower or any obligated party (or any of their Affiliates) which may come into the possession of the Agents or any of their Affiliates.

     Section 12.8. SEVERAL COMMITMENTS. The Revolving Commitments and other obligations of the Banks under any Loan Document are several. The default by any Bank in making a revolving loan in accordance with its Revolving Commitment shall not relieve the other Banks of their obligations under any Loan Document. In the event of any default by any Bank in making any Revolving Loan, each nondefaulting Bank shall be obligated to make its Revolving Loan but shall not be obligated to advance the amount which the defaulting Bank was required to advance hereunder. No Bank shall be responsible for any act or omission of any other Bank.

     Section 12.9. SUCCESSOR AGENTS. Subject to the appointment and acceptance of successor Agent as provided below, either Agent may resign at any time by giving notice thereof to the Banks and the Borrower, and either Agent may be removed at any time by Required Banks if it has breached its obligations under the Loan Documents. Upon any such resignation or removal, Required Banks will have the right to appoint a successor to the retiring Agent with the Borrower's consent, which shall not be unreasonably withheld. If no successor to the retiring Agent shall have been so appointed by Required Banks and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation or the Required Banks' removal of the retiring Agent, then the retiring Agent may, on behalf of the Banks, appoint a successor, which shall be a commercial Bank organized under the laws of the United States of America or any state thereof and having combined capital and surplus of at least One Hundred Million Dollars ($100,000,000). Upon the acceptance of its appointment as successor, such successor shall thereupon succeed to and become vested with all rights, powers, privileges, immunities, contractual obligations, and duties of the resigning or removed Agent including all obligations under any letters of credit, and the resigning or removed Agent shall be discharged from its duties and obligations under the Loan Documents, including, without limitation, its obligations under all Letters of Credit. After any Agent's resignation or removal as an Agent, the provisions of this Article 12 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was an Agent.

    Section 12.10.  AGENT FEE.  The Borrower agrees to pay to the
Administrative Agent, on each anniversary of the Closing Date, the administrative fee set forth in the letter dated February 10, 1998 from the Chase Manhattan Bank and Chase Bank of Texas, National Association to the Borrower.

    Section 12.11. LOCKBOX AND OTHER DEPOSIT ACCOUNTS. The Collateral Agent will act as Agent for the purpose of perfecting the security interest granted to the Collateral Agent in the Lockbox Agreements applicable to the Borrower and the Domestic Granting Subsidiaries, the Lockbox Accounts applicable to the Borrower and the Domestic Granting Subsidiaries, all the other bank accounts of the Borrower and the domestic granting subsidiaries (the "BANK ACCOUNTS") established at the Collateral Agent and all other collateral held in or pursuant to such accounts. In such capacity the Collateral Agent will maintain possession of the monies, checks and other instruments sent to the post office boxes established under the Lockbox Agreements (the "POST OFFICE BOXES"), deposited in the Lockbox Account and held in the Bank Accounts except as permitted by this Section 12.11 and except that the collateral Agent may, in connection with making deposits to the Lockbox Accounts and the Bank accounts, deliver checks and other instruments for collection in the ordinary course. The Collateral Agent agrees to deposit all monies, checks and other instruments it receives in the post office boxes directly to the related Lockbox Account. Except as permitted by this agreement, collateral Agent agrees that it will not exercise any right of setoff against the funds credited to the Lockbox Account, the Bank accounts or the monies or instruments relating thereto or held therein or with respect to any other collateral except on behalf of the Banks and will not otherwise apply the collateral to satisfy any indebtedness other than the Obligations.

          (A) CONTROL; TRANSFERS FROM THE LOCKBOX ACCOUNT AND THE POST OFFICE BOX. Withdrawals from the Lockbox Accounts and the Post Office Boxes are restricted and may be made at the Collateral Agent's election only or otherwise in accordance with this Agreement notwithstanding anything in the Borrower Security Agreement or any Subsidiary Security Agreement to the contrary. Borrower and Collateral Agent understand and agree that the Collateral Agent has exclusive control over transfers from the Lockbox Accounts and the Post Office Boxes. Borrower and Collateral Agent acknowledge that Borrower has no right to direct such transfers or otherwise give Collateral Agent instructions at any time. Collateral Agent shall automatically (without the necessity of further instruction or agreement) transfer to the Collection
     Account, in immediately available funds by wire transfer, on each and every weekday that Collateral Agent is open for business by 12:30 p.m., the amount of the collected funds credited to the Lockbox Accounts at the time such transfer is made by Collateral Agent on such day. Borrower agrees that Collateral Agent is authorized to immediately deliver all collected funds to the Collection Account.

          (B) WITHDRAWAL FROM BANK ACCOUNTS. The Borrower agrees that at any time after a Daily Collection Event, the Collateral Agent shall have the right to withdraw the funds credited to the Bank Accounts and the right to possession of the moneys and the instruments relating thereto that are held therein.

          (C) CHARGES TO ACCOUNTS. Any and all fees, costs, charges and expenses incurred in connection with the Lockbox Agreement or the opening, operating and maintaining of the Post Office Boxes, the Lockbox
     Accounts or the Bank Accounts, shall be liabilities of Borrower charged to one or more of the Bank Accounts. If any items previously credited to a Lockbox Account or any Bank Account are returned to the Collateral Agent, Collateral Agent may charge one or more of the Bank Accounts or the Lockbox Accounts with the full amount of such return items, plus any returned item fees charged by or to the Collateral Agent.

          (D) MONTHLY STATEMENTS. Monthly statements for the Lockbox Accounts and the Bank Accounts shall be rendered by Collateral Agent and mailed to Borrower and the Administrative Agent. Collateral Agent shall deliver such other account information as Borrower or the Administrative Agent may reasonably request from time to time.

                                 ARTICLE 13.

                                MISCELLANEOUS

     Section 13.1.  EXPENSES.  The Borrower hereby agrees to pay on demand:
(a) all costs and expenses of either Agent arising in connection with the preparation, negotiation, execution, and delivery of the Loan Documents executed and delivered on the Closing Date, including, without limitation, the fees and expenses of legal counsel for either Agent charged in accordance with that certain letter dated February 12, 1998 from the legal counsel for the Administrative Agent to the Administrative Agent; (b) all costs and expenses of either Agent arising in connection with (i) the preparation, negotiation, execution, and delivery of any of the Loan Documents executed and delivered after the Closing Date and any and all amendments or other modifications to the Loan Documents and (ii) the syndication of the revolving Loans, including in all instances, without limitation, the fees and expenses of legal counsel for either Agent; (c) all fees, costs, and expenses of either Agent arising in connection with any letter of credit, including the Administrative Agent's customary fees for amendments, transfers, and drawings on Letters of Credit; (d) all costs and expenses of either Agent and the Banks in connection with any Default and the enforcement of any Loan Document, including, without limitation, the fees and expenses of legal counsel for either Agent and the Banks; (e) all transfer, stamp, documentary, or other similar taxes, assessments, or charges levied by any governmental Authority in respect of any Loan Document; (f) all costs, expenses, assessments, and other charges incurred in connection with any filing, registration, recording, or perfection of any security interest or Lien contemplated by any Loan Document; and (g) all other costs and expenses incurred by either Agent in connection with any Loan Document including, without limitation, all costs, expenses, and other charges incurred in connection with any inspection conducted under Section 8.6 or any other audit or appraisal in respect of the collateral.

     Section 13.2. INDEMNIFICATION. THE BORROWER SHALL INDEMNIFY EACH AGENT AND EACH BANK AND EACH AFFILIATE (INCLUDING WITHOUT LIMITATION, CHASE SECURITIES, INC.) THEREOF AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, ATTORNEYS, AND AGENTS FROM, AND HOLD EACH OF THEM HARMLESS AGAINST, ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS, AND EXPENSES (INCLUDING ATTORNEYS' FEES AND EXPENSES) TO WHICH ANY OF THEM MAY BECOME SUBJECT WHICH DIRECTLY OR INDIRECTLY ARISE FROM OR RELATE TO (A) THE NEGOTIATION, EXECUTION, DELIVERY, PERFORMANCE, ADMINISTRATION, OR ENFORCEMENT OF ANY OF THE LOAN DOCUMENTS, (B) ANY OF THE TRANSACTIONS CONTEMPLATED BY THE LOAN DOCUMENTS, (C) ANY BREACH BY THE BORROWER OR ANY OBLIGATED PARTY OF ANY REPRESENTATION, WARRANTY, COVENANT, OR OTHER AGREEMENT CONTAINED IN ANY OF THE LOAN DOCUMENTS, (D) THE PRESENCE, RELEASE, THREATENED RELEASE, DISPOSAL, REMOVAL, OR CLEANUP OF ANY HAZARDOUS MATERIAL LOCATED ON, ABOUT, WITHIN, OR AFFECTING ANY OF THE PROPERTIES OR ASSETS OF THE BORROWER OR ANY SUBSIDIARY, (E) THE

USE OR PROPOSED USE OF ANY LETTER OF CREDIT OR ANY PAYMENT OR FAILURE TO PAY WITH RESPECT TO ANY LETTER OF CREDIT, (G) ANY AND ALL TAXES, LEVIES, DEDUCTIONS, AND CHARGES IMPOSED ON THE AGENT OR ANY BANK IN RESPECT OF ANY LETTER OF CREDIT, OR (G) ANY INVESTIGATION, LITIGATION, OR OTHER PROCEEDING, INCLUDING, WITHOUT LIMITATION, ANY THREATENED INVESTIGATION, LITIGATION, OR OTHER PROCEEDING RELATING TO ANY OF THE FOREGOING; PROVIDED THAT THE PERSON ENTITLED TO BE INDEMNIFIED UNDER THIS Section SHALL NOT BE INDEMNIFIED FROM OR HELD HARMLESS AGAINST ANY LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS, OR EXPENSES ARISING OUT OF OR RESULTING FROM ITS GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. WITHOUT LIMITING ANY PROVISION OF ANY LOAN DOCUMENT, IT IS THE EXPRESS INTENTION OF THE PARTIES HERETO THAT EACH PERSON TO BE INDEMNIFIED UNDER THIS Section SHALL BE INDEMNIFIED FROM AND HELD HARMLESS AGAINST ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS, AND EXPENSES (INCLUDING ATTORNEYS' FEES AND EXPENSES) ARISING OUT OF OR RESULTING FROM THE SOLE OR CONTRIBUTORY NEGLIGENCE OF SUCH PERSON.

     Section 13.3. LIMITATION OF LIABILITY. None of either Agent, any bank, or any affiliate, officer, director, employee, attorney, or Agent thereof shall have any liability with respect to, and the Borrower and, by the execution of the Loan Documents to which it is a party each Obligated Party, hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, consequential, or punitive damages suffered or incurred by the Borrower or any Obligated Party in connection with, arising out of, or in any way related to any of the Loan Documents, or any of the transactions contemplated by any of the Loan Documents.

     Section 13.4. NO DUTY. All attorneys, accountants, appraisers, and other professional persons and consultants retained by either Agent or any Bank shall have the right to act exclusively in the interest of the Agents and the Banks and shall have no duty of disclosure, duty of loyalty, duty of care, or other duty or obligation of any type or nature whatsoever to the Borrower or any of the Borrower's shareholders or any other person.

     Section 13.5. NO FIDUCIARY RELATIONSHIP. The relationship between the Borrower and the Obligated Parties on the one hand and each Agent and each Bank on the other is solely that of debtor and creditor, and neither an Agent nor any Bank has any fiduciary or other special relationship with the Borrower or any Obligated Parties, and no term or condition of any of the Loan Documents shall be construed so as to deem the relationship between the Borrower and the Obligated Parties on the one hand and each Agent and each Bank on the other to be other than that of debtor and creditor.

     Section 13.6. EQUITABLE RELIEF. The Borrower recognizes that in the event the Borrower or any Obligated Party fails to pay, perform, observe, or discharge any or all of the obligations under the Loan Documents, any remedy at law may prove to be inadequate relief to the agents and the Banks. The Borrower therefore agrees that the Agents and the Banks, if either Agent or the Required Banks so request, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

     Section 13.7. NO WAIVER; CUMULATIVE REMEDIES. No failure on the part of either Agent or any Bank to exercise and no delay in exercising, and no course of dealing with respect to, any right, power, or privilege under any loan document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege under any loan document preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies provided for in the loan documents are cumulative and not exclusive of any rights and remedies provided by law.

     Section 13.8  SUCCESSORS AND ASSIGNS.

          (a) BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. The Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and all of the Banks.

          (b) PARTICIPATIONS. Any Bank may sell participations to one or more banks or other institutions in or to all or a portion of its rights and obligations under the Loan Documents (including, without limitation, all or a portion of its Revolving Commitment, the Revolving Loans owing to it and the Letter of Credit Liabilities which it has made or in which it has a participating interest); PROVIDED, HOWEVER, that (i) such Bank's obligations under the Loan Documents (including, without limitation, its Revolving Commitment) shall remain unchanged, (ii) such Bank shall remain solely responsible to the Borrower for the performance of such obligations, (iii) such Bank shall remain the holder of its Revolving Notes and owner of its participation or other interests in Letter of Credit Liabilities for all purposes of any Loan Document,
     (iv) the Borrower shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under the Loan Documents, and (v) such Bank shall not sell a participation that conveys to the participant the right to vote or give or withhold consents under any Loan Document, other than the right to vote upon or consent to (1) any increase of such Bank's Revolving Commitment, (2) any reduction of the principal amount of, or interest to be paid on, the Revolving Loans or other Obligations of such Bank, (3) any reduction of any commitment fee, letter of credit fee, or other amount payable to such Bank under any Loan Document, (4) any postponement of any date for the payment of any amount payable in respect of the Revolving Loans or other
     Obligations of such Bank, or (5) the release of Borrower, any Obligated Party or any Collateral.

          (c) ASSIGNMENTS. The Borrower and each of the Banks agree that any Bank (the "ASSIGNING BANK") may at any time assign to an Eligible Assignee (each an "ASSIGNEE") all, or a proportionate part of all, of its rights and obligations under the Loan

     Documents (including, without limitation, its Revolving Commitment, Revolving Loans and participation interests); PROVIDED, HOWEVER, that (i) each such assignment shall be of a consistent, and not a varying, percentage of all of the assigning Bank's rights and obligations under the Loan Documents, (ii) except in the case of an assignment of all of a Bank's rights and obligations under the Loan Documents, the amount of the Revolving Commitment of the Assigning
     Bank being assigned pursuant to each assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than Five Million Dollars ($5,000,000), (iii) the parties to each such assignment shall execute and deliver to the Administrative Agent for its acceptance and recording in the Register (as defined below), an Assignment and Acceptance, together with the Revolving Notes subject to such assignment, and a processing and recordation fee of Three Thousand Dollars ($3,000) payable by the assignor or assignee (and not the Borrower); provided that such fee shall not be payable to the Administrative Agent if the Assigning Bank is making an assignment to one of its Affiliates; and (iv) the Borrower and the Administrative Agent must consent to such assignment, which consent shall not be unreasonably withheld, with such consents to be evidenced by the Borrower's and the Administrative Agent's execution of the Assignment and Acceptance; provided that Borrower's consent will not be necessary if the Assigning Bank is making an assignment to one of its Affiliates. Upon such execution, delivery, acceptance, and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, or, if so specified in such Assignment and Acceptance, the date of acceptance thereof by the Administrative Agent, (x) the assignee thereunder shall be a party hereto as a "Bank" and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Bank hereunder and under the Loan Documents, and (y) the Bank that is an assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Documents (and, in the case of an Assignment and Acceptance covering all or the remaining portion of a Bank's rights and obligations under the Loan Documents, such Bank shall cease to be a party thereto). The Administrative Agent shall maintain at its Principal Office a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Banks and the Revolving Commitment of, and principal amount of the Revolving
     Loans owing to and Letter of Credit Liabilities participated in by, each Bank from time to time (the "REGISTER"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Administrative Agent, and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes under the Loan Documents. The Register shall be available for inspection by the Borrower or any Bank at any reasonable time and from time to time upon reasonable prior notice. Upon its receipt of an Assignment and Acceptance executed by an Assigning Bank and Assignee's representing that it is an Eligible Assignee, together with any Revolving Notes subject to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit "C" hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register, and (iii) give prompt written notice thereof to the Borrower. Within five (5) Business Days after its receipt of such notice the Borrower, at its expense, shall execute and deliver to the Administrative Agent in exchange for the surrendered Revolving
     Notes new Revolving Notes to the order of such

     Eligible Assignee in an amount equal to the Revolving Commitments assumed by it pursuant to such Assignment and Acceptance and, if the assigning Bank has retained a Revolving Commitment, Revolving Notes to the order of the assigning Bank in an amount equal to the Revolving Commitment retained by it hereunder (each such promissory note shall constitute a "Revolving Note" for purposes of the Loan Documents). Such new Revolving Notes shall be in an aggregate principal amount of the surrendered Revolving Notes, shall be dated the effective Date of such Assignment and Acceptance, and shall otherwise be in substantially the form of Exhibit "A" hereto.

          (d) INFORMATION. Any Bank may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower or its Subsidiaries furnished to such Bank by or on behalf of the Borrower or its Subsidiaries.

          (e)  PLEDGE TO FEDERAL RESERVE.  Notwithstanding anything in this
     Section 13.8 to the contrary, any bank may, in the ordinary course of its business, pledge its notes to any United States Federal Reserve Bank to secure advances made by such federal reserve bank to such bank.

     Section 13.9. SURVIVAL. ALL REPRESENTATIONS AND WARRANTIES MADE IN ANY LOAN DOCUMENT OR IN ANY DOCUMENT, STATEMENT, OR CERTIFICATE FURNISHED IN CONNECTION WITH ANY LOAN DOCUMENT SHALL SURVIVE THE EXECUTION AND DELIVERY OF THE LOAN DOCUMENTS AND NO INVESTIGATION BY EITHER AGENT OR ANY BANK OR ANY CLOSING SHALL AFFECT THE REPRESENTATIONS AND WARRANTIES OR THE RIGHT OF EITHER AGENT OR ANY BANK TO RELY UPON THEM. WITHOUT PREJUDICE TO THE SURVIVAL OF ANY OTHER OBLIGATION OF THE BORROWER HEREUNDER, THE OBLIGATIONS OF THE BORROWER UNDER ARTICLE 5 AND SectionS 13.1 AND 13.2 SHALL SURVIVE REPAYMENT OF THE REVOLVING NOTES AND TERMINATION OF THE REVOLVING COMMITMENTS AND THE LETTERS OF CREDIT.

     Section 13.10. ENTIRE AGREEMENT AMENDMENT AND RESTATEMENT. THIS AGREEMENT, THE REVOLVING NOTES, AND THE OTHER LOAN DOCUMENTS REFERRED TO HEREIN EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES HERETO. This agreement amends and restates in its entirety the prior agreement. the execution of this agreement, the revolving notes and the other Loan Documents executed in connection herewith does not extinguish the commitment under or the indebtedness outstanding in connection with the prior agreement nor does it constitute a novation with respect to such commitment or such indebtedness. the Borrower, Agents and the Banks ratify and confirm each of the Loan Documents entered into prior to the Closing Date (but excluding the prior agreement) and agree that such Loan Documents continue to be legal, valid, binding and enforceable in accordance with their respective terms. Borrower represents and warrants that as of the Closing Date there are no claims or offsets against or defenses or counterclaims to its obligations under the prior agreement or any of the other Loan Documents. To induce the Banks and Agents to enter into this agreement, Borrower waives any and all such claims, offsets, defenses or counterclaims, whether known or unknown, arising prior to the Closing Date and relating to the Loan Documents or the transactions contemplated hereby or thereby. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING AND NOTWITHSTANDING ANY LOAN DOCUMENT TO THE CONTRARY, BORROWER, AGENTS AND THE BANKS AGREE AND ACKNOWLEDGE THAT:

          (i)   THE TERM "CREDIT AGREEMENT" AS USED IN EACH LOAN
     DOCUMENT MEANS THIS AGREEMENT;

          (ii) THE TERM "GUARANTEED INDEBTEDNESS" AS USED IN EACH GUARANTY INCLUDES THE OBLIGATIONS AS DEFINED HEREIN;

          (iii) THE TERM "OBLIGATIONS" AS USED IN THE BORROWER SECURITY AGREEMENT MEANS THE OBLIGATIONS AS DEFINED HEREIN;

          (iv)  ANY REFERENCE TO TEXAS COMMERCE BANK NATIONAL
     ASSOCIATION IN ANY LOAN DOCUMENT EXECUTED PRIOR TO THE CLOSING DATE SHALL MEAN A REFERENCE TO CHASE BANK OF TEXAS, NATIONAL ASSOCIATION, FORMERLY KNOWN AS TEXAS COMMERCE BANK NATIONAL ASSOCIATION; AND

          (v)   ANY REFERENCE TO THE AGENT IN  ANY LOAN DOCUMENT
     EXECUTED PRIOR TO THE CLOSING DATE SHALL MEAN A REFERENCE TO THE COLLATERAL AGENT.

     Section 13.11. AMENDMENTS; REPLACEMENT OF AFFECTED BANK. No amendment or waiver of any provision of any loan document to which the Borrower is a party, nor any consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be agreed or consented to by Required Banks and the Borrower, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, that no amendment, waiver, or consent shall, unless in writing and signed by all of the Banks and the Borrower, do any of the following: (a) increase the revolving commitments of the Banks, change the definitions of the borrowing base, advance percent or eligible account or otherwise amend the agreement to delete the requirements that the revolving loans be governed by a borrowing base; (b) reduce the principal of, or interest on, the revolving notes, the reimbursement obligations, or any fees or other amounts payable hereunder; (c) postpone any date fixed for any payment of principal (including without limitation, any payment or prepayment required by Section 4.4) of, or interest on, the revolving notes, the reimbursement obligations, or any fees or other amounts payable hereunder;
(d) waive or amend any of the conditions specified in Article 6 (except that any event of default or default may be waived as otherwise provided herein);
(e) change the percentage of the revolving commitments or of the aggregate unpaid principal amount of the revolving notes or the letter of credit liabilities or the number of Banks which shall be required for the Banks or any of them to take any action under any loan document; (f) change any provision contained in this Section 13.11; or (g) release any collateral or release the Borrower or any Obligated Party from liability. Notwithstanding anything to the contrary contained in this section, no amendment waiver, or consent shall be made with respect to Section 2.7 or Article 12 hereof without the prior written consent of the Agents. Within thirty (30) days of a Bank becoming a nonconsenting Bank (as defined below in this Section 13.11) or within thirty (30) days of the Administrative Agent becoming aware that a Bank has become insolvent, or its assets subject to a receiver, liquidator, trustee, custodian or other similar person or it or its assets are otherwise subject to insolvency proceedings, the Administrative Agent may, at its option notify such Bank (the "affected Bank") of its intention to obtain, at (in the case of a nonconsenting Bank only) Borrower's expense, a replacement Bank ("replacement Bank" and which may be the Administrative Agent) to purchase the affected Bank's revolving loans and its obligations under the Loan Documents. The Administrative Agent shall, within thirty (30) days following the delivery of such notice cause the replacement Bank to purchase the revolving loans of the affected Bank and assume the affected Bank's obligations hereunder in accordance with the terms of an assignment and acceptance for cash in an aggregate amount equal to the aggregate unpaid principal of the revolving loans held by such Bank, all unpaid interest and commitment fees accrued thereon, and all other obligations owed to such Bank. Neither the Agents nor any Bank shall have any obligation to find a replacement Bank. In the event that (x) the Borrower or Administrative Agent has requested that the Banks consent to a departure or waiver of any provisions of the Loan Documents or agree to any other modification thereof,
(y) the consent, waiver or other modification in question requires the agreement of all Banks in accordance with the terms of this Section 13.11 and
(z) Banks holding at least sixty-six and two-thirds percent (66 2/3%) of the aggregate revolving commitments have agreed to such consent, waiver or other modification, then any Bank who does not agree to such consent, waiver or other modification shall be deemed a "nonconsenting Bank".

     Section 13.12.  MAXIMUM INTEREST RATE.

          (a) No interest rate specified in any Loan Document shall at any time exceed the Maximum Rate. If at any time the interest rate (the "CONTRACT RATE") for any Obligation shall exceed the Maximum Rate, thereby causing the interest accruing on such Obligation to be limited to the Maximum Rate, then any subsequent reduction in the Contract Rate for such Obligation shall not reduce the rate of interest on such Obligation below the Maximum Rate until the aggregate amount of interest accrued on such Obligation equals the aggregate amount of interest which would have accrued on such Obligation if the Contract Rate for such Obligation had at all times been in effect.

          (b) No provision of any Loan Document shall require the payment or the collection of interest in excess of the maximum amount permitted by applicable law. If any excess of interest in such respect is hereby provided for, or shall be adjudicated to be so provided, in any Loan Document or otherwise in connection with this loan transaction, the provisions of this Section shall govern and prevail and neither the Borrower nor the sureties, guarantors, successors, or assigns of the Borrower shall be obligated to pay the excess amount of such interest or any other excess sum paid for the use, forbearance, or detention of sums loaned pursuant hereto. In the event any Bank ever receives, collects, or applies as interest any such sum, such amount which would be in excess of the maximum amount permitted by applicable law shall be applied as a payment and reduction of the principal of the Obligations, and, if the principal of the Obligations has been paid in full, any remaining excess shall forthwith be paid to the Borrower. In determining whether or not the interest paid or payable exceeds the

     Maximum Rate, the Borrower and each Bank shall, to the extent permitted by applicable law, (a) characterize any non-principal payment as an expense, fee, or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the entire contemplated term of the Obligations so that interest for the entire term does not exceed the Maximum Rate.

     Section 13.13.  NOTICES.   All notices and other communications provided
for in any loan document to which the Borrower or any Obligated Party is a party shall be given or made in writing and telecopied, mailed by certified mail return receipt requested, or delivered to the intended recipient at the "address for notices" specified below its name on the signature pages hereof and, if to an Obligated Party, at the address for notices for the Borrower, or, as to any party, at such other address as shall be designated by such party in a notice to each other party given in accordance with this section. Except as otherwise provided in any loan document, all such communications shall be deemed to have been duly given when transmitted by telecopy, subject to telephone confirmation of receipt, or when personally delivered or, in the case of a mailed notice, three (3) business days after being duly deposited in the mails, in each case given or addressed as aforesaid; provided, however, notices to the Administrative Agent pursuant to Section 2.7 or 4.3 shall not be effective until received by the Administrative Agent.

     Section 13.14.  GOVERNING LAW.   This agreement shall be governed by and
construed in accordance with the laws of the state of texas and the applicable laws of the United States of America.

     Section 13.15.  COUNTERPARTS.   This agreement may be executed in one or
more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

     Section 13.16. SEVERABILITY. Any provision of any loan document held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of any loan document and the effect thereof shall be confined to the provision held to be invalid or illegal.

     Section 13.17.  HEADINGS.   The headings, captions, and arrangements
used in this agreement are for convenience only and shall not affect the interpretation of this agreement.

     Section 13.18. NON-APPLICATION OF CHAPTER 346 OF THE TEXAS FINANCE CODE. The provisions of chapter 346 of the texas finance code are specifically declared by the parties hereto not to be applicable to any loan documents or to the transactions contemplated thereby.

     Section 13.19. CONSTRUCTION. Each of the Borrower, each obligated party (by its execution of the Loan Documents to which its is a party), each Agent, and each Bank acknowledges that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review the Loan Documents with its legal counsel and that the Loan Documents shall be construed as if jointly drafted by the parties thereto.

     Section 13.20. INDEPENDENCE OF COVENANTS. All covenants under the loan documents shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a default if such action is taken or such condition exists.

     Section 13.21. WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND EXPRESSLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY OR THE ACTIONS OF THE EITHER AGENT OR ANY BANK IN THE NEGOTIATION, ADMINISTRATION, OR ENFORCEMENT THEREOF.

     Section 13.22. STANDARD OF REASONABLENESS. If this agreement or any other loan document requires an Agent or a Bank to act reasonably or to not unreasonably withhold a consent or approval, the reasonableness of the action taken or withheld shall be determined based on what an asset based lender would do in a similar situation.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                              BORROWER:

                              SOFTWARE SPECTRUM, INC.


                              By:    /s/ Robert D. Graham
                              Name:  Robert D. Graham
                              Title: Vice President and General Counsel

                              Address for Notices:

                              2140 Merritt Drive
                              Garland, Texas 75041
                              Fax No.: 214-864-5120
                              Telephone No.: 214-840-6600
                              Attention:  Chief Financial Officer

                              ADMINISTRATIVE AGENT:

                              THE CHASE MANHATTAN BANK, individually
                              as a Bank and as the Administrative Agent


                              By:        /s/ Jeffrey S. Ackerman
                                         Jeffrey Ackerman
                                         Vice President

                              ADDRESS FOR NOTICES:
                              Asset Based Lending
                              600 5th Avenue, 4th Floor
                              New York, New York  10020-2302
                              Attention:  Credit Deputy
                              Fax No.:  212-332-4297
                              Telephone No.:  212-332-4713

                              LENDING OFFICE FOR BASE RATE
                              ACCOUNTS AND LIBOR ACCOUNTS:
                              600 5th Avenue, 4th Floor
                              New York, New York  10020-2302

                              COLLATERAL AGENT:

                              CHASE BANK OF TEXAS, NATIONAL
                              a Bank and as the Collateral Agent

                              By:  /s/ Jeffrey A. Stern
                                   Jeffrey A. Stern,
                                   Vice President

                              ADDRESS FOR NOTICES:

                              1111 Fannin, 9th Floor, MS46
                              Houston, Texas  77002
                              Fax No.:  713-750-3810
                              Telephone No.:  713-750-2784
                              Attention:  Loan Syndication Services
                                     re:  Software Spectrum

                               With a copy to:
                               P.O. Box 660197
                               2200 Ross Avenue
                               Dallas, Texas 75266-0197
                               Fax No.:  214-922-2608
                               Telephone No.:  214-922-2997
                               Attention: Corporate Banking Group

                               LENDING OFFICE FOR BASE RATE
                               ACCOUNTS AND LIBOR ACCOUNTS:

                               1111 Fannin
                               Houston, Texas  77002

                               OTHER BANKS:


                               NATIONAL CITY BANK, KENTUCKY


                               By:  /s/ Randall J. Rawe
                                    Name:  Randall J. Rawe
                                    Title: Senior Vice President

                               ADDRESS FOR NOTICES:
                               101 South Fifth Street, 31-T08J
                               Louisville, Kentucky  40202
                               Fax No.:  502-581-5122
                               Telephone No.:  502-581-6352
                               Attention:  Donald R. Pullen

                               LENDING OFFICE FOR BASE RATE
                               ACCOUNTS AND LIBOR ACCOUNTS:
                               101 South Fifth Street, 31-T08J
                               Louisville, Kentucky  40202

                               PNC BANK, NATIONAL ASSOCIATION


                               By:  /s/ Donald J. Mitchell
                                    Name:  Donald J. Mitchell
                                    Title: Vice President

                               ADDRESS FOR NOTICES:
                               201 E. 5th St., 2nd Floor
                               Cincinnati, OH  45201
                               Telephone:  513-651-8626
                               Fax No.:  513-651-7505
                               Attention:  Don Mitchell

                               LENDING OFFICE FOR BASE RATE
                               ACCOUNTS AND LIBOR ACCOUNTS:
                               201 E. 5th St., 2nd Floor
                               Cincinnati, OH  45201

                               WELLS FARGO BANK,
                               NATIONAL ASSOCIATION


                               By:  /s/ Mike Barankowski
                                    Name:  Mike Barankowski
                                    Title: Vice President

                               ADDRESS FOR NOTICES:
                               Commercial Finance Division
                               100 West Washington, 1st Floor
                               Phoenix, AZ  85003
                               Telephone:  602-378-6017
                               Fax:  602-378-6030
                               Attention:  Mike Baranowski

                               LENDING OFFICE FOR BASE RATE
                               ACCOUNTS AND LIBOR ACCOUNTS:
                               Commercial Finance Division
                               100 West Washington, 1st Floor
                               Phoenix, AZ  85003

                               ACKNOWLEDGMENT


     The undersigned hereby consents and agrees to this Agreement and hereby ratifies and confirms each of the Loan Documents to which it is a party entered into prior to the Closing Date, and agrees that such Loan Documents continue to be legal, valid, binding and enforceable in accordance with their respective terms. The undersigned represents and warrants that as of the Closing Date, there are no claims or offsets against or defenses or counterclaims to its obligations under any Loan Document. TO INDUCE THE BANKS AND AGENTS TO ENTER INTO THIS AGREEMENT, EACH OF THE UNDERSIGNED WAIVES ANY AND ALL CLAIMS, OFFSETS, DEFENSES OR COUNTERCLAIMS, WHETHER KNOWN OR UNKNOWN, ARISING PRIOR TO THE CLOSING DATE AND RELATING TO THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. Without limiting the generality of the foregoing and notwithstanding anything in any Loan Document to the contrary, the undersigned agrees and acknowledges that (i) the term "CREDIT AGREEMENT" as used in each Loan Document to which it is a party means this Agreement; (ii) the term "GUARANTEED INDEBTEDNESS" as used in its Guaranty includes the Obligations as defined herein; (iii) any reference to Texas Commerce Bank National Association in any Loan Document executed prior to the Closing Date shall mean a reference to Chase Bank of Texas, National Association, formerly known as Texas Commerce Bank National Association; and
(iv) any reference to the Agent in any Loan Document executed prior to the Closing Date shall mean a reference to the Collateral Agent.

     Witness due execution hereof by the undersigned as of the date first written above.

                              SPECTRUM INTEGRATED SERVICES, INC.



                              By:  /s/ Robert D. Graham
                                        Name:  Robert D. Graham
                                        Title: Vice President, Secretary,
                                               and Treasurer

                                 INDEX TO EXHIBITS



        EXHIBIT        DESCRIPTION OF EXHIBIT

          "A"          Revolving Note
          "B"          Borrowing Base Report
          "C"          Assignment and Acceptance
          "D"          Compliance Certificate
          "E"          Borrower Pledge Agreement



                                 INDEX TO SCHEDULES


          SCHEDULE      DESCRIPTION OF SCHEDULE

          1.1 (a)       Revolving Commitments
          1.1 (b)       Existing Letters of Credit
          1.1 (c)       Closing Date Adjustments
          7.14          List of Subsidiaries
          9.1           Debt
          9.2           Existing Liens
          9.5           Existing Investments

                                     EXHIBIT "A"
                                         TO
                              SOFTWARE SPECTRUM, INC.
                       AMENDED AND RESTATED CREDIT AGREEMENT

                                   REVOLVING NOTE

                                   REVOLVING NOTE


$                          Dallas, Texas  ___________, 1998

     FOR VALUE RECEIVED, the undersigned, SOFTWARE SPECTRUM, INC., a Texas corporation (the "Borrower"), hereby promises to pay to the order of_____________ (the "Bank"), at the Principal Office of the Administrative Agent, in lawful money of the United States of America and in immediately available funds, the principal amount of

           Dollars ($_____________) or such lesser amount as shall equal the aggregate unpaid principal amount of the Revolving Loans made by the Bank to the Borrower under the Credit Agreement referred to below, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Revolving Loan, at such office, in like money and funds, for the period commencing on the date of such Revolving Loan until such Revolving Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

     The Borrower hereby authorizes the Bank to record in its records the amount of each Revolving Loan and Type of Accounts established under each Revolving Loan and all Continuations, Conversions and payments of principal in respect thereof, which records shall, in the absence of manifest error, be conclusive; PROVIDED, HOWEVER, that the failure to make such notation with respect to any such Revolving Loan or payment shall not limit or otherwise affect the obligations of the Borrower under the Credit Agreement or this Revolving Note.

     This Revolving Note is (a) one of the Revolving Notes referred to in the Amended and Restated Credit Agreement dated as of March 11, 1998, among the Borrower, the Bank, the other banks named therein, The Chase Manhattan Bank, as administrative agent for such banks ("Administrative Agent") and Chase Bank of Texas, National Association, as collateral agent for such banks (such Amended and Restated Credit Agreement, as the same may be amended or otherwise modified from time to time, herein the "Credit Agreement"), (b) modifies in its entirety certain of the notes executed pursuant to Prior Agreement (but does not extinguish the indebtedness evidenced thereby) and
(c) evidences a portion of the loans made under the Prior Agreement and previously evidenced by such notes.

     The Credit Agreement, among other things, contains provisions for acceleration of the maturity of this Revolving Note upon the happening of certain stated events and for prepayments of Revolving Loans prior to the maturity of this Revolving Note upon the terms and conditions specified in the Credit Agreement. Capitalized terms used in this Revolving Note have the respective meanings assigned to them in the Credit Agreement unless otherwise defined herein.

     This Revolving Note shall be governed by and construed in accordance with the laws of the State of Texas and the applicable laws of the United States of America.

     The Borrower and each surety, guarantor, endorser and other party ever liable for payment of any sums of money payable on this Revolving Note jointly and severally waive notice, presentment, demand for payment, protest, notice of protest and non-payment or dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, diligence in collecting, grace and all other formalities of any kind, and consent to all extensions without notice for any period or periods of time and partial payments, before or after maturity, and any impairment of any collateral securing this Revolving Note, all without prejudice to the holder. The holder shall similarly have the right to deal in any way, at any time, with one or more of the foregoing parties without notice to any other party, and to grant any such party any extensions of time for payment of any of said indebtedness, or to release any such party or to release or substitute part or all of the collateral securing this Revolving Note, or to grant any other indulgences or forbearances whatsoever, without notice to any other party and without in any way affecting the personal liability of any party hereunder.

                                   SOFTWARE SPECTRUM, INC.


                                   By:
                                   Name:
                                   Title:

                                    EXHIBIT "B"
                                         TO
                              SOFTWARE SPECTRUM, INC.
                       AMENDED AND RESTATED CREDIT AGREEMENT

                             BORROWING BASE CERTIFICATE

                             BORROWING BASE CERTIFICATE


TO:  THE CHASE MANHATTAN BANK,
     as administrative agent
     633 Third Avenue
     New York, New York 10017-6764

     with a copy to each Bank

Ladies/Gentlemen:

     This Borrowing Base Report for the month ending ____________________, 19___, is executed and delivered by SOFTWARE SPECTRUM, INC. (the "Borrower") to THE CHASE MANHATTAN BANK (the "Administrative Agent"), pursuant to that certain Amended and Restated Credit Agreement (the "Credit Agreement") dated as of March 11, 1998, among the Borrower, the Administrative Agent, Chase Bank of Texas, National Association, as Collateral Agent, and the banks named therein. All terms used herein shall have the meanings assigned to them in the Credit Agreement.

     The Borrower represents and warrants to the Administrative Agent and the Banks that all information contained herein is true, correct, and complete, and that the total Eligible Accounts referred to below represent the Eligible Accounts that qualify for purposes of determining the Borrowing Base under the Credit Agreement. The Borrower further represents and warrants to the Lender that attached are the following Receivable Reports, all for the Borrower and the Granting Subsidiaries for the month ending ____________, 19__: (A) a list of all accounts receivable showing all accounts aged in 30, 60, 90 and 120 day intervals (reflecting all journal entries and adjustments, including all customer credits and debits), (B) all contra calculations, specifying, among other items, the accounts payable balances owed to its top ten vendors, (C) a collections report, (D) the lockbox statements, and (E) inventory designations.


 1.   Accounts Receivable of Borrower and Domestic
      Granting Subsidiaries as of the date of the
      last submitted                                              $___________
      Borrowing Base
      (a)  + Sales                                                $___________
      (b)  - Collections                                          $___________

      (c)  - Credits                                              $___________

      (d)  Gross Accounts Receivable of Borrower
      and Domestic Granting Subsidiaries as of
      _____________(detail of the conversion
      calculation of Canadian dollar accounts to                  $___________
      U.S. dollars to be attached as a schedule)

      Accounts Receivable Aging of Borrower and Domestic Granting
Subsidiaries as of ___________


Domestic
Total  A/R               Current  31-60  61-90  91-120  Over 120
----------------------------------------------------------------
$                        $        $      $      $       $

 2.   Less: Ineligible Accounts of Borrower and the
      Domestic Granting Subsidiaries (determined pursuant to the definition of Eligible
      Account in the Credit Agreement, without duplication)

      (a)     Accounts not due and payable within 120   $
      days

      (b)     Accounts outstanding for more than 120
      days past the original date of invoice            $

      (c)     Accounts created outside of the ordinary
      course of business                                $

      (d)     Accounts relating to unenforceable
      contracts or contracts which do not represent     $
      complete bona fide transactions

      (e)    Accounts from sales on bill-and-hold,
      guaranteed  sale, sale-and-return, or similar     $
      basis

      (f)    Accounts subject to, or arising from the
      sale of goods subject to, a Lien other than
      Liens held by the Collateral Agent.               $

      (g)     Accounts as to which the Collateral
      Agent does not have first priority Lien or
      which are not directed to be remitted to a        $
      Lockbox Account

      (h)     Accounts subject to set-off, dispute,     $
      etc.

      (i)    Accounts owed by account debtors subject
      to bankruptcy or that are insolvent               $

      (j)   Accounts evidenced by chattel paper or      $
      instruments

      (k)   Accounts owed by foreign account debtors
      (other than Approved Foreign Account Debtors)
      not supported by an acceptable letter of          $
      credit or insurance

      (l)   Any U.S. Federal or Canadian Government
      Accounts unless the applicable assignment of
      claims laws shall have been complied with         $

      (m)  Accounts owed by Affiliates etc.             $

      (n)  Accounts not payable in Dollars or           $
      Canadian dollars

      (o)  Accounts that do not comply with laws,       $
      etc

      (p)  Accounts backed by performance,
      completion or other bonds or performance          $
      subcontracted (unless waived in writing by the Administrative Agent)

      (q)  Accounts written off per GAAP                $

      (r)  Accounts for which required notices
      have not been filed                               $

      (s)  Excluded Accounts                            $

      (t)  Accounts subject to 50% past due rule        $

      (u)  Contra accounts owed to the account          $
      debtors

 3.   Total Ineligible Accounts of Borrower and the
      Domestic Granting Subsidiaries (total of 2(a)     $
      through (u))

 4.   Total Eligible Accounts of Borrower and the
      Domestic Granting Subsidiaries (1(d) minus 3)               $___________

 5.   Advance Percent of line 4                                   $___________

 6.   Accounts Receivable of Software Spectrum
      Canada as of the date of the last submitted                 $___________
      Borrowing Base

      (a)  + Sales                                                $___________

      (b)  - Collections                                          $___________

      (c)  - Credits                                              $___________

      (d)  Gross Accounts Receivable of Software
      Spectrum Canada as of _____________ (detail
      of conversion calculation to U.S. dollars to                $___________
      be attached as a schedule)


     Accounts Receivable Aging of Software Spectrum Canada as of ___________

Total  A/R               Current  31-60  61-90  91-120  Over 120
----------------------------------------------------------------
$                        $        $      $      $       $

 7.   Less:  Ineligible Accounts of Software
      Spectrum Canada

      (a)  Accounts not due and payable within 120   $___________
      days

      (b)  Accounts outstanding for more than 120
      days past the original date of invoice         $___________


      (c)  Accounts created outside of the ordinary
      course of                                      $___________
      business

      (d)  Accounts relating to unenforceable
      contracts or contracts which do not represent $___________ complete bona fide transactions


      (e)  Accounts from sales on bill-and-hold,
      guaranteed sale, sale-and-return, or similar $___________ basis


      (f)  Accounts subject to, or arising from the
      sale of goods subject to, a Lien other than
      Liens held by the Collateral Agent.            $___________

      (g)  Accounts as to which the Collateral
      Agent does not have first priority Lien or
      which are not directed to be remitted to a     $___________
      Lockbox Account

      (h)  Accounts subject to set-off, dispute,     $___________
      etc.

      (i)  Accounts owed by account debtors subject
      to bankruptcy or that are insolvent            $___________

      (j)  Accounts evidenced by chattel paper or    $___________
      instruments

      (k)  Accounts owed by foreign account debtors
      (other than Approved Foreign Account Debtors)
      not supported by an acceptable letter of       $___________
      credit or insurance


      (l)  Any U.S. Federal or Canadian Government
      Accounts unless the applicable assignment of
      claims laws shall have been complied with      $___________

      (m)  Accounts owed by Affiliates etc.          $___________

      (n)  Accounts not payable in Dollars or        $___________
      Canadian dollars

      (o)  Accounts that do not comply with laws,    $___________
      etc.

      (p)  Accounts backed by performance,
      completion or other bonds or performance       $___________
      subcontracted (unless waived in writing by the Administrative Agent)


      (q)  Accounts written off per GAAP             $___________

      (r)  Accounts for which required notices have
      not been filed                                 $___________

      (s)  Excluded Accounts                         $___________

      (t)  Accounts subject to 50% past due rule     $___________

      (u)  Contra accounts owed to the account       $___________
      debtors

      (v)  Accounts not purchased by Borrower        $___________

 8.   Total Software Spectrum Canada Ineligible
      Accounts (total 7(a) through (v))              $___________

 9.   Total Eligible Accounts relating to Software
      Spectrum Canada                                $___________
      (6 minus 8)

 10.  Advance Percent of Line 9                      $___________

 11. Market value of cash and cash equivalents held in Cash Collateral Account (market value $___________ detailed on Schedule 2 hereto)


 12.  Short Term Bank Debt (if available or          ($5,000,000)
      outstanding)

 13.  Reserves                                       ($_________)


 14.  Borrowing Base:  Line 5 plus Line 10 plus                   $____________
      line 11 minus
      line 12 minus line 13

 15.  Outstanding Revolving Credit

      (a)  Revolving Loans                           $___________

      (b)  Letter of Credit Liabilities              $___________

      (c)  Accrued and unpaid interest and fees and
      other amounts due                              $___________

      (d)  TOTAL                                                  $____________

 16.  Borrowing Availability [(the lesser of the
      amount of the Revolving Commitments or line                 $____________
      14 minus line 15(d)]



     The Borrower represents and warrants to the Banks that the representations and warranties of the Borrower contained in Article 7 of the Credit Agreement and the other Loan Documents are true and correct on and as of the date of this Borrowing Base Report as if made on and as of the date hereof except to the extent that such representations and warranties speak to a specific date, and that no Default has occurred and is continuing.

Date:     __________, _____.

                                BORROWER:

                                SOFTWARE SPECTRUM, INC.


                                By:
                                Name:
                                Title:

                                      EXHIBIT C
                                         TO
                              SOFTWARE SPECTRUM, INC.
                       AMENDED AND RESTATED CREDIT AGREEMENT

                             ASSIGNMENT AND ACCEPTANCE

                             ASSIGNMENT AND ACCEPTANCE

                            Dated _______________, ____


     Reference is made to the Amended and Restated Credit Agreement dated as of March 11, 1998 (as the same may be amended and in effect from time to time, the "Credit Agreement"), among Software Spectrum, Inc., a Texas corporation (the "Borrower"), the banks named therein (the "Banks"), The Chase Manhattan Bank, as administrative agent for the Banks (the "Administrative Agent"), and Chase Bank of Texas, National Association (formerly known as Texas Commerce Bank National Association), as collateral agent for the Banks (the "Collateral Agent" and the Administrative Agent and the Collateral Agent, collectively, the "Agents"). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement. This Assignment and Acceptance is being executed pursuant to Section 13.8 the Credit Agreement.

     _______________________________ (the "Assignor") and
_________________________ (the "Assignee") agree as follows:


     1. The Assignor hereby sells and assigns to the Assignee without recourse, representation or warranty except as specifically set forth herein, and the Assignee hereby purchases and assumes from the Assignor, a ___________% interest in and to all the Assignor's rights and obligations under the Credit Agreement and the other Loan Documents as of the Effective Date (as defined below) (including, without limitation, such percentage interest in the Revolving Commitment of the Assignor on the Effective Date and such percentage interest in the Revolving Loans owing to, and Letter of Credit Liabilities (including participations purchased pursuant to the Credit Agreement) held by, the Assignor outstanding on the Effective Date together with such percentage interest in all unpaid interest and fees accrued from the Effective Date). After giving effect to the Assignment contemplated hereby, Assignor's Revolving Commitment equals $______________ and Assignee's Revolving Commitment equals $________________.

     2. The Assignor (i) represents that as of the date hereof, its Revolving Commitment is $_____________, the outstanding principal balance of its Revolving Loans is $_____________, and the outstanding Letter of Credit Liabilities (including participations purchased pursuant to the Credit Agreement) held by it is $____________, (all as unreduced by any assignments which have not yet become effective); (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit
     Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other Loan Document, other than that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim;
     (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any Obligated Party or the performance or observance by the Borrower or any Obligated Party of any of their obligations under the Agreement or any other Loan Document; and (iv) attaches the Revolving Notes held by Assignor and requests that the Agent exchange such Revolving Notes for new Revolving Notes payable to the order of (A) Assignee in amounts equal to the Revolving Commitments assumed by the Assignee pursuant hereto and the outstanding principal amount of the Revolving Loans assigned to Assignee pursuant hereto, as applicable, and (B) the Assignor in amounts equal to the Revolving Commitments and Revolving Loans retained by the Assignor under the

     Credit Agreement, as specified above.

3. The Assignee (i) represents and warrants that it is legally authorized to enter in this Assignment and Acceptance; (ii) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 8.1 thereof, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (iii) agrees that it will, independently and without reliance upon the Agents, the Assignor, or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement and the other Loan Documents; (iv) confirms that it is eligible to be an Assignee; (v) appoints authorizes the Agents to take such action on its behalf and to exercise such powers under the Loan Documents as are delegated to the Agents by the terms thereof, together with such powers as are reasonably incidental thereto;
     (vi) agrees that it will perform in accordance with their terms all obligations which by the terms of the Credit Agreement and the other
     Loan Documents are required to be performed by it as a Bank; [and (vii) attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee's exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Credit Agreement or such other documents as are necessary to indicate that all such payments are subject to such tax at a rate reduced by an applicable tax treaty].(1)


4. The effective date for this Assignment and Acceptance shall be _______________, 19__ (the "Effective Date").(2)
     Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance and recording by the Administrative Agent.


-----------------
(1) If the Assignee is organized under the laws of a jurisdiction outside the United States.


(2) Such date shall be at least Five (5) Business Days after the execution of this Assignment and Acceptance and delivery thereof to the Administrative Agent.

5.   Upon such acceptance and recording, from and after the Effective
     Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, shall have the rights and obligations of a Bank thereunder and under the other Loan Documents and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement and the other Loan Documents.

6. Upon such acceptance and recording, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the interest assigned hereby (including payments of principal, interest, fees, and other amounts) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Revolving Notes for periods prior to the Effective Date directly between themselves.

7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York and applicable laws of the United States of America.

                                        [NAME OF ASSIGNOR]


                                        By:
                                        Name:
                                        Title:

                                        [NAME OF ASSIGNEE]


                                        By:
                                        Name:
                                        Title:
ACCEPTED BY:

THE CHASE MANHATTAN BANK,
as Administrative Agent

Name:
Title:

SOFTWARE SPECTRUM, INC.

By:
Name:
Title:

                                    EXHIBIT "D"
                                         to
                              SOFTWARE SPECTRUM, INC.
                       AMENDED AND RESTATED CREDIT AGREEMENT

                               COMPLIANCE CERTIFICATE

                               COMPLIANCE CERTIFICATE
                                      for the
                          quarter ending            ,
                                         -------- --  ----



To:  The Chase Manhattan Bank,
     as administrative agent
     633 Third Avenue
     New York, New York 10017-6764

     and each Bank

Ladies and Gentlemen:

     This Compliance Certificate (the "CERTIFICATE") is being delivered pursuant to Section 8.1(c) of that certain Amended and Restated Credit Agreement (as amended, the "AGREEMENT") dated as of March 11, 1998 among SOFTWARE SPECTRUM, INC. (the "BORROWER"), THE CHASE MANHATTAN BANK, as administrative agent, CHASE BANK OF TEXAS, NATIONAL ASSOCIATION, as collateral agent and the Banks named therein. All capitalized terms, unless otherwise defined herein, shall have the same meanings as in the Agreement. All the calculations set forth below shall be made pursuant to the terms of the Agreement.

     The undersigned, an authorized financial officer of the Borrower, does hereby certify to the Agent and the Banks that:



1.   DEFAULT.

     No Default has occurred and is continuing or if
     a Default has occurred and is continuing, I
     have described on the attached Exhibit "A" the
     nature thereof and the steps taken or proposed
     to remedy such Default.
                                                                           Compliance
2.   SECTION 8.1 - FINANCIAL STATEMENTS AND RECORDS                        ----------
          (a)  Annual audited financial statements
     of Borrower on or before 91 days after the end
     of each Fiscal Year.                                            Yes       No        N/A
          (b)  Quarterly unaudited financial
     statements of Borrower on a consolidated and
     consolidating basis within 46 days of each
     Fiscal Quarter end.                                             Yes       No        N/A
          (c)  Borrowing Base Report together with
     the Receivables Reports within 20 days of each
     month end or within 20 days of any other date
     required by the Administrative Agent.                           Yes       No        N/A
          (d)  If Daily Collection Event occurs,
     Receivable Reports                                              Yes       No        N/A
                (i)  weekly or
                (ii) daily
          (e)  Projections within 30 days before the
     start of each Fiscal Year.                                      Yes       No        N/A



3.   SECTION 8.10 - COLLATERAL MATTERS

(a)  Aggregate book value of inventory held by                      $
     third parties
(b)  Limit                                                                $2,500,000
(c)  Collateral perfection/protection required                                            Yes       No
(d)  Material Subsidiary created or acquired?                                             Yes       No
(e)  If line (d) is yes, have 8.10(b) and (c)
      collateral measures been taken?                                                     Yes       No

4.   SECTION 9.1  - DEBT

No Additional Debt except:
(a)  Purchase money not to exceed:                                        $5,000,000      Yes       No
     Actual Outstanding:____________________
(b)  Guaranties of surety and other bonds not                        $
     to exceed:                                                           $4,000,000      Yes       No
     Actual Outstanding:____________________                              $
(c)  Outstanding Guaranties of permitted Debt
     of Foreign Subs and Foreign Ventures                            $                    Yes       No
(d)  Outstanding Loans, advances, other
     extensions of credit, investments and
     contributions to Foreign Subs (excluding
     Software Spectrum Canada) and Foreign Ventures                  $                    Yes       No
(e)  Total Foreign Subsidiary Obligations (line
     4(c) plus 4(d))                                                 $
(f)  Foreign Subsidiary Limit
     (i)  $30,000,000 plus
     (ii) if 9.1(e)(ii) test satisfied $10,000,000                   $
(g)  Gross accounts of Software Spectrum Canada                      $
(h)  Loans etc. outstanding to Software
      Spectrum Canada (not to exceed line (g))
(i)  Acquisition Debt incurred in any Fiscal
     Year not to exceed                                              $    $10,000,000     Yes       No
     Actual incurred in current Fiscal Year
     (note:  Incurrence Test must also be met)
(j)  Unsecured Vendor Debt not to exceed                             $    $20,000,000     Yes       No
     Actual Outstanding:____________________
     (note:  Incurrence Test must also be met)                                            Yes       No
(k)  Unsecured Short Term Bank Debt not to                           $    $5,000,000
     exceed
     Actual Outstanding:____________________


5.   SECTION 9.3 - MERGERS, ETC.

(a)  Has acquisition been consummated since
     last Compliance Certificate?                                                         Yes       No
(b)  If line (a) yes, Purchase Price                                 $
(c)  Aggregate Purchase Prices from prior
     acquisitions under 9.3 in current Fiscal Year                   $
(d)  Purchase Price Limit per transaction                                 $5,000,000      Yes       No
(e)  Aggregate Purchase Price Limit per Fiscal
      Year                                                                $10,000,000               N/A
(f)  Were the conditions in clauses (a) through                              Yes          No        N/A
(e)  of Section 9.3(iv) satisfied with respect
     to each acquisition?                                                    Yes          No        N/A




6.   SECTION 9.4 - DIVIDENDS

(a)  Stock repurchases pursuant to stock
     repurchase program not to exceed                                     $1,750,000
     Actual Repurchases since Closing Date:                          $                    Yes       No
(b)  Attach as schedule evidence of compliance                               Yes          No        N/A
     with Section 9.4 (iii) with respect to
     dividends and other stock repurchases.                                  Yes          No        N/A

7.   SECTION 9.8 - DISPOSITION ASSETS

(a)  Book Value of asset disposed of in sale
     leaseback transaction within the last 12 months                 $
     Actual not to exceed:                                                $500,000        Yes       No        N/A
(b)  Book value of assets disposed of within
     the last 12 months                                              $
     Actual not to exceed:                                                $500,000        Yes       No        N/A

 8.   SECTION 9.10 - PREPAYMENT OF DEBT

No prepayment of Debt except:

(a)  Obligations
(b)  Foreign Sub Debt Guaranteed
(c)  Prepayment of other Debt limited in any                              $500,000
      Fiscal Year to:
(d)  Aggregate amount of other Debt so prepaid
      in current Fiscal Year                                         $                    Yes       No        N/A

9.   SECTION 10.1 - CONSOLIDATED NET WORTH

(a)  Required Consolidated Net Worth                                      $72,000,000
(b)  Actual Consolidated Net Worth
     (i)   shareholders equity                                       $
     (ii)  treasury stock                                            $
     (iii) 9(a) minus 9(b)                                           $                    Yes       No        N/A

10.  SECTION 10.2 - INTEREST COVERAGE

(a)  Net Income for applicable period                                $
(b)  Plus net provisions for tax                                     $
(c)  Plus Interest Expense                                           $
(d)  Plus amortization                                               $
(e)  Plus depreciation                                               $
(f)  Borrower EBITDA: 10(a) plus 10(b), 10(c),                       $
     10(d) and 10(e)                                                 $
(g)  Unfinanced Capital Expenditures                                 $
(h)  (line 10(f) plus line 10(g))                                    $
(i)  Interest Expense                                                $
(j)  Interest Coverage (line 10(h) divided by                             ___:1.00
      line 10(i))
(k)  Minimum Interest Coverage                                            ___:1.00        Yes       No

11.  SECTION 10.3 - CAPITAL EXPENDITURE LIMITS

(a)  Capital Expenditure limit for the
     period                                                          $
(b)  Actual Capital Expenditures                                     $                    Yes       No

12.  SECTION 10.4 - NET INCOME

(a)  Net Income (most recent Fiscal Quarter)                         $
(b)  less than -$2,500,000?                                                               Yes       No
(c)  Net Income (previous Fiscal Quarter)                            $
(d)  12(a) plus 12(c) less than -$3,000,000?                                              Yes       No

13.  DETERMINATION OF MARGIN AND FEES

(a)  Borrower EBITDA: From 10(f)                                     $
(b)  All Capital Expenditures (financed and
     unfinanced)                                                     $
(c)  Actual technical support contract Capital
     Expenditures not to exceed $1,500,000 incurred
     in the period through the Fiscal Quarter ending
     January 31, 1999                                                $
(d)  (line 13(a) minus the positive sum of (i)
     line 13(b) minus (ii), if calculated for a
     period prior to February 1, 1999, line 13(c))                   $
(e)  Interest Expense
(f)  Interest Coverage Ratio (line 13(d)                                  ___:1.00
      divided by line 13(e))
(g)  Adjustment to margin and fees required by
     Section 3.2?                                                                         Yes       No
(h)  If adjustment required, set forth below
     new margins and fees in accordance with Section 3.2:
     (i)   Base Margin                                                    _______%
     (ii)  Libor Rate Margin and LC Fee                                   _______%
     (iii) Commitment Fee                                                 _______%
 14.  ATTACHED SCHEDULES


Attached hereto as schedules are the calculations supporting the computation set forth above in this Certificate. All information contained herein and on the attached schedules is true and correct.

15. FINANCIAL STATEMENTS

The unaudited financial statements attached hereto were prepared in accordance with GAAP (or the generally accepted accounting principles of the jurisdiction of organization of the applicable Person) and fairly present (subject to year end audit adjustments) the financial conditions and the results of the perations of the Persons reflected thereon, at the date and for the periods indicated therein.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate effective
this         day of             ,        .
     -------        ------------  -------
                                                     SOFTWARE SPECTRUM, INC.

                                                     By:
                                                     Name:
                                                     Title:

                                    EXHIBIT "E"
                                         TO
                              SOFTWARE SPECTRUM, INC.
                                  CREDIT AGREEMENT


                                  PLEDGE AGREEMENT

                       AMENDED AND RESTATED PLEDGE AGREEMENT

     THIS AMENDED AND RESTATED PLEDGE AGREEMENT (the "Agreement") dated as of March 11, 1998 is by and between SOFTWARE SPECTRUM, INC., a Texas corporation ("Pledgor") and CHASE BANK OF TEXAS, NATIONAL ASSOCIATION (formerly known as Texas Commerce Bank National Association), as collateral agent for itself and the other Banks (the "Secured Party").

                                     RECITALS:

     13.23. PLEDGOR AND SECURED PARTY HAVE ENTERED INTO THAT CERTAIN PLEDGE AGREEMENT DATED MAY 3, 1996 (AS THE SAME MAY HAVE BEEN MODIFIED, THE "PRIOR PLEDGE AGREEMENT") PURSUANT TO THE TERMS OF THAT CERTAIN CREDIT AGREEMENT DATED MAY 3, 1996 AMONG PLEDGOR, SECURED PARTY AND CERTAIN LENDERS NAMED THEREIN (SUCH CREDIT AGREEMENT, AS THE SAME HAS BEEN AMENDED OR OTHERWISE MODIFIED, THE "PRIOR CREDIT AGREEMENT").

     B. Pledgor, certain lenders, Secured Party as collateral agent and The Chase Manhattan Bank, as administrative agent have entered into that certain Amended and Restated Credit Agreement of even date herewith, which amended and restated the Prior Credit Agreement in it entirety (such Credit Agreement, as the same may be amended or otherwise modified from time to time, the "Credit Agreement"; terms defined in the Credit Agreement and not otherwise defined herein being used herein as defined therein).

     C. Secured Party and the Banks have conditioned their obligations under the Credit Agreement upon the execution and delivery of this Agreement by Pledgor.

     NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                     ARTICLE 1

                            SECURITY INTEREST AND PLEDGE

     SECTION 1. SECURITY INTEREST AND PLEDGE. As collateral security for the prompt payment in full when due of the Obligations (whether at stated maturity, by acceleration, or otherwise), Pledgor hereby pledges and grants to Secured Party a first priority security interest in the following property (such property being hereinafter sometimes called the "Collateral"):

     (a) all of Pledgor's right, title and interest in and to the capital stock or other ownership interests specifically described on
   SCHEDULE 1 hereto (the issuers of such stock or other interests herein the "Foreign Subsidiaries") and so much of Pledgor's right, title and interest in any other capital stock or other ownership interests in the Foreign Subsidiaries, whether now owned or hereafter acquired, as is necessary so that not more than and not less than sixty-six and two-thirds percent (66 2/3%) of the capital stock or other ownership interest in each such Foreign Subsidiary is pledged in total hereunder;

     (b) all of Pledgor's right, title and interest in all shares of capital stock of Spectrum Integrated Services, Inc. a Texas corporation, whether now owned or hereafter acquired, including without limitation, the shares of capital stock of Spectrum Integrated Services, Inc. described on
   SCHEDULE 1;

     (c) all of Pledgor's right, title and interest in (i) all advances made by Pledgor to Software Spectrum Canada, Ltd.; (ii) that certain promissory note dated March 11, 1998 executed by Software Spectrum Canada, Ltd. payable to the order of Pledgor (the "Canadian Note"); (iii) that certain Purchase and Sale Agreement dated March 11, 1998 between Pledgor and Software Spectrum Canada, Ltd., as the same may be amended or otherwise modified from time to time (the "Purchase Agreement"); (iv) all Purchase Confirmations (herein so called) delivered under the terms of the Purchase Agreement and all accounts receivable purchased under the terms thereof (which Pledgor confirms are its "Accounts", as such term is defined in the Borrower Security Agreement, pledged to Secured Party under the terms of the Borrower Security Agreement); (v) the restricted account agreement entered into among Pledgor, Software Spectrum Canada, Ltd. and The Bank of Nova Scotia relating to Software Spectrum Canada, Ltd.'s lockbox and deposit accounts; and (vi) all financing statements and other documentation executed and delivered in connection with the foregoing documents (all the documentation described in the forgoing clauses (i) through (vi), herein the "Canadian Purchase Documents");

     (d) all general intangibles relating to any of the foregoing and all products, proceeds, revenues, interest payments, principal payments, distributions, dividends, stock dividends, securities and other property, rights and interests that Pledgor receives or is at any time entitled to receive on account of the same; and

     (e) the property of Borrower and each Granting Subsidiary described on SCHEDULE 2 hereto which is hereby pledged to secure the Obligations in accordance with, and in all respects subject to, the terms of the Borrower Security Agreement and each Subsidiary Security Agreement.

                                      ARTICLE 2

                         AFFIRMATIVE AND NEGATIVE COVENANTS

     Pledgor covenants and agrees with Secured Party that:

     SECTION 2.1 DELIVERY. Prior to or concurrently with the execution and delivery of this Agreement, Pledgor shall deliver to Secured Party all certificate(s) identified in SCHEDULE 1 hereof, accompanied by undated stock powers duly executed in blank. Upon the execution and delivery of the Canadian Note by Software Spectrum Canada, LTD., Pledgor shall deliver to Secured Party the Canadian Note duly endorsed payable to the order of the Secured Party. Pledgor shall deliver to Secured Party each Purchase Confirmation created under the terms of the Purchase Agreement as soon as it is executed or in any event within thirty (30) days of its execution.

     SECTION 2.2 ENCUMBRANCES. Pledgor shall not create, permit, or suffer to exist, and shall defend the Collateral against, any Lien, security interest, or other encumbrance on the Collateral except the pledge and security interest of Secured Party hereunder, and Pledgor shall defend Pledgor's rights in the Collateral and Secured Party's security interest in the Collateral against the claims of all Persons.

     SECTION 2.3 SALE OR MODIFICATION OF COLLATERAL. Pledgor shall not sell, assign, or otherwise dispose of the Collateral or any part thereof without the prior written consent of Secured Party. Pledgor shall not amend or otherwise modify the Canadian Purchase Documents or exercise any rights or remedies under the terms thereof without the prior written consent of Secured Party except that Pledgor may purchase accounts receivable of Software Spectrum Canada LTD. under the terms thereof in the ordinary course of business and may from time to time credit the outstanding balance of the Canadian Note for the Dollar equivalent amount of accounts receivable so purchased.

     SECTION 2.4 DISTRIBUTIONS. If Pledgor shall become entitled to receive or shall receive: (i) any stock certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase, or reduction of capital or issued in connection with any reorganization), option or rights, whether as an addition to, in substitution of, or in exchange for any Collateral; (ii) any sums paid in respect of the Collateral upon the liquidation or dissolution of the issuer thereof; (iii) any other distribution of capital made on or in respect of the Collateral or any other property distributed upon or in respect of the Collateral pursuant to any recapitalization or reclassification of the capital of the issuer thereof or pursuant to any reorganization of the issuer thereof; or (iv), subject to the right of Pledgor to receive cash dividends, principal and interest under Section 3.3 hereof, any other Collateral the possession of which is necessary to perfect the security interest of Secured Party therein, then Pledgor agrees to accept the same as Secured Party's agent and to hold the same in trust for Secured Party, and to deliver the same forthwith to Secured Party in the exact form received, with the appropriate endorsement of Pledgor when necessary and/or appropriate undated stock powers duly executed in blank, to be held by Secured Party as additional Collateral for the obligations, subject to the terms hereof. All sums of money and property so paid or distributed in respect of the Collateral that are received by Pledgor shall, until paid or delivered to Secured Party, be held by Pledgor in trust as additional security for the Obligations. Notwithstanding anything herein to the contrary, Pledgor shall not be required to deliver to Secured Party any stock certificates issued by any subsidiary that is not a Material Subsidiary which are acquired by Pledgor after the date hereof until such Subsidiary becomes a Material Subsidiary or a Default occurs and the Secured Party requests.

     SECTION 2.5 DIRECTOR CONSENTS. Borrower agrees to cause the directors of each issuer of the stock described on SCHEDULE 1 to pass resolutions to authorize the pledge and other transfers contemplated hereby both as of the date of this Agreement (unless such resolutions have been passed under the terms of the Prior PLedge Agreement) and on any date the Secured Party exercises its rights under Section 4.1 of this Agreement.

     SECTION 2.6 ADDITIONAL SECURITIES. Except for issuances to Pledgor which, to the extent required by Section 2.4, are pledged and delivered to Secured Party hereunder, Pledgor shall not consent to or approve the issuance of any additional shares of any class of capital stock of any issuer of the Collateral, or any securities convertible into, or exchangeable for, any such shares or any warrants, options, rights, or other commitments entitling any Person to purchase or otherwise acquire any such shares.

                                      ARTICLE 3

                        RIGHTS OF SECURED PARTY AND PLEDGOR

     SECTION 3.1 POWER OF ATTORNEY. Pledgor hereby irrevocably constitutes and appoints Secured Party and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead and in the name of Pledgor or in its own name, in Secured Party's discretion, to take, after the occurrence and during the continuance of an event of default, any and all action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, hereby gives Secured Party the power and right on behalf of Pledgor and in its own name to do, after the occurrence and during the continuance of an event of default, any of the following without notice to or the consent of Pledgor:

     (a) to demand, sue for, collect, or receive in the name of Pledgor or in its own name, any money or property at any time payable or receivable on account of or in exchange for any of the Collateral and, in connection therewith, endorse checks, notes, drafts, acceptances, money orders, or any other instruments for the payment of money under the Collateral;

     (b) to pay or discharge taxes, Liens, security interests, or other encumbrances levied or placed on or threatened against the Collateral;

     (c)(i) to direct account debtors and any other parties liable for any payment under any of the Collateral to make payment of any and all monies due and to become due thereunder directly to Secured Party or as Secured Party shall direct; (ii) to receive payment of and receipt for any and all monies, claims, and other amounts due and to become due at any time in respect of or arising out of any Collateral; (iii) to sign and endorse any drafts, assignments, proxies, stock powers, verifications, notices, and other documents relating to the Collateral; (iv) to commence and prosecute any suit, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral; (v) to participate in the defense of, or if Pledgor fails to defend, to defend any suit, action, or proceeding brought against Pledgor with respect to any Collateral; (vi) to settle, compromise, or adjust any suit, action, or proceeding described in clauses (iv) or (v) above, if, in the case of clauses (v), Secured Party is conducting the applicable defense and, in connection therewith, to give such discharges or releases as Secured Party may deem appropriate; (vii) to exchange any of the Collateral for other property upon any merger, consolidation, reorganization, recapitalization, or other readjustment of the issuer thereof and, in connection therewith, deposit any of the Collateral with any committee, depositary, transfer agent, registrar, or other designated agency upon such terms as Secured Party may determine; (viii) to add or release any guarantor, indorser, surety, or other party to any of the Collateral; (ix) to renew, extend, or otherwise change the terms and conditions of any of the Collateral; (x) to insure any of the Collateral; and (xi) to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Secured Party were the absolute owner thereof for all purposes, and to do, at Secured Party's option and Pledgor's expense, at any time, or from time to time, all acts and things which Secured Party deems necessary to protect, preserve, or realize upon the Collateral and Secured Party's security interest therein.

     THIS POWER OF ATTORNEY IS A POWER COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE. Secured Party shall be under no duty to exercise or withhold the exercise of any of the rights, powers, privileges and options expressly or implicitly granted to Secured Party in this Agreement, and Secured Party shall not be liable for any failure to do so or any delay in doing so. Secured Party shall not be liable for any act or omission or for any error of judgment or any mistake of fact or law in its individual capacity or in its capacity as attorney-in-fact except acts or omissions resulting from its willful misconduct. This power of attorney is conferred on Secured Party solely to protect, preserve and realize upon its security interest in the Collateral.

     Section 3.2. VOTING RIGHTS. Unless and until an Event of Default shall have occurred and is continuing, Pledgor shall be entitled to exercise any and all voting rights pertaining to equity interests pledged as Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Credit Agreement. Secured Party shall execute and deliver to the Pledgor all such proxies and other instruments as Pledgor may reasonably request for the purpose of enabling Pledgor to exercise the voting rights which it is entitled to exercise pursuant to this Section.

     Section 3.3. DIVIDENDS; INTEREST AND PRINCIPAL. Unless and until an Event of Default shall have occurred and is continuing, Pledgor shall be entitled to receive and retain any dividends on any equity interests pledged as Collateral paid in cash out of earned surplus to the extent and only to the extent that such dividends are permitted by the Credit Agreement and any interest and principal payments on the Canadian Note. Collections on accounts receivable purchased under the Purchase Agreement shall be Accounts (as defined in the Borrower Security Agreement) of Pledgor and collected in accordance with the terms of the Credit Agreement and the Borrower Security Agreement.

     Section 3.4. SECURED PARTY'S DUTY OF CARE. Other than the exercise of reasonable care in the physical custody of the Collateral while held by Secured Party hereunder, Secured Party shall have no responsibility for or obligation or duty with respect to all or any part of the Collateral or any matter or proceeding arising out of or relating thereto, including, without limitation, any obligation or duty to collect any sums due in respect thereof or to protect or preserve any rights against prior parties or any other rights pertaining thereto, it being understood and agreed that Pledgor shall be responsible for preservation of all rights in the Collateral. Without limiting the generality of the foregoing, Secured Party shall be conclusively deemed to have exercised reasonable care in the custody of the Collateral if Secured Party takes such action, for purposes of preserving rights in the Collateral, as Pledgor may reasonably request in writing, but no failure or omission or delay by Secured Party in complying with any such request by Pledgor, and no refusal by Secured Party to comply with any such request by Pledgor, shall be deemed to be a failure to exercise reasonable care.

     Section 3.5. ASSIGNMENT BY SECURED PARTY. Subject to the terms of the Credit Agreement, Secured Party may at any time and from time to time assign the Obligations and any portion thereof and/or the Collateral and any portion thereof, and the assignee shall be entitled to all of the rights and remedies of Secured Party under this Agreement in relation thereto.

                                      ARTICLE 4

                                      DEFAULT

     Section 4.1. RIGHTS AND REMEDIES. If any Event of Default shall occur and be continuing, Secured Party shall have the following rights and remedies:

     (a) In addition to all other rights and remedies granted to Secured Party in this Agreement and in any other instrument or agreement securing, evidencing, or relating to the Obligations, Secured Party shall have all of the rights and remedies of a secured party under the Uniform Commercial Code as adopted by the State of Texas or of a creditor with a lien or charge on the Collateral under the laws of the jurisdiction of the organization of the issuer of any of the Collateral. Without limiting the generality of the foregoing, Secured Party may (i) without demand or notice to Pledgor, collect, receive, or take possession of the Collateral or any part thereof, (ii) sell or otherwise dispose of the Collateral, or any part thereof, in one or more parcels at public or private sale or sales, at Secured Party's offices or elsewhere, for cash, on credit, or for future delivery and/or (iii) bid and become a purchaser at any sale free of any right or equity of redemption in Pledgor, which right or equity is hereby expressly waived and released by Pledgor. Upon the request of Secured Party, Pledgor shall assemble the Collateral and make it available to Secured Party at any place designated by Secured Party that is reasonably convenient to Pledgor and Secured Party. Pledgor agrees that Secured Party shall not be obligated to give more than ten
   (10) days prior written notice of the time and place of any public sale or of the time after which any private sale may take place and that such notice shall constitute reasonable notice of such matters. Secured Party shall not be obligated to make any sale of the Collateral regardless of notice of sale having been given. Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Pledgor shall be liable for all reasonable expenses of retaking, holding, preparing for sale, or the like, and all reasonable attorneys' fees and other expenses incurred by Secured Party in connection with the collection of the Obligations and the enforcement of Secured Party's rights under this Agreement, all of which expenses and fees shall constitute additional Obligations secured by this Agreement. Secured Party may apply the Collateral against the Obligations in accordance with the Credit Agreement. Pledgor shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay the Obligations. Pledgor waives all rights of marshaling in respect of the Collateral.

     (b) Secured Party may cause any or all of the Collateral held by it to be transferred into the name of Secured Party or the name or names of Secured Party's nominee or nominees.

     (c) Secured Party may collect or receive all money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so.

     (d) Secured Party shall have the right, but shall not be obligated to, exercise or cause to be exercised all voting, consensual and other powers of ownership pertaining to the Collateral, and Pledgor shall deliver to Secured Party, if requested by Secured Party, irrevocable proxies with respect to the Collateral in form satisfactory to Secured Party. Notwithstanding the Articles of Incorporation of Software Spectrum B.V., Pledgor, as the sole shareholder of Software Spectrum B.V., hereby grants its approval for the pledge contemplated hereby and for Secured Party to exercise the voting rights in respect of the Collateral issued by Software Spectrum B.V. under the terms of this Section 4.1(d).

     (e) Pledgor hereby acknowledges and confirms that Secured Party may be unable to effect a public sale of any or all of the Collateral by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state or foreign securities laws and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers who will be obligated to agree, among other things, to acquire any shares of the Collateral for their own respective accounts for investment and not with a view to distribution or resale thereof. Pledgor further acknowledges and confirms that any such private sale may result in prices or other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner, and Secured Party shall be under no obligation to take any steps in order to permit the Collateral to be sold at a public sale. Secured Party shall be under no obligation to delay a sale of any of the Collateral for any period of time necessary to permit any issuer thereof to register such Collateral for public sale under the Securities Act of 1933, as amended, or under applicable state or foreign securities laws.

     (f) On any sale of the Collateral, Secured Party is hereby authorized to comply with any limitation or restriction with which compliance is necessary, in the view of Secured Party's counsel, in order to avoid any violation of applicable law or in order to obtain any required approval of the purchaser or purchasers by any applicable governmental authority.

     (g) On any sale of the Collateral, Secured Party shall not be required to make the announcements referred to in Article 3:249 and 3:252 of the Dutch Civil Code.

                                      ARTICLE 5

                                   MISCELLANEOUS

     SECTION 5.1. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of Pledgor and Secured Party and their successors and assigns, except that Pledgor may not assign any of its rights or obligations under this Agreement without the prior written consent of the Banks.

     SECTION 5.2. AMENDMENT AND RESTATEMENT; AMENDMENT; ENTIRE AGREEMENT. This Agreement amends and restates in its entirety the Prior Pledge Agreement but does not extinguish the Liens created thereby, which Liens continue under the terms hereof unimpaired. THIS AGREEMENT EMBODIES THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO. The provisions of this Agreement may be amended or waived only in accordance with the Credit Agreement and by an instrument in writing signed by the parties hereto.

     SECTION 5.3. NOTICES. All notices and other communications provided for in this Agreement shall be given or made in accordance with the Credit Agreement.

     SECTION 5.4. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas and the applicable laws of the United States of America.

     SECTION 5.5. HEADINGS. The headings, captions and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

     SECTION 5.6. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

     SECTION 5.7. SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     SECTION 5.8. ADDITIONAL PLEDGE AGREEMENTS. As a result of its obligations under Section 8.10 of the Credit Agreement, Pledgor may be required to execute additional deeds of pledge, pledge agreements or other documentation (the "Additional Pledge Documents") as the Secured Party may request to ensure that this Agreement creates in favor of Secured Party an enforceable first priority pledge of the Collateral under the laws of each jurisdiction in which each issuer of the stock pledged hereunder is organized. Pledgor and Secured Party agree that unless specifically set forth in the applicable Additional Pledge Documents, the Additional Pledge Documents shall be in addition to and not in substitution for this Agreement or any provision hereof and in the event of any conflict between this Agreement and any Additional Pledge Documents, the provisions of this Agreement shall control.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first written above.

                             PLEDGOR:

                             SOFTWARE SPECTRUM, INC.

                             By:

                             SECURED PARTY:

                             CHASE BANK OF TEXAS, NATIONAL


                             By:
                                  Jeffrey A. Stern, Vice President

                                     Schedule 1
                                         to
                                  PLEDGE AGREEMENT




Subsidiary                                                              Par Value         No. of       Certificate No.
                                                                                          Shares
1.   Software Spectrum            Australia       Ordinary Shares         $1.00           75,668              3
Pty, Ltd.

2.   Software Spectrum             Ontario,       Common Shares           None             666               C-2
Canada, Ltd.                        Canada

3.   Software Spectrum             Ireland        Ordinary Shares         IRL 1           93,333              5
Limited

4.   Software Spectrum           Netherlands      Shares of Capital     One Thousand        26        (uncertificated)
B.V.                                                   Stock          Dutch Guilders
                                                                        (NGL 1,000)

5.   Spectrum Integrated                           Common Stock           $.01           518,880              1
Services,Inc.                      Texas

                                     Schedule 2
                                         to
                                  PLEDGE AGREEMENT


     All right, title and interest of Borrower and each Domestic Granting Subsidiary (collectively the "Debtor") in and to the following whether now owned or hereafter arising or acquired (such property being hereinafter sometimes called the "COLLATERAL"):

     (a)  all Accounts;

     (b)  all Inventory;

     (c)  all Cash and Cash Equivalent Collateral;

     (d) all instruments, documents, chattel paper and General Intangibles evidencing or otherwise relating to the Accounts, Inventory and the Cash and Cash Equivalent Collateral;

     (f)  all products and Proceeds of the foregoing.

     As used above, the following terms shall have the following meaning:

     "ACCOUNT" means any "account", as such term is defined in Section 9.106 of the UCC, whether now owned or hereafter acquired by the Debtor, and, in any event, shall include, without limitation, each of the following, whether now owned or hereafter acquired by the Debtor: (a) all rights of the Debtor to payment for goods sold or leased or services rendered, whether or not earned by performance; (b) all accounts receivable of the Debtor; (c) all security pledged, assigned, or granted to or held by the Debtor to secure any of the foregoing; (d) all letters of credit securing, guaranties of, or indemnifications with respect to, any of the foregoing; and (e) all rights of the Debtor as an unpaid seller of goods or services, including, but not limited to, all rights of stoppage in transit, replevin, reclamation and resale.

     "CASH AND CASH EQUIVALENT COLLATERAL" means all of the following whether now owned or hereafter acquired by Borrower: (a) the deposit, brokerage, investment or other account or accounts established at Secured Party by Borrower pursuant to Section 5.13 of the Credit Agreement (the "Collateral Account"); (b) all money deposited in, held pursuant to or credited to the Collateral Account;
(c) all financial assets and securities held in or subject to the Collateral Account or otherwise held by Secured Party as collateral pursuant to the provisions of Section 5.13 of the Credit Agreement; (d) all securities entitlements carried in or relating to the Collateral Account and all other investment property, money, securities (both certificated and uncertificated) and instruments held by Secured Party in, which are issued to Borrower out of, which are otherwise subject to or which otherwise relate to the Collateral Account.


     "GENERAL INTANGIBLES" means any "general intangibles", as such term is defined in Section 9.106 of the UCC, whether now owned or hereafter acquired by the Debtor and, in any event, shall include, without limitation, each of the following, whether now owned or hereafter acquired by the Debtor: (a) to the extent assignable or to the extent a consent to assignment has been obtained, all of the Debtor's books, records, data, plans, manuals, computer software, computer tapes, computer disks, computer programs, source codes, object codes and all rights of the Debtor to retrieve data and other information from third parties; (b) to the extent assignable or to the extent a consent to assignment has been obtained, all of the Debtor's contract rights, including without limitation, all right, title and interest of Debtor in and to any reseller, volume licensing, maintenance or similar agreement relating to Inventory; (c) all rights of the Debtor to payment under letters of credit and similar agreements; (d) all choses in action and causes of action of the Debtor (whether arising in contract, tort, or otherwise and whether or not currently in litigation) and all judgments in favor of the Debtor; (e) all rights and claims of the Debtor under warranties and indemnities; and (f) all rights of the Debtor under any insurance, surety, or similar contract or arrangement.

     "GOVERNMENTAL AUTHORITY" means any nation or government, any state or political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to government.

     "INVENTORY" means any "inventory", as such term is defined in Section 9.109(4) of the UCC, whether now owned or hereafter acquired by the Debtor, and, in any event, shall include, without limitation, each of the following, whether now owned or hereafter acquired by the Debtor: (a) all goods and other personal property of the Debtor that are held for sale or lease or to be furnished under any contract of service; (b) all raw materials, work-in-process, finished goods, inventory, supplies and materials of the Debtor; (c) all wrapping, packaging, advertising and shipping materials of the Debtor; and (d) all goods that have been returned to, repossessed by, or stopped in transit by the Debtor.

     "PERSON" means any individual, corporation, business trust, association, company, partnership, joint venture, Governmental Authority, or other entity.

     "PROCEEDS" means any "proceeds", as such term is defined in Section 9.306 of the UCC and, in any event, shall include, but not be limited to: (a) any and all proceeds of any insurance, indemnity, warranty, or guaranty payable to the Debtor from time to time with respect to any of the Collateral; (b) any and all payments (in any form whatsoever) made or due and payable to the Debtor from time to time in connection with any requisition, confiscation, condemnation, seizure, or forfeiture of all or any part of the Collateral by any Governmental Authority (or any Person acting under color of Governmental Authority); (c) all instruments, documents, chattel paper and General Intangibles received or arising in connection with a disposition of the Collateral; and (d) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

     "UCC" means the Uniform Commercial Code as in effect in the State of Texas; PROVIDED, that if by mandatory provisions of law, the perfection or effect of perfection or non-perfection of the security interest created hereunder in any Collateral is governed by the Uniform Commercial Code as in effect on or after the date hereof in any other jurisdiction, "UCC" means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provision hereof relating to such perfection or the effect of perfection or non-perfection.

                                  SCHEDULE 1.1 (a)
                                         TO
                              SOFTWARE SPECTRUM, INC.
                                  CREDIT AGREEMENT



                               REVOLVING COMMITMENTS


                         Bank                                       Revolving
                         ----                                       Commitment
                                                                    ----------

 a.   The Chase Manhattan Bank                                      $12,500,000
 b.   Chase Bank of Texas, National Association                     $12,500,000
 c.   Wells Fargo Bank, National Association                        $25,000,000
 d.   National City Bank, Kentucky                                  $25,000,000
 e.   PNC Bank, National Association                                $25,000,000
                                                                   ------------
                                     Total                         $100,000,000

                                  SCHEDULE 1.1 (b)
                                         TO
                              SOFTWARE SPECTRUM, INC.
                                  CREDIT AGREEMENT


                             EXISTING LETTERS OF CREDIT


                                              Expiration
Number           Type         Value Date         Date              Amount
------           ----         ----------      ----------           ------
D463088        IRREV SBY       07/08/96        04/03/99         $4,000,000
D463093        IRREV SBY       07/08/96        04/03/99          4,200,000
D470765        IRREV SBY       05/30/97        04/03/99             45,598

                                  SCHEDULE 1.1 (c)
                                         TO
                              SOFTWARE SPECTRUM, INC.
                                  CREDIT AGREEMENT


                              CLOSING DATE ADJUSTMENTS


                    Advancing Banks                           Amount
                    ---------------                           ------
 a.   Chase Bank of Texas, National Association             $3,187,500

 b.   Wells Fargo Bank, National Association                $6,375,000

 c.   National City Bank, Kentucky                          $6,375,000

 d.   PNC Bank, National Association                        $6,375,000

                                   SCHEDULE 7.14
                                         TO
                              SOFTWARE SPECTRUM, INC.
                                  CREDIT AGREEMENT


                                LIST OF SUBSIDIARIES

1.   SOFTWARE SPECTRUM CANADA, LTD.

     TYPE:  Corporation
     JURISDICTION OF ORGANIZATION/INCORPORATION:  Ontario, Canada
     PERCENTAGE OWNERSHIP BY BORROWER:  100%
     AUTHORIZED STOCK:  unlimited
     ISSUED AND OUTSTANDING:  1,001 common shares

2.   SOFTWARE SPECTRUM HOLDINGS PTY, LTD.

     TYPE:  Corporation
     JURISDICTION OF ORGANIZATION/INCORPORATION:  Australia
     PERCENTAGE OWNERSHIP BY BORROWER:  100%
     AUTHORIZED STOCK:  One(1) Redeemable Preference Subscriber Share, 100,000
                        Class A Shares, 100,000 Class B shares, 100,000 Class C shares, 100,000 Class D shares, 100,000 Class E shares, 100,000 Class F shares, 100,000 Class G shares, 100,000 Class H shares, 100,000 Class I shares, 50,000 Class J Redeemable preference shares, 49,999 Class K Redeemable preference shares and 1,000,000 ordinary shares.
     ISSUED AND OUTSTANDING:  113,503 ordinary shares

3.   SOFTWARE SPECTRUM LIMITED

     TYPE:  Corporation
     JURISDICTION OF ORGANIZATION/INCORPORATION:  Ireland
     PERCENTAGE OWNERSHIP BY BORROWER:  100%
     AUTHORIZED STOCK:  500,000 ordinary shares
     ISSUED AND OUTSTANDING:  500,000 ordinary shares

4.   SOFTWARE SPECTRUM B.V.

     TYPE:  corporation
     JURISDICTION OR ORGANIZATION/INCORPORATION:  Netherlands
     PERCENTAGE OWNERSHIP BY BORROWER:  100%
     AUTHORIZED STOCK:  200 ordinary shares
     ISSUED AND OUTSTANDING:  40 ordinary shares

5.   SPECTRUM INTEGRATED SERVICES, INC.

     TYPE:  Corporation
     JURISDICTION OF ORGANIZATION/INCORPORATION:  Texas
     PERCENTAGE OWNERSHIP BY BORROWER:  100%
     AUTHORIZED STOCK: 1,000,000 shares (common)
     ISSUED AND OUTSTANDING: 518,880 shares (common)
6.   731621 ONTARIO, LTD.

     TYPE:  Corporation
     JURISDICTION OF ORGANIZATION/INCORPORATION: Ontario, Canada
     PERCENTAGE OWNERSHIP BY BORROWER:  100% (indirectly through Software
                                        Spectrum Canada, Ltd.)
     AUTHORIZED STOCK:  100 shares
     ISSUED AND OUTSTANDING:  100 shares

7.   SOFTWARE SPECTRUM (NZ) LTD.

     TYPE:  Corporation
     JURISDICTION OF ORGANIZATION/INCORPORATION:  New Zealand
     PERCENTAGE OWNERSHIP BY BORROWER:  100% (indirectly through Software
                                        Spectrum  Holdings Pty, Ltd. and
                                        Software Spectrum Pty, Ltd.)
     AUTHORIZED STOCK: N/A
     ISSUED AND OUTSTANDING:  100 shares

8.   SOFTWARE SPECTRUM PTY LIMITED

     TYPE:  Corporation
     JURISDICTION OF ORGANIZATION/INCORPORATION: Australia
     PERCENTAGE OWNERSHIP BY BORROWER:  100% (indirectly through Software
                                        Spectrum Holdings Pty, Ltd.)
     AUTHORIZED STOCK:  500,000 ordinary shares; 100,000 Class A shares;
                        100,000 Class B shares, 100,000 Class C shares; 100,000 Class D shares; 100,000 Redeemable Preference Shares
     ISSUED AND OUTSTANDING:   3 ordinary shares

9.   SOFTWARE SPECTRUM (UK) LIMITED

     TYPE:  Corporation
     JURISDICTION OF ORGANIZATION/INCORPORATION:  United Kingdom
     PERCENTAGE OWNERSHIP BY BORROWER:  100%

     AUTHORIZED STOCK:  1,000 shares
     ISSUED AND OUTSTANDING:  2

10.  SOFTWARE SPECTRUM

     TYPE:  Corporation

     JURISDICTION OF ORGANIZATION/INCORPORATION:  Hong Kong
     PERCENTAGE OWNERSHIP BY BORROWER:  100% (indirectly through Software
                                        Spectrum Holdings Pty. Ltd. and Software
                                        Spectrum Pty, Limited)

     AUTHORIZED STOCK:  100,000 shares
     ISSUED AND OUTSTANDING:  100 ordinary shares

11.  ESSENTIALLY SOFTWARE SPECTRUM PTE.

     TYPE:  Corporation
     JURISDICTION OF ORGANIZATION/INCORPORATION:  Singapore
     PERCENTAGE OWNERSHIP BY BORROWER:  100% (indirectly through Software
                                        Spectrum Holdings Pty. Ltd. and Software
                                        Spectrum Pty, Limited)

     AUTHORIZED STOCK:  100,000 shares
     ISSUED AND OUTSTANDING:  100 ordinary shares

12.  SOFTWARE SPECTRUM GMBH

     TYPE:  Corporation
     JURISDICTION OF ORGANIZATION/INCORPORATION:  Germany
     PERCENTAGE OWNERSHIP BY BORROWER:  100%

     AUTHORIZED STOCK:  50,000 shares
     ISSUED AND OUTSTANDING:   50,000

                                    SCHEDULE 9.1
                                         TO
                              SOFTWARE SPECTRUM, INC.
                                  CREDIT AGREEMENT


                                        DEBT


A.   SOFTWARE SPECTRUM, INC.

     Deborah Neese
     P.O. Box 4697
     Seattle, WA  98104             Balance Outstanding         $42,000  USD
     City of Philadelphia           Performance Bond           $142,414  USD

     County of Montgomery           Performance Bond           $167,615  USD

     Software Spectrum has guaranteed the indebtedness Software Spectrum BV has incurred or may incur to Ingram Micro, a supplier. Existing credit lines and outstanding borrowings are as follows:

                                                           Outstanding
                                      Credit Line          Borrowing
     UK                               115,000 GBP          18,208    GBP
     France                           300,000 FRF          46,487    FRF
     Belgium                        1,400,000 BEF          73,593    BEF
     Germany                          200,000 DEM         368,034    DEM
     Spain                          5,000,000 ESP               0    ESP
     Italy                         80,000,000 ITL               0    ITL
     Norway                           100,000 NOK               0    NOK
     Sweden                           500,000 SEK           6,014    SEK
     Netherlands                    Not specified          22,188    NLG


B.   SOFTWARE SPECTRUM B.V.

Bank of America has issued
VAT guarantees on behalf of
Software Spectrum B.V. to
Taxing Authorities, leasing
companies or our Audit Firm
in the following European
countries for the following
amounts.  These guaranties
are secured by Cash
Collateral Accounts (refer
to Investments Schedule).


Belgium                      Balance of Guaranty     1,400,000  BEC   VAT
France                       Balance of Guaranty       186,000  FRF   VAT
Switzerland                  Balance of Guaranty        20,000  CHF   VAT
BMW Finance (GB) Ltd.        Balance of Guaranty        36,868  GBP   Car Lease
BMW Germany                  Balance of Guaranty        35,000  DEM   Car Lease
BMW Germany                  Balance of Guaranty        25,000  DEM   Car Lease
Grant Thornton               Balance of Guaranty        50,000  USD   Audit Firm

     C.   SOFTWARE SPECTRUM (NZ) LTD.


Bank of New Zealand
125 Queen Street
Auckland, New Zealand         Balance Outstanding-  $4,000,000   USD
                              Revolver


 D.  SOFTWARE SPECTRUM PTY LTD.
The Chase Manhattan Bank, N.A.
AAP Centre
259 George Street
Sydney, NSW, Australia        Balance Outstanding-Revolver   $4,000,000   USD
AMR Finance                   Phone System
38 South St. Rydalmere, 2116  Capital Lease Balance              $3,774   AUS
Konica Finance                Fax Machine
7 Greenhill Road, S.A. 5061   Capital Lease Balance                $378   AUS
Konica Finance                Photocopier
7 Greenhill Road, S.A. 5061   Capital Lease Balance                $428   AUS
Canon Finance                 Fax Machine
l Thoms Holt Drive, N. Ryde   Capital Lease Balance              $1,753   AUS
Esanda Finance                Computer Equipment
116 Miller St. North Sydney   Capital Lease Balance             $29,247   AUS
CBFC Limited                  Car
5 Hunter St. Sydney 2000      Capital Lease Balance             $11,667   AUS
Toyota Finance
55 Lavender St., Milson       Car
Point                         Capital Lease Balance             $36,759   AUS
NSW 2061

                                    SCHEDULE 9.2
                                         TO
                              SOFTWARE SPECTRUM, INC.
                                  CREDIT AGREEMENT


                                   EXISTING LIENS



A.  Liens disclosed pursuant to the following financing statements:

--------------------------------------------------------------------------------
           Secured Party           File No.      File Date        Collateral
--------------------------------------------------------------------------------
                     Jurisdiction:  Texas Secretary of State
--------------------------------------------------------------------------------
Fleet Credit Corporation         90243699      11/19/90     Copiers
--------------------------------------------------------------------------------
Lasalle Northwest National Banks 95184967      09/25/95     Computer equipment
--------------------------------------------------------------------------------
                       Jurisdiction:  Dallas County, Texas
--------------------------------------------------------------------------------
Fleet Credit Corporation         Vol. 90237,   12/05/90     Copiers
                                 P. 3008
--------------------------------------------------------------------------------

B.   Liens in the cash collateral accounts disclosed on Schedule 9.5.

                                    SCHEDULE 9.5
                                         TO
                              SOFTWARE SPECTRUM, INC.
                                  CREDIT AGREEMENT


                                EXISTING INVESTMENTS

-----------------------------------------------------------------------------------------------------------------------
 COUNTRY                BANK        ACCOUNT TYPE      US $ AMOUNT                       PURPOSE
-----------------------------------------------------------------------------------------------------------------------
1.  CANADA              CIBC        GIC Contract      $     21,068.90        Non-Resident Tax Bond
                        CIBC        GIC Contract      $     24,580.38        Guarantee for Corp. Credit Card
-----------------------------------------------------------------------------------------------------------------------
2.  US                Fidelity      Money Market      $ $7,500,000.00        Overnight Investment of Excess Cash
                     Investments    Mutual Fund
-----------------------------------------------------------------------------------------------------------------------
3.  EUROPE             B of A       Restricted Cash   $     60,618.22        Cash Collateral for Auto Lease Guarantee
                       B of A       Restricted Cash   $     50,000.00        VAT Cash Collateral Account-Italy
                                                                             (Grant Thornton)
                       B of A       Restricted Cash   $     37,379.98        VAT Cash Collateral Account- Belgium
                       B of A       Restricted Cash   $     30,541.37        VAT Cash Collateral Account-France
                       B of A       Restricted Cash   $     19,278.44        Cash Collateral for Auto Lease Guarantee
                       B of A       Restricted Cash   $     13,770.31        Cash Collateral for Auto Lease Guarantee
                       B of A       Restricted Cash   $     13,648.15        VAT Cash Collateral Account- Switzerland
                      ABN AMRO      Restricted Cash   $     55,000.00        VAT Cash Collateral Account-Netherlands
                      ABN AMRO      Restricted Cash   $      5,000.00        Cash Collateral for Hague Rent Payments
-----------------------------------------------------------------------------------------------------------------------
4.  AUSTRALIA        Chase Bank    Treasury Call      $            --        Overnight Investment of Excess Cash
                     Australia       Deposits
-----------------------------------------------------------------------------------------------------------------------
5.  NEW ZEALAND       Bank of      Overnight Cash     $            --        Overnight Investment of Excess Cash
                     New Zealand     Accounts
-----------------------------------------------------------------------------------------------------------------------
                   TOTAL INVESTMENTS                   $  7,830,885.75

-----------------------------------------------------------------------------------------------------------------------